                               ASSET PURCHASE AGREEMENT



                                     BY AND AMONG



                                    ZITEL LIMITED
                                       (BUYER),


                                  ZITEL CORPORATION,


                            PALMER & WEBB SYSTEMS LIMITED,

                          MOEBIUS BUSINESS TRAINING LIMITED,

                                      (SELLERS)


                                         AND


                           REGINALD WEBB, JULIAN PALMER AND

                            PALMER & WEBB SYSTEMS LIMITED

                                    (SHAREHOLDERS)



                                 DATED:  30 JUNE 1997

                           ASSET PURCHASE AGREEMENT

                               TABLE OF CONTENTS


1.  PURCHASE AND SALE OF ASSETS.............................................  1

    1.1  Assets to be Transferred...........................................  1
    1.2  Excluded Assets....................................................  4

2.  ASSUMPTION OF LIABILITIES...............................................  5

    2.1  Liabilities to be Assumed..........................................  5
    2.2  Liabilities Not to be Assumed......................................  5

3.  PURCHASE PRICE - PAYMENT................................................  7

    3.1  Purchase Price.....................................................  7
    3.2  Payment of Purchase Price..........................................  7
    3.3  Warranty Credit....................................................  7
    3.4  VAT................................................................  7

4.  REPRESENTATIONS AND WARRANTIES OF EACH SELLER AND SHAREHOLDER...........  8

    4.1  Information........................................................  8
    4.2  Material Facts.....................................................  8
    4.3  Business and Purchased Assets......................................  8
    4.4  Liabilities and Accounting Records.................................  8
    4.5  Plant and Machinery................................................  9
    4.6  Intellectual Property Rights and Related Matters...................  9
    4.7  Software, Contracts and Other Matters.............................. 10
    4.8  Business Names..................................................... 11
    4.9  Employees and Other Matters........................................ 11
    4.10 The Computer System................................................ 14
    4.11 Agreements and Commitments......................................... 14
    4.12 Restrictive Contracts and Practices................................ 15
    4.13 Constitution....................................................... 15
    4.14 Business........................................................... 16
    4.15 Litigation......................................................... 16
    4.16 Insurance.......................................................... 16
    4.17 The Products....................................................... 17
    4.18 Leased Real Property Warranties.................................... 17
    4.19 Tax Warranties..................................................... 23
    4.20 Pension Warranties................................................. 26


                                          i.
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5.  Representations and Warranties of Buyer................................. 26

    5.1  Corporate.......................................................... 26
    5.2  Authority.......................................................... 26
    5.3  No Brokers or Finders.............................................. 27
    5.4  Financial Capacity................................................. 27

6.  Employees............................................................... 27

7.  OTHER MATTERS........................................................... 28

    7.1  Use of Sellers' Name............................................... 28
    7.2  Investigations..................................................... 28

8.  FURTHER COVENANTS OF EACH SELLER AND SHAREHOLDER........................ 28

    8.1  Access to Information and Records.................................. 28
    8.2  Bank Accounts...................................................... 28
    8.3  Conduct of Business Pending the Closing............................ 28
    8.4  Consents........................................................... 29
    8.5  Other Action....................................................... 31
    8.6  Disclosure......................................................... 31

9.  CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS............................. 31

    9.1  Representations and Warranties True on the Closing Date............ 31
    9.2  Compliance With Agreement.......................................... 31
    9.3  Absence of Suit.................................................... 32
    9.4  Consents and Approvals............................................. 32
    9.5  Datametrics Closing................................................ 32
    9.6  Ownership of Moebius............................................... 32

10. CONDITIONS PRECEDENT TO SELLERS' OBLIGATIONS............................ 32

    10.1 Representations and Warranties True on the Closing Date............ 32
    10.2 Compliance With Agreement.......................................... 32
    10.3 Absence of Suit.................................................... 33
    10.4 Datametrics Closing................................................ 33

11. INDEMNIFICATION......................................................... 33

    11.1 By Sellers and Shareholders........................................ 33
    11.2 By Buyer........................................................... 33
    11.3 Indemnification of Third-Party Claims.............................. 34
    11.4 Payment............................................................ 35
    11.5 Deductible Amount.................................................. 35


                                         ii.
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    11.6  Maximum Liability................................................. 36
    11.7  Treatment of Indemnification Payments............................. 36
    11.8  Survival of Representations and Warranties; Claims for
           Indemnification.................................................. 36
    11.9  No Waiver......................................................... 36

12. CLOSING................................................................. 37

    12.1  Documents to be Delivered by Sellers and Shareholders............. 37
    12.2  Documents to be Delivered by Buyer................................ 38

13. TERMINATION............................................................. 38

    13.1  Right of Termination Without Breach............................... 38
    13.2  Termination for Breach............................................ 39

14. Resolution of Disputes.................................................. 40

    14.1  Arbitration....................................................... 40
    14.2  Arbitrators....................................................... 40
    14.3  Procedures; No Appeal............................................. 40
    14.4  Authority......................................................... 40
    14.5  Entry of Judgment................................................. 40
    14.6  Confidentiality................................................... 40
    14.7  Continued Performance............................................. 40
    14.8  Tolling........................................................... 41

15. EXPENSES................................................................ 41

    15.1  Brokerage......................................................... 41
    15.2  Expenses to be Paid by Sellers.................................... 41
    15.3  Expenses to be Paid by Buyer...................................... 41
    15.4  Other............................................................. 42
    15.5  Costs of Litigation or Arbitration................................ 42

16. MISCELLANEOUS........................................................... 42

    16.1  Materiality....................................................... 42
    16.2  Further Assurance................................................. 42
    16.3  Announcements..................................................... 42
    16.4  Assignment; Parties in Interest................................... 42
    16.5  Governing Law..................................................... 43
    16.6  Amendment and Modification........................................ 43
    16.7  Notice............................................................ 43
    16.8  Entire Agreement.................................................. 44
    16.9  Counterparts...................................................... 45
    16.10 Headings.......................................................... 45


                                         iii.
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    16.11 Further Documents................................................. 45
    16.12 Survival.......................................................... 45


                                         iv.

EXHIBITS

EXHIBIT A          Definitions
EXHIBIT B          Balance Sheets
EXHIBIT C          Purchase Price and Indemnification Escrow Agreement
EXHIBIT D          Opinion of MacDonald Oates
EXHIBIT E          Escrow Agreement
EXHIBIT F          Service Agreement
EXHIBIT G          Opinion of Taylor Joynson Garrett
EXHIBIT H          Opinion of Cooley Godward LLP

SCHEDULES

SCHEDULE 1.1.1          Intellectual Property Rights
SCHEDULE 1.1.2          Owned Real Property
SCHEDULE 1.1.3          Leased Real Property
SCHEDULE 1.1.4          Personal Property Leases
SCHEDULE 1.1.8          Notes and Accounts Receivable
SCHEDULE 1.1.14         Software and User Manuals
SCHEDULE 1.1.15         Contracts
SCHEDULE 2.2.1          Excluded Contracts
SCHEDULE 4.9.1          Contracts of Employment
SCHEDULE 4.9.4          Rates of Remuneration

[The Schedules listed above have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Upon request, the Company will furnish supplementally, a copy of any of the ommitted schedules to the Commission.]



                                          v.

                               ASSET PURCHASE AGREEMENT


    THIS ASSET PURCHASE AGREEMENT (this "AGREEMENT") dated 30 June 1997, by and among ZITEL CORPORATION, a California corporation ("PARENT"), ZITEL LIMITED, a company incorporated in England and Wales ("BUYER"), PALMER & WEBB SYSTEMS LIMITED, a company incorporated in England and Wales ("PWUK"), REGINALD WEBB and JULIAN PALMER, as the sole shareholders of PWUK (individually, a "PWUK SHAREHOLDER" and collectively, the "PWUK SHAREHOLDERS"), MOEBIUS BUSINESS TRAINING LIMITED, a company incorporated in England and Wales ("MOEBIUS"), and PWUK, as a shareholder of Moebius (the "MOEBIUS SHAREHOLDER") (PWUK and Moebius are sometimes hereinafter individually referred to as a "SELLER" and collectively as the "SELLERS" and the PWUK Shareholders and the Moebius Shareholder are sometimes hereinafter individually referred to as a "SHAREHOLDER" and collectively as the "SHAREHOLDERS"). Certain capitalized terms used in this Agreement are defined in EXHIBIT A.

                                       RECITALS

    A. PWUK carries on the business of the sale and distribution of system performance modelling software and Moebius carries on the business of the training in the use of the products sold by PWUK (collectively, the "BUSINESS"). The PWUK Shareholders own one hundred percent (100%) of the issued share capital of PWUK and the Moebius Shareholder owns (or will own, prior to the Closing) one hundred percent (100%) of the issued share capital of Moebius.

    B. PWUK's facilities consist of its offices at Fountain House, Cleave Road, Leatherhead, Surrey KT22 7LX, United Kingdom and Moebius' facilities consist of its offices at Unit F4, Business Centre, Aspon Science Centre, Loveland, Birmingham B7 4BJ (collectively, the "FACILITIES").

    C. Buyer desires to purchase from Sellers, Sellers desires to sell to Buyer, and the Shareholders desire to cause Sellers to sell to Buyer, the Business of Sellers and substantially all of the property and assets of Sellers as a going concern and Buyer agrees to assume certain liabilities of the Business as set forth herein.

    NOW THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, agreements and conditions hereinafter set forth, and intending to be legally bound hereby, the parties hereto agree as follows.

1.  PURCHASE AND SALE OF ASSETS.

    1.1 ASSETS TO BE TRANSFERRED. Subject to the terms and conditions of this Agreement, on the Closing Date (as hereinafter defined) Sellers hereby, and Shareholders hereby cause Sellers to, sell (with full title guarantee), transfer, convey, assign, and deliver to Buyer (or upon Buyer's request, to one or more wholly-owned subsidiaries of Buyer as designated by Buyer), and Buyer hereby purchases and accepts all of the business, rights,


                                          1.

claims and assets (of every kind, nature, character and description, whether real, personal or mixed, whether tangible or intangible, whether accrued, contingent or otherwise, and wherever situated) of Sellers, other than the Excluded Assets (as hereinafter defined) (collectively, the "PURCHASED ASSETS"). The Purchased Assets shall include, but not be limited to, the following:

         1.1.1 INTELLECTUAL PROPERTY RIGHTS. All Sellers' interest in any Intellectual Property Rights. As used herein, the term "INTELLECTUAL PROPERTY RIGHTS" shall mean all patents, copyrights, rights in relation to databases, design rights, registered designs, trade and service marks (registered and unregistered), semi-conductor topography rights, know how, rights in confidential information and all other intellectual property rights throughout the world for the full term of the rights concerned (including but not limited to the rights specifically identified in SCHEDULE 1.1.1) in and relating to the Software (including the Source Code), the Trade Marks, the Supporting Material and the Confidential Information or otherwise used by Sellers in relation to the Business and including: (a) all registrations and pending registrations relating to any such rights and the benefit of any pending applications for any such registrations; (b) all reversions, extensions and renewals of any such rights; and (c) all accrued rights of action in relation to such rights (including the right to sue for and recover damages for past infringements). As used herein, the term "KNOW-HOW" shall mean all industrial, manufacturing and commercial information and techniques relating to the Business including (without prejudice to the generality thereof) drawings, formulae, test reports, operating and testing procedures, practices, instruction manuals, tables of operating conditions, lists and particulars of customers, marketing methods and procedures and advertising material.

         1.1.2 OWNED REAL PROPERTY. All of the real property, including fixtures, buildings, improvements, and all appurtenant rights owned by Sellers, including the real property described on SCHEDULE 1.1.2 attached hereto (the "OWNED REAL PROPERTY").

         1.1.3 LEASED REAL PROPERTY. All of the leases of real property with respect to real property leased by Sellers, including the leases (the "REAL PROPERTY LEASES") described on SCHEDULE 1.1.3 attached hereto with respect to the real property described thereon (the "LEASED REAL PROPERTY").

         1.1.4 PERSONAL PROPERTY LEASES. All leases of machinery, equipment, vehicles, furniture and other personal property leased by Sellers, including all such leases (the "PERSONAL PROPERTY LEASES") described in SCHEDULE 1.1.4 attached hereto.

         1.1.5 MACHINERY AND EQUIPMENT. All machinery, equipment, vehicles, tools, supplies, spare parts, furniture and all other personal property not included in inventory (other than personal property leased pursuant to Personal Property Leases as hereinabove defined) owned by Sellers on the Closing Date.

         1.1.6 LITERATURE. All sales literature, promotional literature, instructional materials for customers, catalogs and similar materials of Sellers.


                                          2.

         1.7 RECORDS AND FILES. All records, VAT records, files, invoices, customer lists, blueprints, specifications, designs, drawings, accounting records, business records, operating data and other data of Sellers. Sellers and their designated agents shall have reasonable access to such accounting, tax and business records and may make excerpts therefrom and copies thereof.

         1.1.8 NOTES AND ACCOUNTS RECEIVABLE. All notes, drafts and accounts receivable of Sellers, described on SCHEDULE 1.1.8 attached hereto.

         1.1.9 LICENCES; PERMITS. All licences, permits and approvals of Sellers.

         1.1.10 CORPORATE NAME. All rights of Sellers to use or allow others to use the names "Palmer & Webb Systems" and "Moebius Business Training."

         1.1.11 CASH AND CASH EQUIVALENTS. All cash and cash equivalents of Sellers.

         1.1.12 GOODWILL.  All goodwill of Sellers.

         1.1.13 RIGHTS OF ACTION. All rights and claims of Sellers under any contracts, warranties, promises, conditions, guarantees or indemnitees subsisting at the Closing Date, whether express or implied, in relation to any property, rights or assets included in the Purchased Assets (but excluding all rights of Sellers granted by or arising out of this Agreement).

         1.1.14 SOFTWARE AND USER MANUALS. All Software and User Manuals of Sellers, described on SCHEDULE 1.1.14 attached hereto.

         1.1.15 CONTRACTS. All current contracts, contractual rights, purchase orders and sales orders (the "CONTRACTS") of Sellers described and set forth in
SCHEDULE 1.1.15 attached hereto (copies of which have been delivered to Buyer). The Contracts described above are hereinafter collectively described as the "ASSUMED CONTRACTS." To the extent that any Assumed Contract for which assignment to Buyer is provided herein is not assignable without the consent of another party, this Agreement shall not constitute an assignment or an attempted assignment thereof if such assignment or attempted assignment would constitute a breach thereof. Shareholders, Sellers and Buyer agree to use their reasonable best efforts (without any requirement on the part of Buyer, Sellers or Shareholders to pay any money or agree to any change in the terms of any such Assumed Contract) to obtain the consent of such other party to the assignment of any such Assumed Contract to Buyer in all cases in which such consent is or may be required for such assignment. Insofar as any consents or licences to the transfer or assignment of the benefit and burden of any portion of the Purchased Assets have not been obtained by the Closing Date, or if such benefit and burden cannot effectively be so transferred or assigned to Buyer except with the consent of or by an agreement with the other party or parties thereto, then:
(a) Sellers shall use all reasonable endeavours to procure that such other party or parties shall consent to the Purchased Assets so affected being novated or assigned in terms reasonably acceptable to Buyer; and (b) unless and until all of the Purchased Assets shall have been so novated or assigned, Sellers shall (so


                                          3.

far as they are able) give or procure the giving to Buyer with effect from the Closing Date of the benefit and burden of the same as if the same had been effectively novated or assigned to Buyer. And Sellers shall hold the same on trust for Buyer and do everything in relation thereto as Buyer may reasonably require until such agreement or consent has been obtained but on condition that Buyer indemnifies Sellers in respect of all obligations and liabilities in respect thereof. In connection with the obtaining of such licences and consents Buyer will endeavour to assist Sellers in connection therewith and for such purpose Buyer shall supply to Sellers such information and references regarding the financial position of Buyer and such other information concerning Buyer as may reasonably be requested by Sellers. To the extent that Contracts are non-assignable, or the other party thereto is unwilling to consent to the assignment (E.G., automobile leases) and Seller is willing and able to continue such Contract in force after the Closing and to provide the benefits thereof to Buyer, then, upon the request of Buyer, Seller may (but shall not be required to) do so, and Buyer shall pay to Seller, from time to time, an amount equal to the actual cost incurred by Seller (without any administrative or other overhead costs of Seller charged) to maintain such Contract in force and to provide the benefits thereof to Buyer. Any such agreement by Seller to provide the benefits of any such Contract shall not require it to continue to do so in any future period.

    1.2 EXCLUDED ASSETS. The provisions of Section 1.1 notwithstanding, Sellers are not selling, transferring, assigning, conveying or delivering to Buyer, and Buyer is not purchasing or accepting the following assets of Sellers (collectively, the "EXCLUDED ASSETS"):

         1.2.1 STOCK OF MOEBIUS. All of the outstanding shares of stock of Moebius held by PWUK.

         1.2.2  CONSIDERATION.  The cash portion of the Purchase Price.

         1.2.3 TAX CREDITS. Income and franchise tax credits, and tax refund claims.

         1.2.4 CORPORATE FRANCHISE. Each Seller's Memorandum and Articles of Association, certificate of incorporation, corporate seal, statutory books, minute books and other corporate records having exclusively to do with the corporate organization and capitalization of such Seller. Buyer and its designated agents shall have reasonable access to such books and records and may make excerpts therefrom and copies thereof.

         1.2.5 TAX RECORDS. Sellers' income, corporation and VAT tax returns and tax records. Buyer and its designated agents shall have reasonable access to such records for all periods prior to the Closing Date and may make excerpts therefrom and copies thereof.

         1.2.6 AFFILIATE OBLIGATIONS. Notes, drafts, accounts receivable or other obligations for the payment of money, made or owed to Sellers by any Affiliate of Sellers.

         1.2.7  INSURANCE POLICIES.  All insurance policies of Sellers.


                                          4.

2.  ASSUMPTION OF LIABILITIES.

    2.1 LIABILITIES TO BE ASSUMED. Subject to the terms and conditions of this Agreement, on the Closing Date, Buyer hereby assumes and agrees to perform and discharge to the extent indicated below the following, and only the following, specific debts, liabilities and obligations of Sellers (collectively, the "ASSUMED LIABILITIES"):

         2.1.1 BALANCE SHEET LIABILITIES. All accounts payable, accrued payables and pension fund of Sellers as of the date of this Agreement. Buyer acknowledges and understands that in the event that Buyer's acquisition of RMS is not consummated by the Closing Date, PWUK's liabilities at the Closing will include a royalty payment due to RMS in an amount not exceeding USD $65,000, which Buyer shall assume and agree to perform and discharge.

         2.1.2 CONTRACTUAL LIABILITIES. Sellers' liabilities and obligations arising from and after the Closing Date under and pursuant to the Assumed Contracts.

         2.1.3 LIABILITIES UNDER PERMITS AND LICENCES. Sellers' obligations arising from and after the Closing Date under any permits or licences listed in the Disclosure Letters attached hereto and assigned to Buyer at the Closing.

         2.1.4 PRODUCT WARRANTIES. Sellers' obligations for repair and replacement of the Software in accordance with the terms of the warranty provisions of the applicable Assumed Contracts subject to contribution by Sellers as set forth in Section 3.3 hereof.

         2.1.5 REAL AND PERSONAL PROPERTY LEASES. All of Seller's obligations arising from and after the Closing Date under the Real Property Leases and the Personal Property Leases.

    2.2 LIABILITIES NOT TO BE ASSUMED. Except as and to the extent specifically set forth in Section 2.1 hereof, Buyer is not assuming any debts, liabilities, obligations or contracts of Sellers and all such debts, liabilities, obligations and contracts remain the responsibility of Sellers. Notwithstanding the provisions of Section 2.1 hereof and without limiting the generality of the foregoing, Buyer is not assuming, and Sellers are not transferring to Buyer, the following debts, liabilities, obligations and contracts of Sellers:

         2.2.1 CERTAIN CONTRACTS. The obligations of Sellers under and pursuant to the loan agreements with National Westminster Bank and any other contracts listed in SCHEDULE 2.2.1 attached hereto.

         2.2.2  INSURANCE POLICIES.  All insurance policies of Sellers.

         2.2.3 TAXES ARISING FROM TRANSACTION. Any United States, United Kingdom, foreign, state or other taxes imposed upon or arising out of the sale or transfer of the Purchased Assets to Buyer, including but not limited to any income taxes or Corporation Tax payable by Sellers, PROVIDED, HOWEVER, that Buyer agrees to pay all documentary stamp


                                          5.

taxes payable in respect of the sale of the Purchased Assets and the assumption of the Assumed Liabilities.

         2.2.4 INCOME AND FRANCHISE TAXES. Any liability or obligation of Sellers in respect of taxation.

         2.2.5 INSURED CLAIMS. Any liability of Sellers insured against, to the extent such liability is or will be paid by an insurer.

         2.2.6 PRODUCT LIABILITY. Any liability or obligation of Sellers arising out of or in any way relating to or resulting from any product manufactured, assembled or sold prior to the Closing Date (including any liability or obligation of Sellers for claims made for injury to person, damage to property or other damage, whether made in product liability, tort, breach of warranty or otherwise), except only that to the limited extent set forth in
Section 2.1.4.

         2.2.7 LITIGATION MATTERS. Any liability or obligation of Sellers with respect to any suits, actions, claims or proceedings, whether or not described in the Disclosure Letters attached hereto.

         2.2.8 INFRINGEMENTS. Any liability for third party claims arising out of the manufacture, use or sale of goods or apparatus, the performance of services, or the copying, modifying, distributing, performing or displaying of any work prior to the Closing.

         2.2.9 TRANSACTION EXPENSES. All liabilities, costs, obligations or expenses incurred by Sellers in connection with this Agreement and the transactions contemplated herein. Buyer acknowledges that Sellers will pay for such transaction expenses from Sellers' operating accounts.

         2.2.10 LIABILITY FOR BREACH. Liabilities and obligations of Sellers for any breach or failure to perform any of Sellers' covenants and agreements contained in, or made pursuant to, this Agreement, or, prior to the Closing, any contract, whether or not assumed hereunder, including any breach arising from assignment of contracts hereunder without consent of third parties.

         2.2.11 LIABILITIES TO AFFILIATES. Liabilities and obligations of Sellers to its present or former Affiliates except for obligations of Sellers to their employees as of the Closing Date.

         2.2.12 VIOLATION OF LAW. Liabilities and obligations of Sellers for any violation of or failure to comply with any statute, law, rule, regulation, order, writ, injunction or decree of any court or governmental authority.

         2.2.13 AFFILIATE OBLIGATIONS. Notes, drafts, accounts payable or other obligations for the payment of money, made or owed by Sellers to any Affiliate of Sellers.


                                          6.

3.  PURCHASE PRICE - PAYMENT.

    3.1 PURCHASE PRICE. The purchase price (the "PURCHASE PRICE") for the Purchased Assets shall be the sum of: (a) Eight Hundred Thousand Dollars (USD $800,000); PLUS (b) the assumption of the Assumed Liabilities.

    3.2 PAYMENT OF PURCHASE PRICE. The Purchase Price shall be paid by Buyer as follows:

         3.2.1 ASSUMPTION OF LIABILITIES. At the Closing, Buyer shall deliver to Sellers such documents and instruments as are reasonably required to evidence the assumption of the Assumed Liabilities.

         3.2.2 CASH TO SELLERS. At the Closing, Buyer shall pay to Sellers Seven Hundred Twenty-Thousand Dollars (USD $720,000) in accordance with
Section 3.2.3 and deliver to the Escrow Agent Eighty Thousand Dollars (USD $80,000) representing a portion of the Purchase Price Escrow Amount and the Indemnification Escrow Amount (as such terms are defined in the Purchase Price and Indemnification Escrow Agreement attached as EXHIBIT C hereto (the "PURCHASE PRICE AND INDEMNIFICATION ESCROW AGREEMENT")).

         3.2.3  METHOD OF PAYMENT.  All payments to Sellers under this
Section 3.2 shall be made by wire transfer of immediately available funds to an account designated by the recipient not less than forty-eight (48) hours prior to the time for payment specified herein.

    3.3 WARRANTY CREDIT. In the event that Buyer's expenses for repair and replacement warranty work under the terms and conditions of Sellers' warranties in the Assumed Contracts exceeds the amount Buyer deems to be appropriate in the ordinary course of business by more than an aggregate of Fifty Thousand Dollars (USD $50,000) during the period beginning on the Closing Date and ending at 5:00 p.m. (United States Pacific Standard Time) on the first anniversary of the Closing Date, Buyer shall be entitled to a credit against the Purchase Price (the "WARRANTY CREDIT") equal to the amount of such excess.

    3.4 VAT. All sums referred to in this Section 3 are exclusive of any and all value added tax which may be payable and the parties to this Agreement intend that Section 49 of the Value Added Tax Act 1994 and paragraph 5 of the VAT (Special Provisions) Order 1992 shall apply to the transfer of the Business and the Purchased Assets and the assumption of the Assumed Liabilities under this Agreement. If VAT shall be chargeable on the transfer of any of the Purchased Assets or Assumed Liabilities, then upon receipt by Buyer of a valid VAT invoice therefor, Buyer shall pay to Sellers, in addition to the Purchase Price, an amount equal to such VAT charged together with any interest and penalties required due to late payment.


                                          7.

4.  REPRESENTATIONS AND WARRANTIES OF EACH SELLER AND SHAREHOLDER.

    Each Seller and Shareholder, where appropriate (and jointly and severally, where appropriate), make the following representations and warranties to Buyer with respect to the Business of such Seller, each of which is true and correct on the date hereof, shall remain true and correct to and including the Closing Date, shall be unaffected by any investigation heretofore or hereafter made by Buyer, or any knowledge of Buyer other than as specifically disclosed in the Disclosure Letters or any Schedule delivered hereunder, and shall survive the Closing of the transactions provided for herein for a period of two (2) years.

    4.1 INFORMATION. The Schedules and Disclosure Letters, and the Contracts referred to therein, are true, complete and accurate in all material respects, and all such information is not misleading because of any omission or ambiguity or for any other reason, and every document supplied by or on behalf of Seller to Buyer prior to the Closing Date or annexed to the Schedules or Disclosure Letters is a true and complete copy of the original. Reference to a section only is to a section of the 1988 ICTA and reference to a Schedule with a number is to a Schedule of the 1988 ICTA.

    4.2 MATERIAL FACTS. All the facts and matters relating to the Business and Purchased Assets material for disclosure to an intending buyer of the Business and Purchased Assets have been disclosed to Buyer.

    4.3  BUSINESS AND PURCHASED ASSETS.

         4.3.1 SALE OF ASSETS. Such Seller is entitled to sell and transfer to Buyer the full legal and beneficial ownership of its Business and the Purchased Assets owned by it free from all liens, options, charges, encumbrances, rights of pre-emption or rights of any other party on the terms of this Agreement.

         4.3.2 FULL POWER AND AUTHORITY. Such Seller has full power and authority to enter into this Agreement (and the other agreements referred to in this Agreement) and when executed by Seller and each other party legally required and authorized to be a party thereof, each of this Agreement (and the other agreements referred to in this Agreement) will constitute binding obligations on such Seller in accordance with their respective terms.

    4.4  LIABILITIES AND ACCOUNTING RECORDS.

         4.4.1 LIABILITIES. The amounts shown with respect to accounts payable, accrued payables and pension fund accruals reflected or reserved against on such Seller's Balance Sheets were complete and accurate in all material respects as of the date of the Balance Sheet.

         4.4.2 ACCOUNTING RECORDS. All the accounts, books, ledgers and financial and records of such Seller (including all invoices issued by such Seller) have been properly kept in accordance with Sections 221 and 222 of the Companies Act 1985 and are in the possession of such Seller or under its control, and all material transactions relating to the


                                          8.

Business have been duly and correctly recorded therein and such accounts, books, ledgers and financial and other records taken together give and reflect a true and fair view of the financial, contractual and trading position of such Seller and the state of the Purchased Assets and the Assumed Liabilities, debtors, creditors and work-in-progress.

    4.5  PLANT AND MACHINERY.

         4.5.1 ASSET REGISTERS. The asset register of such Seller comprises a complete and accurate record of all depreciable plant, machinery, vehicles, equipment, furniture, and other assets owned by such Seller.

         4.5.2 NO RETENTION OF TITLE PROVISIONS. Such Seller has not purchased any of the Purchased Assets from any person on terms that provide that title to such property does not pass until full payment is made or all indebtedness relating to such property is discharged.

         4.5.3 HIRE PURCHASE AND LEASED PURCHASED ASSETS, ETC. Other than as set forth in SCHEDULE 1.1.4 attached hereto, such Seller has not entered into any hire purchase or credit sale agreement or leased or hired any of the Purchased Assets from a third party. Such Seller is not in default in the performance or observance of any of the provisions of any hire purchase or credit sale or leasing or hiring agreements disclosed in the Disclosure Letters.

    4.6  INTELLECTUAL PROPERTY RIGHTS AND RELATED MATTERS.

         4.6.1 OWNERSHIP. All of the Intellectual Property Rights are beneficially and solely owned by and registered in the name of such Seller, are valid and subsisting and there is no impediment or restriction on their use (in any way) by Seller. To the Knowledge of Seller, the use and exercise of the Intellectual Property Rights does not constitute an infringement of any intellectual property or other rights owned by any third party.

         4.6.2 TITLE. The Intellectual Property Rights: (a) are not subject to any charges, mortgages, liens or encumbrances granted by such Seller; or (b) are not subject to any licences or other agreements to which such Seller is a party other than the Assumed Contracts.

         4.6.3 NO THIRD PARTY RIGHTS. There are no circumstances which could entitle a third party: (a) to a licence, permission, consent or assignment of or in respect of any Intellectual Property Rights; or (b) to call for or exercise any right to use or work under any Intellectual Property Rights; save as may be provided for by the Assumed Contracts.

         4.6.4 NO ADVERSE AFFECT. The Intellectual Property Rights and the Third Party Agreements will not automatically terminate or become terminable as a result of their transfer or assignment to Buyer in accordance with this Agreement.


                                          9.

         4.6.5 NO ACTIONS OR CLAIMS AGAINST SELLER. There have not been any actions, claims, counterclaims, applications or allegations against Seller impugning the validity or enforceability of any of the Intellectual Property Rights or Seller's ownership thereof and there are no facts, matters or circumstances known to Seller which could give rise to any such action, claim, counterclaim, application or allegation.

         4.6.6 NO ACTIONS OR CLAIMS AGAINST THIRD PARTIES. There have not been any actions, claims or allegations by Seller against any third party alleging infringement of any of the Intellectual Property Rights and there are not and there have not been any facts, matters or circumstances known to Seller which could give or have given rise to any such action, claim or allegation.

         4.6.7 CONFIDENTIAL INFORMATION. The Confidential Information has been maintained as confidential by Seller in accordance with its internal policies; and insofar as the Confidential Information or any part thereof has been disclosed to any third parties it has been disclosed under the terms of confidentiality agreement or other agreement which contains provisions intended to protect the confidentiality of the Confidential Information and maintain Seller's rights therein.

         4.6.8 REQUIRED INTELLECTUAL PROPERTY. Except for the Intellectual Property Rights, the Business does not require any intellectual property for any of its normal business operations.

         4.6.9 OTHER AGREEMENTS AND LICENCES VALID AND SUBSISTING. All agreements and licences for the use by the Business of intellectual property not owned by a Seller are in full force and effect and Seller is not in breach of any of the material provisions thereof.

    4.7  SOFTWARE, CONTRACTS AND OTHER MATTERS.

         4.7.1 THIRD PARTY SOFTWARE. Seller has all necessary licences to use all Third Party Software and to sublicense it to its customers.

         4.7.2 RIGHTS OF OTHER PARTIES. Other than the parties to the Assumed Contracts, there are no other parties to whom the Software is licenced or supplied by Seller or who are otherwise entitled to possess, use or otherwise deal with the Software or to whom Seller is liable to perform any maintenance or other services or provide any goods in relation to or in connection with the Software.

         4.7.3 NO BREACH. There has been no breach of any of the Assumed Contracts nor any instance of any Customer using, authorizing or purporting to authorize the use of the Software in a manner which is inconsistent with the relevant Assumed Contract or not authorized by Seller.

         4.7.4 CONTRACTS IN FORCE. The Sellers have delivered to Buyer true, current and complete copies of the Assumed Contracts. The Assumed Contracts are in full force and


                                         10.

effect. Seller is not in material breach or default in relation to any of the Assumed Contracts and no claims or allegations have been made by any person to the effect that Seller is in breach of any of the Assumed Contracts and insofar as Seller is aware there are no facts, matters or circumstances nor has Seller done or omitted to do any act which could amount to or result in any such material breach or give rise to any such claim or allegation.

         4.7.5 NO THIRD PARTY BREACH OR DEFAULT. To the Knowledge of Seller, no person other than Seller is in material breach or default in relation to any Assumed Contract.

         4.7.6 NO GROUNDS FOR RESCISSION. There are no grounds for rescission, breach, avoidance or repudiation of any of the Contracts or of any other agreement (in whole or in part) or other transaction relating to the Business to which Seller is a party.

         4.7.7 NO OTHER FACTS. There is nothing whereby any of the Contracts or any other such agreement, instrument or arrangement may be terminated or rescinded by any other party or whereby the terms may be worsened as against Seller or whereby the Intellectual Property Rights or their ownership or exercise may be prejudiced as a result of anything done or omitted or permitted to be done by Seller.

         4.7.8 REGISTRATIONS. Seller has obtained and maintained in force all registrations under the Data Protection Act 1984 or any other similar legislation or regulations within the EU which are necessary in order for Seller (or any officer or employee of Seller, as appropriate) to conduct its business in a lawful and appropriate manner.

         4.7.9 CONSENT TO ASSIGNMENT. Sellers and the Shareholders are not aware of any reason why consents to the assignment of the Value Added Marketing Agreement with Intercomputer Communications Corp. (subsequently assigned to Attachmate Sales UK Limited) and the Marketing Agreement with Pyramid Technology Limited, dated February 6, 1996 will not be obtained promptly after the Closing.

         4.7.10 SIEMENS. Sellers and/or the Shareholders have not signed or performed any services under the draft License Agreement with Siemens Nixdorf Informationssysteme AG.

    4.8 BUSINESS NAMES. Seller does not own or use any trade name or business name in connection with the Business other than Palmer & Webb Systems Limited and Moebius Business Training Limited and do not use on its letterhead, books or vehicles or otherwise carry on its business under, any name other than such corporate names.

    4.9  EMPLOYEES AND OTHER MATTERS.

         4.9.1 CONTRACTS OF EMPLOYMENT. Full particulars of the identity, dates of commencement of employment, or appointment to office, and terms and conditions of employment of all employees of Seller are fully and accurately set out in SCHEDULE 4.9.1.


                                         11.

         4.9.2 EMPLOYEES. The employees described in Section 4.9.1 hereof are all the employees employed exclusively or mainly in the Business at the date of this Agreement and are employed by Seller.

         4.9.3 TERMINATION OF SERVICE. All service agreements entered into by Seller with such employees may be terminated by not more than twelve (12) weeks notice and without payment of compensation or damages (other than any payments arising under statutes relating to employment law or other than any payment for unfair and/or wrongful dismissal).

         4.9.4 RATES OF REMUNERATION. There are set out in SCHEDULE 4.9.4 the rates of remuneration and the pension and other benefits paid to or provided for each of Seller's employees as of the date of this Agreement.

         4.9.5 BENEFITS IN KIND. No benefits in kind are payable to or are provided to any of Seller's employees.

         4.9.6 ARREARS OF PAY. There are no outstanding arrears of salary, wages, holiday pay or other remuneration due to any of Seller's employees and all statutory contributions have been paid.

         4.9.7 PAY INCREASES. Seller is not under any contractual or other obligation to make any bonus or incentive or other similar payments to any of Seller's employees at any future date; and no negotiations are currently taking place with respect to any increase in the rate of remuneration or for the improvement of any benefits paid or provided for any such employees.

         4.9.8 PROFIT SHARING. There are no schemes or agreements in operation by or in relation to the Business under which any of Seller's employees is entitled to shares in Seller or a commission or remuneration of any kind calculated by reference in whole or in part to the turnover, profits or sales of Seller.

         4.9.9 REDUNDANCIES AND TRANSFER OF BUSINESS. Within the period of one (1) year preceding the date of this Agreement, Seller: (a) has not given notice of any redundancies to the Secretary of State or started consultations with any independent trade union under the provisions of the Employment Rights Act nor has Seller failed to comply with any such obligation; or (b) has not been a party to any relevant transfer as defined in the Transfer of Undertakings (Protection of Employment) Regulations 1981, as amended, nor has Seller failed to comply with any duty to inform and consult any independent trade union under such Regulations.

         4.9.10  TRADE UNIONS.

              4.9.10.1 Seller has no agreement or other arrangement (binding or otherwise) with any trade union or other body representing its employees or any of them nor has Seller any dispute with any such body, and no such dispute is anticipated.


                                         12.

              4.9.10.2 Seller is not involved in any industrial or trade disputes or any dispute or negotiation regarding a claim of material importance with any trade union or association of trade unions or organizations or any of its employees, and no such dispute is anticipated.

         4.9.11 CLAIMS.

              4.9.11.1 No employee of Seller has made any claim against Seller for termination of employment (including any redundancy payment) or for salary, wages or other employment benefits alleged to be due to such employee.

              4.9.11.2 Seller has no current or future liability for breach of any contract of employment or for services, for redundancy payments, protective awards or for compensation for wrongful dismissal or unfair dismissal or for failure to comply with any order for the reinstatement or re-engagement of any employee or for any other liability accruing from the termination of any contract of employment or for services.

              4.9.11.3 No gratuitous payment has been made or promised by Seller in connection with the actual or proposed termination or suspension of employment or engagement or variation of any contract of employment or engagement of any present or former director, senior executive, consultant or employee.

              4.9.11.4 No employee of Seller has given or received notice terminating his or her employment or engagement altering its terms, and no such person will be entitled to give such notice as a result of the entering into of this Agreement.

              4.9.11.5 All material monies paid or goods or services provided directly or indirectly or made available (whether by way of the provision of a credit card or otherwise howsoever) by Seller whether as principal or surety to any of its directors or employees whether in respect of emoluments of employment or reimbursement or otherwise howsoever have been expenditure properly incurred by Seller so as to be deductible in computing its taxable profits and have been declared to the Inland Revenue.

              4.9.11.6 There is no person previously employed by Seller who now has or may have a right to return to his or her work or a right to be reinstated by Seller under the provisions of the Employment Rights Act 1996.

              4.9.11.7 To Seller's Knowledge, there are no facts or matters affecting any of its employees which might reasonably be considered grounds for dismissing any such employee fairly or for warning such employee that the continuation of any conduct or behavior would lead to dismissal and no warning has been given to any employee and no notice of termination of employment has been given to or received from any such employee.

              4.9.11.8 Seller is not under any present, future or contingent liability to provide any goods services accommodation or benefit whatsoever (whether by way of


                                         13.

remuneration or otherwise) to any employee or former employee or in each case any Related Party to any such employee or former employee.

              4.9.11.9 There are no outstanding loans or quasi loans (as defined in the Employment Rights Act 1996) from Seller to any of its employees.

    4.10 THE COMPUTER SYSTEM.

         4.10.1 OWNERSHIP. Seller is the owner of all the items of equipment relating to the Computer System and no other person has any claims or rights in respect thereof.

         4.10.2 COMPUTER RECORDS. The Business has none of its records, systems, controls, data or information, recorded, stored, maintained, operated or otherwise wholly or partly dependent on or held by any means (including any electronic, mechanical or photographic process whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of Seller.

    4.11 AGREEMENTS AND COMMITMENTS.

         4.11.1 OTHER REPRESENTATIONS. There is not outstanding in relation to the Business any:

              4.11.1.1 agreement or arrangement between Seller and any third party which the signature or performance of this Agreement will contravene or under which the third party will acquire a right of termination or any option as a result of the signature or performance of this Agreement or under which as a result thereof any charge over any of the Purchased Assets will be created, imposed, crystallized or enforced;

              4.11.1.2 agreement or arrangement entered into otherwise than by way of bargain at arm's length;

              4.11.1.3 sale or purchase option or similar agreement or arrangement affecting any of the Purchased Assets; and

              4.11.1.4 joint venture, consortium, partnership or profit sharing agreement or arrangement to which Seller is a party.

         4.11.2 INVALIDITY.

              4.11.2.1 Seller has not done or omitted to do any act or thing which might materially prejudice or affect the Goodwill and the Purchased Assets have not been materially diminished by Seller or any wrongful act of any person.

              4.11.2.2 All documents relating to the Business or the Purchased Assets in the enforcement of which Seller may be interested have been duly stamped and Seller has all licences, authorizations or consents which are required to carry on the Business


                                         14.

effectively in the places and in the manner in which the Business is now carried on; all conditions applicable thereto have been fully complied with; and Shareholders are not aware of any circumstances including the making or implementation of this Agreement which might lead to the cancellation withdrawal or suspension of the same or that might in any way prejudice the continuance or renewal of the same. Seller is not in material breach of any applicable law or governmental rule or regulation applicable to the Business and has all governmental licences and permits necessary to carry on the Business as currently conducted.

    4.12 RESTRICTIVE CONTRACTS AND PRACTICES.

         4.12.1 RESTRICTIVE CONTRACTS. Seller is not a party to any agreement or arrangement which infringe or which have been or which are required to be registered under the Restrictive Trade Practices Acts, the Fair Trading Act 1973, the Competition Act 1980, the Data Protection Act or the Treaty of Rome (or any regulation or directive made thereunder) or any other anti-trust legislation.

         4.12.2 RESTRICTIVE PRACTICES. To Seller's Knowledge, it is not under investigation by the Director-General of Fair Trading or the Monopolies and Mergers Commission or the European Commission.

         4.12.3 NO PROCESS RECEIVED. Seller has not received any process, notice or communication (formal or informal) relating to the Business by or on behalf of the Office of Fair Trading or the European Commission or any other authority claiming jurisdiction in anti-trust, monopoly, competition or consumer protection matters in relation to any aspect of the Business or any agreement or arrangement to which it is or is alleged to be a party, and, to Seller's Knowledge, no circumstances exist whereby Seller could receive any such process, notice or communication.

    4.13 CONSTITUTION.

         4.13.1 FOREIGN BRANCHES. Seller has none of the Purchased Assets outside the United Kingdom or a branch, agency or place of business or any permanent establishment (as that expression is defined in the relevant double taxation relief orders current at the date of this Agreement) outside the United Kingdom.

         4.13.2 SUBSIDIARIES. Seller has no shares or other securities in any other company or any interest in any other business organization other than Moebius.

         4.13.3 POWERS OF ATTORNEY. Seller has not in relation to the Business generally given any power of attorney or any special authority to any person (and whether express, implied or ostensible) which is still outstanding or effective.

         4.13.4 OWNERSHIP OF PWUK AND MOEBIUS. The PWUK Shareholders together own one hundred percent (100%) of the issued share capital of PWUK and the Moebius Shareholder owns (or will own as of the Closing Date) one hundred percent (100%) of the issued and outstanding share capital of Moebius.


                                         15.

    4.14 BUSINESS.

         4.14.1 CLIENTS AND CUSTOMERS. To Seller's Knowledge, no customer or client of the Business has ceased or has indicated an intention to cease trading or dealing with Seller or is anticipated to do so or to become bankrupt or go into liquidation on or after the date of this Agreement or to make any substantial reduction in its trading or dealing with the Business.

         4.14.2 INSOLVENCY. No order has been made or petition presented or resolution passed for the winding up of Seller or for an administration order in respect of Seller; no receiver, receiver and manager, administrative receiver or liquidator has been appointed of the Business or the whole or any part of the Purchased Assets; Seller has not stopped payment nor is Seller insolvent or unable to pay its debts for the purposes of section 123 of the Insolvency Act 1986; there are no circumstances likely to give rise to the appointment of any such receiver, receiver and manager, administrative receiver or liquidator; no distress, execution or other process has been levied on any of the Purchased Assets; there are no unfulfilled or unsatisfied judgments or court orders outstanding against Seller or by which it may be affected; and Seller has not within the period of two (2) years prior to the date hereof been a party to any transaction at an undervalue for the purposes of section 238 of the Insolvency Act 1986, nor has it during that period given or received any preference for the purposes of section 239 of the Insolvency Act 1986.

         4.14.3 CONSUMER CREDIT LICENCE. No licence under the Consumer Credit Act 1974 is required to carry on the Business.

    4.15 LITIGATION. Seller is not a party (whether as plaintiff or defendant) to any litigation, arbitration, prosecution or other legal or quasi-legal proceedings relating to the Business or any of the Purchased Assets and has not been engaged in any such proceedings during the three years prior to today's date; there are no claims or actions (whether criminal or civil) pending or, to Seller's Knowledge, threatened relating to the Business or any of the Purchased Assets or any of its employees and there are no facts known to Seller which are likely to give rise to any such proceedings, actions or claims.

    4.16 INSURANCE.

         4.16.1 ALL PURCHASED ASSETS INSURED. All the Purchased Assets of an insurable nature are, and have at all times been, insured against fire and other risks normally insured against by persons carrying on the same business as that of the Business (including, but not limited to, product liability, employer's liability and public liability insurances).

         4.16.2 DETAILS OF INSURANCES. Set forth in the Disclosure Letters is a complete and accurate list of all policies of fire, casualty, general liability, product liability, workers compensation, health and other forms of insurance presently in effect with respect to the business and properties of Seller, true and correct copies of which have heretofore been delivered to Buyer.


                                         16.

         4.16.3 PREMIUMS PAID. All premiums due in respect of such insurances have been fully paid; and the next renewal date for each of such insurances is a date at least thirty (30) days after the date of the Closing Date.

         4.16.4 INSURANCES IN FORCE. All such policies are valid, outstanding and enforceable policies and provide insurance coverage for the properties, assets and operations of Seller, of the kinds, in the amounts and against the risks customarily maintained by organizations similarly situated; and no such policy (nor any previous policy) provides for or is subject to any currently enforceable retroactive rate or premium adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events arising prior to the date hereof.

         4.16.5 NO CLAIMS UNDER INSURANCES. To Seller's Knowledge, no claim is outstanding or is likely to be made under any of such insurances.

         4.16.6 ACCIDENTS TO EMPLOYEES OR WORKMEN. To Seller's Knowledge, there are no claims capable of arising by any of Seller's employees or any other third party, in respect of any accident or injury, which are not fully covered by insurance.

    4.17 THE PRODUCTS.

         4.17.1 CLAIMS IN RESPECT OF THE PRODUCTS. Except for the claims particulars of which have been disclosed in the Disclosure Letters, Seller has not received any claims alleging that the Products are defective or that they have caused or contributed to damage or personal injury, and except as aforesaid, no dispute exists between Seller and any customer or client of the Business, nor are there any circumstances which may give rise to any such dispute.

         4.17.2 WARRANTIES IN RESPECT OF THE PRODUCTS. No warranties or guarantees have been given or any representation made in respect of the Products save for the standard terms of Seller (a copy of which and material variation thereof is attached to the Disclosure Letters) and save for any guarantee or warranty implied by law; and Seller has not (except as aforesaid) accepted any liability or obligation in respect of the Products which would apply after the Products have been sold or supplied.

         4.17.3 AGENCY AGREEMENTS FOR THE PRODUCTS. Seller has not entered into any agency, distributorship or management agreement relating to the Products.

    4.18 LEASED REAL PROPERTY WARRANTIES.

         4.18.1 TITLE.

              4.18.1.1 The Leased Real Property comprise all the properties owned, occupied or otherwise used in connection with its business by Seller.


                                         17.

              4.18.1.2 Those of the Leased Real Property which are occupied or otherwise used by Seller in connection with its business are so occupied or used by right of ownership or under lease or licence, and the terms of any such lease or licence permit such occupation or use.

              4.18.1.3 Seller is the legal and beneficial owner of its Leased Real Property.

              4.18.1.4 The information contained in SCHEDULE 1.1.3 as to the ownership and tenure of each of the Leased Real Property and the principal terms of the leases, licences and tenancies subject to or with the benefit of which each of the Leased Real Property is held is true and accurate in all respects.

              4.18.1.5 Seller has a good and marketable title to each of the Leased Real Property.

              4.18.1.6 Seller is the registered proprietor at H.M. Land Registry with title absolute in respect of the Leased Real Property which is registered or should properly be registered at H.M. Land Registry.

              4.18.1.7 In the case of any leases of the Leased Real Property in England and Wales granted for more than twenty-one (21) years, and less than forty (40) years which are not registered, the lease is not registered at H.M. Land Registry because the reversion to it was not registered at the time of grant.

         4.18.2 ENCUMBRANCES.

              4.18.2.1 Each of the Leased Real Property is free from any mortgage, debenture, charge, rent-charge, lien or other encumbrance securing repayment of monies or other obligation or liability of Seller or of any other person.

              4.18.2.2 Each of the Leased Real Property is free of any tenancy, licence or other arrangement entitling a person other than Seller which owns the same to occupy the whole or any part.

              4.18.2.3 None of the Leased Real Property is subject to any outgoings, other than general rates, water rates and insurance premiums and, in the case of leasehold properties, rent and service charges.

              4.18.2.4 None of the Leased Real Property is subject to any restrictive covenants, stipulations, easements, profits, a prendre, wayleaves, licences, grants, restrictions, overriding interests or other rights vested in third parties.

              4.18.2.5 Where any such matters as are referred to in the warranties have been disclosed in the Disclosure Letters, the obligations and liabilities imposed and


                                         18.

arising under them have been fully observed and performed, and any payments in respect of them due and payable have been duly paid.

              4.18.2.6 None of the Leased Real Property is subject to any option, right of pre-emption or right of first refusal.

              4.18.2.7 Each of the Leased Real Property is free from any local land charge, land charge, caution, inhibition or notice, and no matter exists which is capable of registration against any of the Leased Real Property.

              4.18.2.8 No notice relating to the use and enjoyment of any of the Leased Real Property has been received or given or is likely to be received or given in any circumstance.

         4.18.3 PLANNING MATTERS.

              4.18.3.1 None of the Leased Real Property is being or is intended or required by Seller to be used other than for the permitted user thereof for the purposes of the Town and Country Planning Act 1990, the Planning (Listed Buildings and Conservation Areas) Act 1990, and the Planning (Consequential Provisions) Act 1990 and legislation of a like nature (collectively, the "PLANNING ACTS").

              4.18.3.2 Planning permission has been obtained, or is deemed to have been granted, for the purposes of the Planning Acts with respect to all existing development on each of the Leased Real Property, and no such permission has been suspended or called in, and no application for planning permission is awaiting decision.

              4.18.3.3 Building regulation consents have been obtained with respect to all development alterations and improvements to each of the Leased Real Property.

              4.18.3.4 Compliance is being made and has at all times been made in all respects with all planning permissions, orders, and regulations issued under the Planning Acts and all building regulation consents and bylaws for the time being in force with respect to any of the Leased Real Property.

              4.18.3.5 Compliance is being made and has at all times been made with all agreements under section 106 of the Town and Country Planning Act 1990 made with respect to any of the Leased Real Property.

              4.18.3.6 Compliance is being and has been made with all agreements made under section 38 of the Highways Act 1980 with respect to any of the Leased Real Property.

              4.18.3.7 None of the Leased Real Property is listed as being of special historic or architectural importance or is located in a conservation area.


                                         19.

              4.18.3.8 All development charges, monetary claims and liabilities affecting any of the Leased Real Property under the Planning Acts or any other such legislation have been discharged, and no such liability, contingent or otherwise, is outstanding.

         4.18.4 STATUTORY OBLIGATIONS.

              4.18.4.1 To Seller's Knowledge, there are not in force or required to be in force any licences whether under the Licensing Act 1964 or otherwise which apply to any of the Leased Real Property.

              4.18.4.2 To Seller's Knowledge, no part of any land building or other structure comprised in the Leased Real Property contains any pollutants, contaminants, wastes, petroleum, petroleum products, dangerous, hazardous or toxic substances and materials and in particular (but without limitation) substances prescribed in Schedules 4, 5 and 6 of the Environmental Protection Prescribed (Processes and Substances) Regulations 1991 as amended ("HAZARDOUS MATERIALS").

         4.18.5 ADVERSE ORDERS.

              4.18.5.1 There are no compulsory purchase notices, orders or resolutions affecting any of the Leased Real Property, nor, to Seller's Knowledge, are there any circumstances likely to lead to any being made.

              4.18.5.2 There are no closing, demolition or clearance orders, enforcement notices or stop notices affecting any of the Leased Real Property, nor, to Seller's Knowledge, are there any circumstances likely to lead to any being made.

         4.18.6 CONDITION OF THE LEASED REAL PROPERTY.

              4.18.6.1 To Seller's Knowledge, the buildings and other structures on the Leased Real Property or of which any of the Leased Real Property form part are in good and substantial repair and fit for the purposes for which they are presently used.

              4.18.6.2 To Seller's Knowledge, there are no disputes with any adjoining or neighboring owner with respect to boundary walls and fences, or with respect to any easement, right or means of access to any of the Leased Real Property.

              4.18.6.3 The principal means of access to each of the Leased Real Property is over roads which have been taken over by the Local or other Highway Authority and which are maintainable at the public expense, and no means of access to any of the Leased Real Property is shared with any other party nor subject to rights of determination by any other party.

              4.18.6.4 Each of the Leased Real Property enjoys the main services of water, drainage, electricity and gas.


                                         20.

              4.18.6.5 To Seller's Knowledge, none of the Leased Real Property is located in an area or subject to circumstances particularly susceptible to flooding.

              4.18.6.6 During the period of Seller's occupation, no building or structure on any of the Leased Real Property has at any time been affected, to Seller's Knowledge, by structural damage or electrical defects or by timber infestation or disease.

         4.18.7 ENVIRONMENTAL.

              4.18.7.1 None of the Leased Real Property has been at any time used for the purpose of or in any way involving the handling, manufacture, treatment, storage, use, generation, recycling, release, discharge, refining or dumping or disposal of any Hazardous Materials.

              4.18.7.2 To Seller's Knowledge, no Hazardous Materials have been transported to from or across any of the Leased Real Property or been deposited, stored or located on, under, in or at the Property.

              4.18.7.3 During the period of Seller's occupation, to Seller's Knowledge, no Hazardous Materials have migrated from any of the Leased Real Property onto or beneath other properties.

              4.18.7.4 Seller has not illegally managed or allowed to escape from its control or transferred to an unauthorized person any controlled waste as defined in the Environmental Protection Act 1990 ("EPA 1990").

              4.18.7.5 No notices have been received by Seller concerning the disposal, storage, deposit, treatment, recycling or transportation of controlled waste at any time on the Leased Real Property or other properties at any time owned by Seller or concerning the terms or conditions of any authorization, licence or permission relating to any such controlled waste and Seller is not aware of any circumstances that may give rise to the service of any such notice.

              4.18.7.6 No disposal licence, site licence or waste management licence granted or required to be granted under the Control of Pollution Act 1974 or the EPA 1990 is required by Seller in relation to any of the Leased Real Property and (if granted) no such licence has been revoked or suspended.

              4.18.7.7 To Seller's Knowledge, there are no current investigations or pending prosecutions involving the or any of Seller's directors, officers or employees, relating to the EPA 1990 or any other legislation of an environmental nature ("ENVIRONMENTAL LEGISLATION") whether in relation to the Leased Real Property or otherwise.


                                         21.

         4.18.8 LEASEHOLD PROPERTIES.

              4.18.8.1 Seller has paid the rent and observed and performed the covenants on the part of the tenant and the conditions contained in each of the leases (which expression includes underleases) under which any of the Leased Real Property is held and the last demand (or receipt for rent if issued) was unqualified, and each such lease is valid and in full force.

              4.18.8.2 All licences, consents and approvals required from the landlords and any superior landlords under any leases of any of the Leased Real Property have been obtained, and the covenants on the part of the tenant contained in such licences, consents and approvals have been duly performed and observed.

              4.18.8.3 There are no rent reviews currently in progress under any of the leases of any of the Leased Real Property.

              4.18.8.4 There is not outstanding, unobserved or unperformed any obligation necessary to comply with any notice or other requirement given by or on behalf of the landlord under any lease of any of the Leased Real Property.

              4.18.8.5 There is no obligation to reinstate any of the Leased Real Property by removing or dismantling any alteration made to it by Seller or any of its predecessors in title.

              4.18.8.6 There have been and are no disputes and, to Seller's Knowledge, there are not likely to be any disputes with any landlord.

         4.18.9 INSURANCE.

              4.18.9.1 Each of the Leased Real Property is insured for the amount and in respect of the risks set out or referred to in the Disclosure Letters.

              4.18.9.2 All premiums due in respect of policies insuring Seller's interest in the Leased Real Property have been paid in full; and no such insurances are renewable within thirty (30) days of the Closing.

              4.18.9.3 To Seller's Knowledge, there are no circumstances which entitle the insurers of the Leased Real Property to avoid the insurances thereon.

         4.18.10 GUARANTEES. There is (save in relation to the Leased Real Property) no actual or contingent liability on the part of the arising directly or indirectly out of any agreement, lease, underlease, tenancy, conveyance, transfer, licence or any other deed or document whatsoever relating to real property or to any estate or interest therein entered into by Seller including (but not by way of limitation) any actual or contingent liability arising directly or indirectly out of: (a) any estate or interest held by Seller as original lessee or


                                         22.

underlessee; (b) any guarantee given by Seller in relation to a lease or underlease; or (c) any other covenant made by Seller in favor of any lessor or head lessor.

    4.19 TAX WARRANTIES.

         4.19.1 RESERVE FOR TAXATION IN THE BALANCE SHEETS. The Balance Sheets reserve or provide in full for all taxation for which the was in respect of all periods up to the Balance Sheets Date liable or able to be made liable in respect of the Business; the Balance Sheets reserve for or contain a note regarding any contingent liability or possible deferred liability to taxation.

         4.19.2 RETURNS AND PAYMENT OF TAXATION.

              4.19.2.1 All returns which should have been made by Seller for any taxation purpose in respect of any accounting period up to and including the accounting period ending on the Balance Sheets Date have been made punctually, are correct and on a proper basis and provided all information required for all taxation purposes and are not the subject of any dispute with the Inland Revenue; Seller has made all returns and provided all information required to be provided under the Taxes Management Act 1970 or pursuant to any notice served thereunder; and Seller is not involved in any dispute with the Inland Revenue concerning any matter likely to affect in any way the liability (whether accrued contingent or future) of the to taxation and is under no liability to pay any penalty or interest in connection with any claim for taxation.

              4.19.2.2 Seller has duly and punctually paid to the Inland
Revenue or other appropriate authority all taxation for which it is liable as a result of any act or omission prior to Closing and in particular: (a) all income tax deductible by Seller prior to the date hereof under Schedule E by virtue of the P.A.Y.E. regulations from time to time in force; (b) all National Insurance Contributions (both employer's and employees') due from the in respect of any of Seller's employees who will be hired by Buyer after the Closing; and
(c) all income tax required to be deducted from any interest, annuity or other annual payment, rent or royalty pursuant to sections 349 and 350; and (d) all income tax required to be deducted from any other payment directed to be made as if those payments were payments to which section 349 applied.

              4.19.2.3 Seller has duly and punctually withheld, or collected for payment (as appropriate) all taxation which it has become liable to withhold or collect for payment and is under no liability to pay any penalty or interest in connection with any claim for taxation at the date of this Agreement or give any security for any such matter.

              4.19.2.4 Seller has if required by law so to do deducted all appropriate taxation from all payments made or treated as made to any person and accounted to the Inland Revenue for all tax so deducted.


                                         23.

              4.19.2.5 Seller has not within the twenty (20) years prior to Closing paid or become liable to pay any penalty or interest charged by virtue of the provisions of the Taxes Management Act 1970 or similar provisions in other countries.

              4.19.2.6 Seller has not in the last ten (10) years been the subject of a discovery by the Inland Revenue and there are no facts which are likely to cause a discovery to be made.

              4.19.2.7 Seller is not liable as lessee or agent for any Schedule A tax under the provisions of section 23.

         4.19.3 DISALLOWANCE OF DEDUCTIONS. Seller has not made any payment to, or provided any benefit for, any of its employees which would not be allowable as a deduction in computing the profits of Seller for corporation tax purposes.

         4.19.4 CHARGEABLE GAINS. Seller has not at any time before or since the Balance Sheets Date made any claim under sections 152 to 156 of TCGA, and no such claim has been made or is capable of being made by any other company which affects or could affect the amount or value of the consideration for the acquisition of any Asset.

         4.19.5 VALUE ADDED TAX.

              4.19.5.1 Seller is not and has not at any time been treated as a member of a group of companies for VAT purposes and no application for it to be so treated has at any time been made.

              4.19.5.2 Seller is duly registered for VAT purposes and has complied in all material respects with part I of the 1972 Act (VAT) and the VATA and all orders, provisions, directions or conditions made or imposed thereunder, and has in all material respects kept and maintained full complete correct and up to date records, invoices and other documents appropriate or requisite for the purposes of such legislation, and is not liable to any forfeiture or penalty or to the operation of any penal provisions and has not incurred any penalty, surcharge or interest as a result of making late VAT returns.

              4.19.5.3 No act or transaction has been effected in consequence whereof Seller is or may be held liable for any VAT chargeable against any other company; and Seller is not, and has not agreed to become an agent, manager or factor for the purpose of section 32 of the VATA of any person who is not resident in the United Kingdom.

              4.19.5.4 All supplies made by Seller in respect of the Business are taxable supplies and Seller is not and will not be denied credit for any input tax by reason of the operation of any provisions of VATA and the regulations made thereunder; and all input tax for which Seller has claimed credit has been paid by Seller in respect of supplies made to it relating to goods or services used or to be used for the purpose of the Business.


                                         24.

              4.19.5.5 No supplies have been made to Seller to which the provisions of section 7 to VATA might apply.

              4.19.5.6 Seller has not been required to give security for payment of any VAT.

              4.19.5.7 The Disclosure Letters contains full particulars of any claim for bad debt relief made, or which may be made, by Seller under section 22 of VATA.

              4.19.5.8 On all invoices issued and to be issued by Seller prior to the Closing charge VAT at the percentage rate which at the time of the relevant supply was or is chargeable has been or will be so charged; all amounts due to be paid to Customs & Excise prior to the Closing on the date of the filing of the last VAT return have been paid on the due date; all amounts of VAT which have been charged on invoices issued by Seller since such last return have been retained by Seller for the account of Customs & Excise pending the next return date; there are no disputes between Seller and Customs & Excise and there are no present circumstances which are likely to give rise to any such dispute.

              4.19.5.9 No document has left the possession of Seller which if improperly used by a third party would lead to any liability on the part of Seller to pay any amount of VAT under paragraph 6 of schedule 7 to VATA which, but for such use, would not have been payable by Seller.

              4.19.5.10 Seller has not made and does not make exempt supplies for VAT purposes (except such exempt supplies as may be disregarded in calculating the amount of input tax for which Seller may claim a credit or a repayment under section 14 of VATA).

              4.19.5.11 Seller is not and has not been or agreed to become an agent, manager or factor of any person who is not resident in the United Kingdom.

         4.19.6 STAMP DUTY AND STAMP DUTY RESERVE TAX.

              4.19.6.1 Seller has duly paid all stamp duty and all stamp duty reserve tax for which it has at any time been liable, and all documents under which Seller has any right and which are required to be stamped have been duly stamped.

              4.19.6.2 Within the five (5) years ending on the date of this Agreement, Seller has not made any claim for relief or exemption under section 42 of the 1930 Act or part III of schedule 19 to the 1973 Act.

         4.19.7 GENERAL.

              4.19.7.1 Seller has not acquired all or any part of the assets or undertaking of another company in the course of any reconstruction or liquidation of that company or any amalgamation of that or any other company.


                                         25.

              4.19.7.2 During the period of three (3) years immediately preceding the date of this Agreement, there has been no major change in the nature or conduct of the trade (within the meaning of section 768 ICTA) carried on by Seller or in the customers or markets supplied by Seller in the scale of its activities.

              4.19.7.3 No act or transaction has been effected in consequence whereof the Business has, is or may be held liable for any taxation primarily chargeable against some other person.

    4.20 PENSION WARRANTIES. There is and has been no scheme, agreement, arrangement or practice (whether formal or informal) in relation to which Seller has incurred or will incur or may be expected to incur any liability or responsibility (including, without limitation, liability for contributions or expenses or for shortfall in funding, liability as trustees or responsibility as to any discretionary power) for or in relation to the provision of any relevant benefits (as defined in Section 612 ICTA) or any benefits to be given by reason of disability or sickness for or in respect of any employees of Seller or for or in respect of any other person by reference to any such employees.

5.  REPRESENTATIONS AND WARRANTIES OF BUYER.

    Buyer and Parent make the following representations and warranties to Sellers and Shareholders, each of which is true and correct on the date hereof, shall remain true and correct to and including the Closing Date, shall be unaffected by any investigation heretofore or hereafter made by Sellers or any notice to Sellers, and shall survive the Closing of the transactions provided for herein.

    5.1  CORPORATE.

         5.1.1 ORGANIZATION. Buyer is a corporation duly organized, validly existing and in good standing under the laws of England and Wales. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of California.

         5.1.2 CORPORATE POWER. Buyer and Parent have all requisite corporate power to enter into this Agreement and the other documents and instruments to be executed and delivered by Buyer and Parent and to carry out the transactions contemplated hereby and thereby.

    5.2 AUTHORITY. The execution and delivery of this Agreement and the other documents and instruments to be executed and delivered by Buyer and Parent pursuant hereto and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of Buyer and Parent. No other corporate act or proceeding on the part of Buyer or Parent or each of its shareholders is necessary to authorize this Agreement or the other documents and instruments to be executed and delivered by Buyer and Parent pursuant hereto or the consummation of the transactions contemplated hereby and thereby. This Agreement constitutes, and when executed and delivered, the other documents and instruments to be executed and delivered by Buyer and


                                         26.

Parent pursuant hereto will constitute, valid and binding agreements of Buyer and Parent, enforceable in accordance with their respective terms, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally, and by general equitable principles.

    5.3 NO BROKERS OR FINDERS. Neither Buyer nor Parent nor any of their directors, officers, employees or agents have retained, employed or used any broker or finder in connection with the transaction provided for herein or in connection with the negotiation thereof.

    5.4 FINANCIAL CAPACITY. Buyer and Parent have the financial means necessary to consummate the transactions contemplated hereunder.

6.  EMPLOYEES.

    6.1 Sellers and Shareholders jointly and severally shall indemnify Buyer and keep it indemnified against all claims for redundancy or unfair dismissal, liabilities and other costs and expenses resulting from any breach of the undertakings, representations and warranties contained in this Section 6 in respect of any act taken or omitted by Sellers prior to the Closing Date.

    6.2 Sellers shall perform and discharge all its obligations in respect of each and every employee of the Business for its own account up to and including the Closing and shall indemnify Buyer against all costs, losses, liabilities, expenses or demands arising from Sellers' failure to perform and discharge such obligations on time.

    6.3 Sellers shall indemnify Buyer against all costs, claims, losses, liabilities, expenses and demands which relate to or arise out of any act or omission by Sellers or any other event or occurrence prior to the Closing and which Buyer may incur or suffer in relation to any contract of employment concerning one or more of its employees by virtue of the transfer of the Business including, but not limited to, anything done or omitted by or in relation to Sellers in respect of any such contract of employment of any employee which is deemed by the Regulations to have been done or omitted by or in relation to Buyer.

    6.4 Sellers and Buyer acknowledge and agree that pursuant to the Regulations, the contracts of employment between Sellers and each of its employees will have and be deemed to have had effect after the Closing Date as if originally made between Buyer and the respective employees.

    6.5 Sellers and Buyer shall jointly communicate to each of its employees notices regarding the transfer of such employee's employment relationship to Buyer in such form as may be agreed by Sellers and Buyer.


                                         27.

7.  OTHER MATTERS.

    7.1 USE OF SELLERS' NAME. Following the Closing, neither Sellers nor any Affiliate shall, without the prior written consent of Buyer, make any use of the names "Palmer & Webb Systems Limited" and "Moebius Business Training Limited" or any other names confusingly similar thereto, except as may be necessary for Sellers to pay their liabilities, prepare tax returns and other reports, and to otherwise wind up and conclude their business. After the Closing, upon Buyer's request, each of PWUK and Moebius shall change its name as Buyer shall approve.

    7.2 INVESTIGATIONS. The respective representations and warranties of Sellers, Shareholders and Buyer contained herein or in any other documents delivered at or prior to the Closing, shall not be deemed waived or otherwise affected by any investigation made by any party hereto.

8.  FURTHER COVENANTS OF EACH SELLER AND SHAREHOLDER.

    Each Seller and Shareholder covenants and agrees as follows:

    8.1 ACCESS TO INFORMATION AND RECORDS. During the period prior to the Closing, Seller shall give Buyer, its counsel, accountants and other representatives (a) reasonable access during normal business hours to all of the properties, books, records, contracts and documents of Seller for the purpose of such inspection, investigation and testing as Buyer deems appropriate (and Seller shall furnish or cause to be furnished to Buyer and its representatives all information with respect to the business and affairs of Seller as Buyer may reasonably request); (b) access to employees, agents and representatives for the purposes of such meetings and communications as Buyer reasonably desires; and
(c) with the prior consent of Seller in each instance (which consent shall not be unreasonably withheld), access to vendors, customers, manufacturers of its machinery and equipment, and others having business dealings with Seller.

    8.2 BANK ACCOUNTS. Upon the execution of this Agreement, Seller shall provide to Buyer a list of each bank in which Seller has an account or safe deposit box, the name and number of each such account or box and the names of all persons authorized to draw thereon or who have access thereto, with the amounts they are authorized to draw.

    8.3 CONDUCT OF BUSINESS PENDING THE CLOSING. From the date hereof until the Closing, except as otherwise approved in writing by Buyer:

         8.3.1 NO CHANGES. Seller will carry on its business diligently and in the same manner as heretofore and will not make or institute any changes in its methods of purchase, sale, management, accounting or operation.

         8.3.2 MAINTAIN ORGANIZATION. Seller will take such action as may be necessary to maintain, preserve, renew and keep in favor and effect the existence, rights and franchises of Seller and will use its best efforts to preserve the business organization of Seller


                                         28.

intact, to keep available to Buyer the present directors and employees, and to preserve for Buyer its present relationships with suppliers and customers and others having business relationships with Seller.

         8.3.3 NO BREACH. Seller and Shareholders will not do or omit any act, or permit any omission to act, which may cause a breach of any material contract, commitment or obligation, or any breach of any representation, warranty, covenant or agreement made by Seller and/or Shareholders herein, or which would have required disclosure in the Disclosure Letters or Schedules attached hereto had it occurred after the Balance Sheets Date and prior to the date of this Agreement.

         8.3.4 NO MATERIAL CONTRACTS. No contract or commitment will be entered into, and no purchase of raw materials or supplies and no sale of assets (real, personal, or mixed, tangible or intangible) will be made, by or on behalf of Seller, except contracts, commitments, purchases or sales which (a) are (1) contracts or commitments for the purchase of, and purchases of, raw materials, supplies and services made in the ordinary course of business and consistent with past practice, (2) contracts or commitments for the sale of, and sales of, products or inventory or services in the ordinary course of business and consistent with past practice, or (3) other contracts, commitments, purchases or sales in the ordinary course of business and consistent with past practice, AND
(b) are not material to Seller (individually or in the aggregate) and would not have been required to be disclosed in the Disclosure Letters or Schedules had they been in existence on the date of this Agreement.

         8.3.5 NO CORPORATE CHANGES. Seller shall not amend its Memorandum and Articles of Association or other constituent documents, make any changes in authorized or issued capital stock, or take or commence the taking of any action with respect to the dissolution, liquidation or winding up of Seller.

         8.3.6 MAINTENANCE OF PROPERTY. Seller shall use, operate, maintain and repair all property of Seller in a normal business manner.

         8.3.7 NO NEGOTIATIONS. Neither Seller nor Shareholder will directly or indirectly (through a representative or otherwise) solicit or furnish any information to any prospective buyer, commence, or conduct presently ongoing negotiations with any other party or enter into any agreement with any other party concerning the sale of Seller, Seller's assets or business or any part thereof (other than as provided in Section 8.3.4) or any equity securities of Seller (an "ACQUISITION PROPOSAL"), and Seller and Shareholder shall promptly advise Buyer of the receipt of any Acquisition Proposal.

    8.4  CONSENTS.

         8.4.1 If the Reversioner's Licence has not been obtained in a form satisfactory to Buyer prior to the Closing Date, Sellers and Buyer shall use all reasonable endeavors to obtain the Reversioner's Licence and the parties shall promptly provide all reasonably obtainable information properly required for this purpose.


                                         29.

         8.4.2 As between Buyer and Sellers, Sellers shall be responsible for all reasonable and proper costs of the Landlord and all superior landlords and their respective surveyors and solicitors' fees (plus VAT and disbursements in both Cases) incurred in connection with the grant of the Reversioner's Licence.

         8.4.3 The parties shall promptly execute the Reversioner's Licence and deliver such executed licence to relevant destinations.

         8.4.4 The parties shall after the date hereof use all reasonable endeavors to agree the form of assignment of the Leased Real Property from Sellers to Buyer and Sellers and Buyer will each execute such assignment in duplicate.

         8.4.5 From and after the Closing, unless and until the Reversioner's Licence has been obtained and the assignment completed Sellers shall deal with the Leased Real Property as Buyer shall reasonably direct and shall not otherwise deal with the Leased Real Property except in such a way as may have been previously agreed in writing by Buyer.

         8.4.6 With effect from and including the date of this Agreement until actual completion of the assignment or transfer of the Leased Real Property:

              8.4.6.1 Seller shall: (a) hold the Leased Real Property on trust for Buyer for a period not to exceed ninety (90) days; (b) permit Buyer to occupy and have use of the Leased Real Property; (c) subject to being put in funds by Buyer to pay all rents, service charges and other sums reserved by the Real Property Leases to the Landlord; (d) not enter into any contract affecting the Leased Real Property without the consent of Buyer, which consent shall not be unreasonably withheld or delayed where such contract is or shall be a lawful requirement of the Landlord; (e) supply copies of all orders, notices or directions received from the Landlord or other competent authority forthwith upon receipt; and (f) not without the consent of Buyer (which consent shall not be unreasonably withheld or delayed) make any application to the Landlord other than for consent to assign the Leased Real Property to Buyer.

              8.4.6.2 Buyer shall: (a) put Seller in funds in advance of the date due so as to enable Seller to pay on demand all rents, service charges, outgoings and other sums payable in respect of the Leased Real Property for the period from and including the date of this Agreement until actual completion of the assignment or transfer of the Leased Real Property to Buyer; and (b) insofar as the same are consistent with Buyer's right to use the Leased Real Property to observe and perform the covenants and conditions contained in the Real Property Leases and any license, consent or approval granted thereunder or any document supplemental thereto.

              8.4.6.3 If a notice pursuant to Section 146 Law of Property Act 1925 or similar notice is served in respect of the Leased Real Property between the date of this Agreement and actual completion of the assignment or transfer of the Leased Real Property between the date of this Agreement and actual completion of such assignment or transfer and such notice alleges unlawful occupation of the Leased Real Property by Buyer, Seller shall at


                                         30.

the direction of Buyer take all steps as are necessary to contest such notice and, if required by Buyer, shall apply for a declaration that the Landlord's consent is being unreasonable withheld.

              8.4.6.4 If upon final determination of any proceedings in connection with the notice under Section 146 Law of Property Act 1925 the application for a declaration that the Landlord's consent is being unreasonably withheld, Buyer is required to vacate the Property Buyer will forthwith comply with the Order of the Court in that respect.

              8.4.6.5 Seller shall upon the request of Buyer (but not earlier than one calendar month after the date of this Agreement) apply to a competent Court for a declaration that the Landlord has unreasonably withheld the Reversioner's License and such application (which Seller shall not be required to pursue beyond the Court of First Instance unless its counsel shall advise, at the expense of Buyer, on the balance of probabilities an appeal would succeed) shall be at the expense of Buyer.

    8.5 OTHER ACTION. Seller and Shareholders shall use their reasonable efforts to cause the fulfillment at the earliest practicable date of all of the conditions to Sellers' obligations to consummate the transactions contemplated in this Agreement.

    8.6 DISCLOSURE. Seller and Shareholders shall have a continuing obligation to promptly notify Buyer in writing with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Disclosure Letters or Schedules, but no such disclosure shall cure any breach of any representation or warranty which is inaccurate.

9.  CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS.

    Each and every obligation of Buyer to be performed on the Closing Date shall be subject to the satisfaction prior to or at the Closing of each of the following conditions:

    9.1 REPRESENTATIONS AND WARRANTIES TRUE ON THE CLOSING DATE. Each of the representations and warranties made by Sellers and Shareholders in this Agreement and the Disclosure Letters, and the statements contained in any Schedule or in any instrument, list, certificate or writing delivered by Sellers pursuant to this Agreement, shall have been true and correct in all material respects when made and shall be true and correct in all material respects at and as of the Closing Date as though such representations and warranties were made or given on and as of the Closing Date, except for any changes permitted by the terms of this Agreement or consented to in writing by Buyer.

    9.2 COMPLIANCE WITH AGREEMENT. Sellers and Shareholders shall have in all material respects performed and complied with all of their agreements and obligations under this Agreement which are to be performed or complied with by them prior to or on the Closing Date, including the delivery of the closing documents specified in Section 12.1 hereof.


                                         31.

    9.3 ABSENCE OF SUIT. No action, suit or proceeding before any court or any governmental authority shall have been commenced or threatened, and no investigation by any governmental or regulating authority shall have been commenced, against Buyer, Sellers or any of the affiliates, officers or directors of any of them, seeking to restrain, prevent or change the transactions contemplated hereby, or questioning the validity or legality of any such transactions, or seeking damages in connection with, or imposing any condition on, any such transactions.

    9.4 CONSENTS AND APPROVALS. All approvals, consents and waivers that are required to effect the transactions contemplated hereby shall have been received, and, wherever relevant, executed counterparts thereof shall have been delivered to Buyer, except such consents, approvals and novations as are expressly permitted by the terms of this Agreement to be obtained subsequent to the Closing. Notwithstanding the foregoing, receipt of the consent of any third party to the assignment of an Assumed Contract which is not (and is not required to be) disclosed in the Disclosure Letters or any Schedule shall not be a condition to Buyer's obligation to close, provided that the aggregate of all such Contracts does not represent a material portion of Sellers' sales or expenditures. After the Closing, Sellers and Shareholders shall continue to use their reasonable effects to obtain any such consents or approvals (and Buyer shall use reasonable efforts to assist Sellers in such efforts), and neither Sellers nor Shareholders shall hereby be relieved of any liability hereunder for failure to perform any of their respective covenants or for the inaccuracy of any representation or warranty.

    9.5 DATAMETRICS CLOSING. The transactions between Buyer and Datametrics System Corporation ("DATAMETRICS") described in that certain Asset Purchase Agreement between Buyer and Datametrics shall have closed.

    9.6 OWNERSHIP OF MOEBIUS. The Moebius Shareholder shall have purchased any outstanding shares of the issued and outstanding capital stock of Moebius not held by it so that it shall own one hundred percent (100%) of the issued and outstanding capital stock of Moebius.

10. CONDITIONS PRECEDENT TO SELLERS' OBLIGATIONS.

    Each and every obligation of Sellers and Shareholders to be performed on the Closing Date shall have been subject to the satisfaction prior to or at the Closing of the following conditions:

    10.1 REPRESENTATIONS AND WARRANTIES TRUE ON THE CLOSING DATE. Each of the representations and warranties made by Buyer in this Agreement shall be true and correct in all material respects when made and shall be true and correct in all material respects at and as of the Closing Date as though such representations and warranties were made or given on and as of the Closing Date.

    10.2 COMPLIANCE WITH AGREEMENT. Buyer shall have in all material respects performed and complied with all of Buyer's agreements and obligations under this Agreement


                                         32.

which are to be performed or complied with by Buyer prior to or on the Closing Date, including the delivery of the closing documents specified in Section 12.2 hereof.

    10.3 ABSENCE OF SUIT. No action, suit or proceeding before any court or any governmental authority shall have been commenced or threatened, and no investigation by any governmental or regulating authority shall have been commenced, against Buyer, Sellers or any of the affiliates, officers or directors of any of them, seeking to restrain, prevent or change the transactions contemplated hereby, or questioning the validity or legality of any such transactions, or seeking damages in connection with, or imposing any condition on, any such transactions.

    10.4 DATAMETRICS CLOSING. The transactions between Buyer and Datametrics described in that certain Asset Purchase Agreement between Buyer and Datametrics shall have closed.

11. INDEMNIFICATION.

    11.1 BY SELLERS AND SHAREHOLDERS. Subject to the terms and conditions of this Article 11, each Seller and Shareholder, jointly and severally, hereby indemnify, defend and hold harmless Buyer, and its directors, officers, employees and controlled and controlling persons ("BUYER'S AFFILIATES"), from and against all Claims asserted against, resulting to, imposed upon, or incurred by Buyer, Buyer's Affiliates or the business and assets transferred to Buyer pursuant to this Agreement, directly or indirectly, by reason of, arising out of or resulting from (a) the inaccuracy or breach of any representation or warranty of Seller or Shareholder contained in or made pursuant to this Agreement or in any officer's certificate, the Disclosure Letters, Schedule or agreement described in Section 9 herein (regardless of whether such breach is deemed "material"); (b) the breach of any covenant of Seller or Shareholder contained in this Agreement or in any officer's certificate, the Disclosure Letters, Schedule or agreement described in Section 9 herein (regardless of whether such breach is deemed "material"); (c) any Claim of or against Seller, the Purchased Assets or the business of Seller not specifically assumed by Buyer pursuant hereto and not covered by clause (d), or (d) any Claim for a Warranty Credit, but only to the extent that such Claim is not covered by insurance coverage of Buyer. As used in this Article 11, the term "CLAIM" shall include (a) all debts, liabilities and obligations; (b) all losses, damages (including without limitation consequential damages), judgments, awards, settlements, costs and expenses (including without limitation interest (including prejudgment interest in any litigated matter), penalties, court costs and reasonable attorneys fees and expenses) and shall be net of any insurance or tax recoveries by Buyer of the amount of any such Claim; and (c) all demands, claims, suits, actions, costs of investigation, causes of action, proceedings and assessments, whether or not ultimately determined to be valid.

    11.2 BY BUYER. Subject to the terms and conditions of this Article 11, Buyer hereby agrees to indemnify, defend and hold harmless Sellers, its directors, officers, employees and controlling persons, and Shareholders from and against all Claims asserted against, resulting to, imposed upon or incurred by any such person, directly or indirectly, by reason of or resulting from (a) the inaccuracy or breach of any representation or warranty of


                                         33.

Buyer contained in or made pursuant to this Agreement or in any agreement, document or instrument executed and delivered pursuant hereto or in connection with the transactions contemplated hereby (regardless of whether such breach is deemed "material"); (b) the breach of any covenant of Buyer contained in this Agreement (regardless of whether such breach is deemed "material"); or (c) all Claims of or against Sellers specifically assumed by Buyer pursuant hereto.

    11.3 INDEMNIFICATION OF THIRD-PARTY CLAIMS. The obligations and liabilities of any party to indemnify any other under this Article 11 with respect to Claims relating to third parties shall be subject to the following terms and conditions:

         11.3.1 NOTICE AND DEFENSE. The party or parties to be indemnified (whether one or more, the "INDEMNIFIED PARTY") will give the party from whom indemnification is sought (the "INDEMNIFYING PARTY") written notice of any such Claim, and the Indemnifying Party will undertake the defense thereof by representatives chosen by the Indemnified Party. Failure to give such notice shall not affect the Indemnifying Party's duty or obligations under this
Article 11, except to the extent the Indemnifying Party is prejudiced thereby. So long as the Indemnifying Party is defending any such Claim actively and in good faith, the Indemnified Party shall not compromise or settle such Claim.
The Indemnified Party shall make available to the Indemnifying Party or its representatives all records and other materials required by them and in the possession or under the control of the Indemnified Party, or its representatives for the use of the Indemnifying Party and its representatives in defending any such Claim, and shall in other respects give reasonable cooperation in such defense.

         11.3.2 FAILURE TO DEFEND. If the Indemnifying Party, within a reasonable time after notice of any such Claim, fails to defend such Claim actively and in good faith, the Indemnified Party will (upon further notice) have the right to undertake the defense, compromise or settlement of such Claim or consent to the entry of a judgment with respect to such Claim, on behalf of and for the account and risk of the Indemnifying Party, and the Indemnifying Party shall thereafter have no right to challenge the Indemnified Party's defense, compromise, settlement or consent to judgment.

         11.3.3 INDEMNIFIED PARTY'S RIGHTS. Anything in this Section 11 to the contrary notwithstanding, (a) if there is a reasonable probability that a Claim may materially and adversely affect Buyer other than as a result of money damages or other money payments for such Claim, or if the amount of the Claim being asserted exceeds (in Buyer's judgment) by more than USD $200,000 the insurance coverage which has been admitted by the applicable insurance carriers, Buyer shall have the sole right to defend, compromise or settle such Claim and shall be entitled to recover from Sellers for such amounts, (b) the Indemnifying Party shall not, without the written consent of the Indemnified Party, settle or compromise any Claim or consent to the entry of any judgment which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party of a release from all liability in respect of such Claim, and (c) Buyer shall have the exclusive right to defend and settle breach of warranty claims for Software.


                                         34.

         11.3.4 WARRANTY CLAIMS. Buyer shall have the right to defend or settle any warranty Claims relating to the Software, provided that any Indemnifying Party with respect to such warranty claim shall be allowed to participate, at its or his own cost, in the defense, settlement or compromise of any such Claim, and Buyer shall not settle or compromise any such Claim without the consent of such Indemnifying Party, which shall not be unreasonably withheld. Buyer agrees that it shall not seek any indemnity from Sellers or Shareholders with respect to any warranty Claim where (a) such Claim relates to or results from a claim by a third party that a software program contained in the Software has caused damage to such third party; (b) such software program is or was licenced by a Seller from a third party vendor; and (c) (i) the rights of Sellers to seek indemnification from such third party vendor with respect to such licenced software program have been transferred to Buyer in accordance with this Agreement, or (ii) the vendor of such software program has been, or the rights to the software program itself have been, acquired by Buyer.

    11.4 PAYMENT. Subject to the terms of the Purchase Price and Indemnification Escrow Agreement, the Indemnifying Party shall promptly pay the Indemnified Party any amount due under this Article 11, which payment may be accomplished in whole or in part, to the extent that the Indemnified Party owes any amount to the Indemnifying Party, at the option of the Indemnified Party, by the Indemnified Party setting off any amount owed to the Indemnifying Party by the Indemnified Party. To the extent set-off is made by an Indemnified Party in satisfaction or partial satisfaction of an indemnity obligation under this
Article 11 that is disputed by the Indemnifying Party, upon a subsequent determination by final judgment not subject to appeal that all or a portion of such indemnity obligation was not owed to the Indemnified Party, the Indemnified Party shall pay the Indemnifying Party the amount which was set off and not owed together with interest from the date of set-off until the date of such payment at the Prime Rate set by Comerica Bank - California at its San Francisco, California office. Upon judgment, determination, settlement or compromise of any third party Claim, the Indemnifying Party shall pay promptly on behalf of the Indemnified Party, and/or to the Indemnified Party in reimbursement of any amount theretofore required to be paid by it, the amount so determined by judgment, determination, settlement or compromise and all other Claims of the Indemnified Party with respect thereto, unless in the case of a judgment an appeal is made from the judgment. If the Indemnifying Party desires to appeal from an adverse judgment, then the Indemnifying Party shall post and pay the cost of the security or bond to stay execution of the judgment pending appeal. Upon the payment in full by the Indemnifying Party of such amounts, the Indemnifying Party shall succeed to the rights of such Indemnified Party, to the extent not waived in settlement, against the third party who made such third party Claim.

    11.5 DEDUCTIBLE AMOUNT. Without limiting the effect of any of the other limitations set forth herein, Sellers and Shareholders shall not be required to make any indemnification payment hereunder with respect to any breach of any of its representations and warranties, except to the extent that the cumulative amount of the Damages actually incurred by Buyer as a direct result of all such breaches of such representations and warranties during the period from (a) the Closing Date until 5:00 p.m. (Pacific Standard Time) on the first anniversary of the Closing Date (the "FIRST ANNIVERSARY DATE") (such period being referred to as the "FIRST PERIOD") actually exceeds the First Period Deductible


                                         35.

Amount, and (b) the first day following the First Anniversary Date until 5:00 p.m. (Pacific Standard Time) on the second anniversary of the Closing Date (such period being referred to as the "SECOND PERIOD") actually exceeds the Second Period Deductible Amount; and Sellers and Shareholders shall only be required to pay, and shall only be liable for, the amount by which the cumulative amount of the Damages actually incurred by Buyer as a direct result of all such breaches of such representations and warranties actually exceeds the First Period Deductible Amount or the Second Period Deductible Amount, as appropriate. The "FIRST PERIOD DEDUCTIBLE AMOUNT" shall be USD $112,500 and the "SECOND PERIOD DEDUCTIBLE AMOUNT" shall be USD $18,750.

    11.6 MAXIMUM LIABILITY. The total amount of the payments that Sellers and Shareholders can be required to make under or in connection with this Agreement (including all indemnification payments required to be made to Buyer and all amounts payable to any counsel retained by Sellers and Shareholders in accordance with Section 11.3), excluding Claims arising solely from software produced by Datametrics (the determination of which shall be in the sole discretion of Buyer) where Sellers have acted only as a distributor of such software, shall be limited in the aggregate (including the Indemnification Escrow Amount) to a maximum of: (a) USD $1,187,500 during the First Period; (b) USD $375,000, less any amount paid by Sellers and Shareholders during the First Period, during the Second Period; and (c) Zero Dollars (USD $0) thereafter.

    11.7 TREATMENT OF INDEMNIFICATION PAYMENTS. The parties shall treat all indemnification payments as either a reimbursement to the party making the original payment or as a reduction in the Purchase Price paid by Buyer, as appropriate, to achieve the most beneficial tax and accounting treatment for both parties. In the event that treating the payment as either reimbursement or a reduction of the Purchase Price will have a positive tax and accounting effect for one of the parties and no negative tax or accounting effect for the other party, the payment shall be so treated. If one party will benefit from one form of treatment at the expense of the other, the parties shall treat the payment for tax and accounting purposes to minimize taxes and in a manner which favors the Indemnified Party.

    11.8 SURVIVAL OF REPRESENTATIONS AND WARRANTIES; CLAIMS FOR
INDEMNIFICATION. All representations and warranties made by Sellers, Shareholders or by Buyer in this Agreement, or in any officer's certificate, the Disclosure Letters, any Schedule or agreement described in Sections 9 or 10 herein, shall survive the Closing and any investigation at any time made by or on behalf of Seller or Buyer, as the case may be. All such representations and warranties shall expire on the second anniversary of the Closing Date, except with respect to claims, if any, (a) asserted in writing prior to such second anniversary identified as a Claim for indemnification pursuant to this
Section 8, or (b) which are based upon the representations and warranties of Sellers or Shareholders relating to taxes, which shall survive until the applicable statute of limitations has expired.

    11.9 NO WAIVER. The closing of the transactions contemplated by this Agreement shall not constitute a waiver by any party of its rights to indemnification hereunder, regardless of whether the party seeking indemnification has knowledge of the breach,


                                         36.

violation or failure of condition constituting the basis of the Claim at or before the Closing, and regardless of whether such breach, violation or failure is deemed to be "material".

12. CLOSING.

    The closing of this transaction (the "CLOSING") shall take place at the offices of Cooley Godward LLP, One Maritime Plaza, 20th Floor, San Francisco, California, at 7:00 a.m. (Pacific Standard Time) on June 30, 1997, or at such other time and place as the parties hereto shall agree upon (the "CLOSING DATE").

    12.1 DOCUMENTS TO BE DELIVERED BY SELLERS AND SHAREHOLDERS. At the Closing, Sellers and Shareholders shall deliver to Buyer the following documents, in each case duly executed or otherwise in proper form:

         12.1.1 DEEDS. Originally executed Real Property Leases (apart from Unit 1 Fountain House), land certificates and a statutory declaration relating to the contents of the missing lease.

         12.1.2 CERTIFIED RESOLUTIONS. A certified copy of the resolutions of the Board of Directors and shareholders of Sellers authorizing and approving this Agreement and the consummation of the transactions contemplated by this Agreement.

         12.1.3 MEMORANDUM AND ARTICLES OF ASSOCIATION. A copy of the Memorandum and Articles of Association of each Seller certified by the Company Secretary of Sellers.

         12.1.4 OPINION OF COUNSEL. A written opinion of MacDonald Oates dated as of the Closing Date, addressed to Buyer, substantially in the form of EXHIBIT D hereto.

         12.1.5 ESCROW AGREEMENT. The Escrow Agreement duly executed by Sellers, Shareholders and the Escrow Agent in the form of EXHIBIT E hereto.

         12.1.6 PURCHASE PRICE AND INDEMNIFICATION ESCROW AGREEMENT. The Purchase Price and Indemnification Escrow Agreement duly executed by Sellers and Shareholders.

         12.1.7 CONSENTS TO ASSIGNMENT. Executed consents to the assignment of the Assumed Contracts.

         12.1.8 BANK LETTER. A letter from National Westminster Bank confirming that it will release its lien on Sellers' property and a Certificate of Non-Crystalisation.

         12.1.9 SERVICE AGREEMENT. A Service Agreement duly executed by each of the PWUK Shareholders in the form of EXHIBIT F hereto.


                                         37.

         12.1.10 OTHER DOCUMENTS. All other documents, instruments or writings required to be delivered to Buyer at or prior to the Closing pursuant to this Agreement and such other certificates of authority and documents as Buyer may reasonably request.

    12.2 DOCUMENTS TO BE DELIVERED BY BUYER. At the Closing, Buyer shall deliver to Sellers the following documents, in each case duly executed or otherwise in proper form:

         12.2.1 CASH PURCHASE PRICE. To Sellers and the Escrow Agent wire transfers as required by Section 3.2.2 hereof.

         12.2.2 LETTER REGARDING ADDITIONAL FUNDS. To Sellers a letter confirming that Buyer has authorized the release of funds sufficient to pay the following amounts: (a) L75,001 due to ECTS; (b) L62,500 to repay the pension plan loans; (c) amounts necessary to fund the closing costs of the transactions contemplated herein; and (d) the present overdraft due to National Westminster Bank.

         12.2.3 CERTIFIED RESOLUTIONS. A certified copy of the resolutions of the Board of Directors of Buyer authorizing and approving this Agreement and the other agreements, documents and instruments herein and the consummation of the transactions contemplated by this Agreement.

         12.2.4 OPINION OF COUNSEL. A written opinion of Taylor Joynson Garrett, counsel to Buyer, dated as of the Closing Date, addressed to Sellers, in substantially the form of EXHIBIT G hereto.

         12.2.5 OPINION OF COUNSEL. A written opinion of Cooley Godward LLP, counsel to Parent, dated as of the Closing Date, addressed to Sellers, in substantially the form of EXHIBIT H hereto.

         12.2.6 ESCROW AGREEMENT. The Escrow Agreement duly executed by Buyer and the Escrow Agent in the form of EXHIBIT E hereto.

         12.2.7 PURCHASE PRICE AND INDEMNIFICATION ESCROW AGREEMENT. The Purchase Price and Indemnification Escrow Agreement duly executed by Buyer.

         12.2.8 SERVICE AGREEMENT. A Service Agreement duly executed by Buyer, Parent and Zitel World Trade in the form of EXHIBIT F hereto.

         12.2.9 OTHER DOCUMENTS. All other documents, instruments or writings required to be delivered to Sellers at or prior to the Closing pursuant to this Agreement and such other certificates of authority and documents as Sellers may reasonably request.

13. TERMINATION.

    13.1 RIGHT OF TERMINATION WITHOUT BREACH. This Agreement may be terminated without further liability of any party at any time prior to the Closing:


                                         38.

         13.1.1 by mutual written agreement of Buyer and Sellers; or

         13.1.2 by either Buyer or Sellers if the Closing shall not have occurred on or before that date which is thirty (30) days after the date of this Agreement, or if such date is not a business day, the first business day thereafter, provided the terminating party has not, through breach of a representation, warranty or covenant, prevented the Closing from occurring on or before such date.

    13.2 TERMINATION FOR BREACH.

         13.2.1 TERMINATION BY BUYER. If (a) there has been a material violation or breach by Sellers or Shareholders of any of the agreements, representations or warranties contained in this Agreement which has not been waived in writing by Buyer, or (b) there has been a failure of satisfaction of a condition to the obligations of Buyer which has not been so waived, or (c) Sellers or Shareholders shall have attempted to terminate this Agreement under this Article 13 or otherwise without grounds to do so, then Buyer may, by written notice to Sellers and Shareholders at any time prior to the Closing that such violation, breach, failure or wrongful termination attempt is continuing, terminate this Agreement with the effect set forth in Section 13.2.3 hereof.

         13.2.2 TERMINATION BY SELLERS. If (a) there has been a material violation or breach by Buyer of any of the agreements, representations or warranties contained in this Agreement which has not been waived in writing by Sellers, or (b) there has been a failure of satisfaction of a condition to the obligations of Sellers which has not been so waived, or (c) Buyer shall have attempted to terminate this Agreement under this Article 13 or otherwise without grounds to do so, then Sellers may, by written notice to Buyer at any time prior to the Closing that such violation, breach, failure or wrongful termination attempt is continuing, terminate this Agreement with the effect set forth in
Section 13.2.3 hereof.

         13.2.3 EFFECT OF TERMINATION. Termination of this Agreement pursuant to this Section 13.2 shall not in any way terminate, limit or restrict the rights and remedies of any party hereto against any other party which has violated, breached or failed to satisfy any of the representations, warranties, covenants, agreements, conditions or other provisions of this Agreement prior to termination hereof. In addition to the right of any party under common law to redress for any such breach or violation, each party whose breach or violation has occurred prior to termination shall jointly and severally indemnify each other party for whose benefit such representation, warranty, covenant, agreement or other provision was made ("indemnified party") from and against all losses, damages (including, without limitation, consequential damages), costs and expenses (including, without limitation, interest (including prejudgment interest in any litigated matter), penalties, court costs, and attorneys fees and expenses) asserted against, resulting to, imposed upon, or incurred by the indemnified party, directly or indirectly, by reason of, arising out of or resulting from such breach or violation. Subject to the foregoing, the parties' obligations under Article 15 of this Agreement shall survive termination.


                                         39.

14. RESOLUTION OF DISPUTES.

    14.1 ARBITRATION. Any dispute, controversy or claim arising out of or relating to this Agreement or any contract or agreement entered into pursuant hereto or the performance by the parties of its or their terms, or any claim that the execution and delivery of such agreements constituted a violation of the securities laws of any state or the United States or any claim for damages or rescission of this Agreement for fraud, misrepresentation or violation of any such securities laws, shall be settled by binding arbitration held in San Francisco, California, accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect, except as specifically otherwise provided in this Article 14. Notwithstanding the foregoing, Buyer may, in its discretion, apply to a court of competent jurisdiction for equitable relief from any violation or threatened violation of the covenants of Sellers and/or Shareholders under Section 7.1 hereof.

    14.2 ARBITRATORS. If the matter in controversy (exclusive of attorney fees and expenses) shall appear, as at the time of the demand for arbitration, to exceed USD $500,000, then the panel to be appointed shall consist of three neutral arbitrators; otherwise, one neutral arbitrator.

    14.3 PROCEDURES; NO APPEAL. The arbitrator(s) shall allow such discovery as the arbitrator(s) determine appropriate under the circumstances and shall resolve the dispute as expeditiously as practicable, and if reasonably practicable, within one hundred twenty (120) days after the selection of the arbitrator(s). The arbitrator(s) shall give the parties written notice of the decision, with the reasons therefor set out, and shall have thirty (30) days thereafter to reconsider and modify such decision if any party so requests within ten (10) days after the decision. Thereafter, the decision of the arbitrator(s) shall be final, binding, and nonappealable with respect to all persons, including (without limitation) persons who have failed or refused to participate in the arbitration process.

    14.4 AUTHORITY. The arbitrator(s) shall have authority to award relief under legal or equitable principles, including interim or preliminary relief, and to allocate responsibility for the costs of the arbitration and to award recovery of attorneys fees and expenses in such manner as is determined to be appropriate by the arbitrator(s).

    14.5 ENTRY OF JUDGMENT. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having in personam and subject matter jurisdiction. Sellers, Buyer and Shareholders hereby submit to the in personam jurisdiction of the Federal and State courts in California, for the purpose of confirming any such award and entering judgment thereon.

    14.6 CONFIDENTIALITY. All proceedings under this Article 14, and all evidence given or discovered pursuant hereto, shall be maintained in confidence by all parties.

    14.7 CONTINUED PERFORMANCE. The fact that the dispute resolution procedures specified in this Article 14 shall have been or may be invoked shall not excuse any party from performing its obligations under this Agreement and during the pendency of any such


                                         40.

procedure all parties shall continue to perform their respective obligations in good faith, subject to any rights to terminate this Agreement that may be available to any party and to the right of setoff provided in Section 11.4 hereof.

    14.8 TOLLING. All applicable statues of limitation shall be tolled while the procedures specified in this Article 14 are pending. The parties will take such action, if any, required to effectuate such tolling.

15. EXPENSES.

    Regardless of whether or not the transactions contemplated hereby are consummated:

    15.1 BROKERAGE. Sellers, Shareholders and Buyer each represent and warrant to each other that there is no broker involved or in any way connected with the transfer provided for herein. Buyer agrees to hold Sellers and Shareholders harmless from and against all claims for brokerage commissions or finder's fees incurred through any act of Buyer in connection with the execution of this Agreement or the transactions provided for herein. Each Seller and Shareholder, jointly and severally, agree to hold Buyer harmless from and against all claims for brokerage commissions or finder's fees incurred through any act of any Seller or Shareholder in connection with the execution of this Agreement or the transactions provided for herein.

    15.2 EXPENSES TO BE PAID BY SELLERS. Sellers shall pay, and shall indemnify, defend and hold Buyer harmless from and against, each of the following:

         15.2.1 TRANSFER TAXES. Any sales, use, excise, transfer, income or other similar tax (but excluding stamp duties, all of which shall be paid by Buyer) imposed on Sellers with respect to the transactions provided for in this Agreement, and any interest or penalties related thereto.

         15.2.2 PROFESSIONAL FEES. All fees and expenses of Sellers' legal, accounting, investment banking and other professional counsel in connection with the transactions contemplated hereby. Buyer acknowledges that Sellers will pay for such transaction expenses from Sellers' operating accounts.

    15.3 EXPENSES TO BE PAID BY BUYER. Buyer shall pay, and shall indemnify, defend and hold Sellers harmless from and against, each of the following:

         15.3.1 STAMP DUTY/FILING FEES. Any stamp duty, filing fees, land registry fees, and windup costs imposed with respect to the transactions provided for in this Agreement, and any interest or penalties related thereto.

         15.3.2 PROFESSIONAL FEES. All fees and expenses of Buyer's legal, accounting, investment banking and other professional counsel in connection with the transactions contemplated hereby.


                                         41.

    15.4 OTHER. Except as otherwise provided herein, each of the parties shall bear its own expenses and the expenses of its counsel and other agents in connection with the transactions contemplated hereby.

    15.5 COSTS OF LITIGATION OR ARBITRATION. The parties agree that (subject to the discretion, in an arbitration proceeding, of the arbitrator as set forth in Section 14.4 hereof) the prevailing party in any action brought with respect to or to enforce any right or remedy under this Agreement shall be entitled to recover from the other party or parties all reasonable costs and expenses of any nature whatsoever incurred by the prevailing party in connection with such action, including without limitation attorneys' fees and prejudgment interest.

16. MISCELLANEOUS.

    16.1 MATERIALITY. For purposes of Sections 4, 8, 9 and 11.1 of this Agreement and for purposes of EXHIBIT A to this Agreement, a contract, obligation, liability, transaction, change, breach, encumbrance, proceeding or other matter or event shall not be deemed to be "material" unless the existence or occurrence of such matter or event would, by itself, (a) cause a reasonable purchaser to reverse its decision to enter into a transaction of the type contemplated by this Agreement, and (b) reduce the value of the Purchased Assets by more than USD $15,000.

    16.2 FURTHER ASSURANCE. From time to time, (a) at Buyer's request and without further consideration, Sellers and Shareholders will execute and deliver to Buyer such documents and take such other action as Buyer may reasonably request in order to consummate more effectively the transactions contemplated hereby and to vest in Buyer good, valid and marketable title to the business and assets being transferred hereunder, and (b) at Seller's or Shareholders' request and without consideration, Buyer will execute and deliver to Sellers and/or Shareholders such documents and take such other actions as Sellers and/or Shareholders may reasonably request in order to vest in Buyer the Assumed Liabilities.

    16.3 ANNOUNCEMENTS. Announcements concerning the transactions provided for in this Agreement by either Sellers or Buyer shall be subject to the approval of the other in all essential respects, except that Sellers' approval shall not be required as to any statements and other information which Buyer may submit to the SEC, the California Securities Commission or be required to make pursuant to any rule or regulation of the SEC or any state or local securities regulatory board, or otherwise required by law.

    16.4 ASSIGNMENT; PARTIES IN INTEREST. Except as expressly provided herein, the rights and obligations of a party hereunder may not be assigned, transferred or encumbered without the prior written consent of the other parties. Notwithstanding the foregoing, Buyer may, without consent of any other party, cause one or more subsidiaries of Buyer to carry out all or part of the transactions contemplated hereby; provided, however, that Buyer shall, nevertheless, remain liable for all of its obligations, and those of any such subsidiary, to Sellers hereunder. This Agreement shall be binding upon, inure to the benefit of, and be


                                         42.

enforceable by the respective successors and permitted assigns of the parties hereto. Nothing contained herein shall be deemed to confer upon any other person any right or remedy under or by reason of this Agreement.

    16.5 GOVERNING LAW. The parties acknowledge and agree that the Purchased Assets and the Assumed Liabilities being transferred hereunder are being transferred under the laws of England. This Agreement shall be construed and interpreted according to the internal laws of the State of California, excluding any choice of law rules that may direct the application of the laws of another jurisdiction.

    16.6 AMENDMENT AND MODIFICATION. Buyer, Sellers and Shareholders may amend, modify and supplement this Agreement in such manner as may be agreed upon by them in writing.

    16.7 NOTICE. All notices, requests, demands and other communications hereunder shall be given in writing and shall be: (a) personally delivered; (b) sent by telecopier, facsimile transmission or other electronic means of transmitting written documents; or (c) sent to the parties at their respective addresses indicated herein by international courier service. The respective addresses to be used for all such notices, demands or requests are as follows:

         (a)  If to Buyer, to:

              Zitel Corporation
              47211 Bayside Parkway
              Fremont, CA  94538
              Attention:  Mr. Henry C. Harris
              Telephone:  (510) 440-9600
              Telecopier:  (510) 440-9696

           (with a copy to)

              Cooley Godward LLP
              One Maritime Plaza, 20th Floor
              San Francisco, CA  94111
              Attention:  John L. Cardoza, Esq.
              Telephone:  (415) 693-2000
              Telecopier:  (415) 951-3699

or to such other person or address as Buyer shall furnish to Sellers in writing.


                                         43.

         (b)  If to any Seller or Shareholder, to:

              Palmer & Webb Systems Limited
              Fountain House, Cleave Road
              Leatherhead
              Surrey KT22 7LX
              United Kingdom
              Attention:  Julian Palmer
              Phone:  011-44-137-2378899
              Fax:    011-44-137-2378845

           (with a copy to)

              MacDonald Oates
              Solicitors
              Square House
              The Square
              Petersfield
              Hampshire GU32 3HT
              ATTENTION:  Tony Cooper
              Telephone:  011-44-1730268211
              Telecopier:  011-44-1730261232

              and

              Brobeck Hale and Dorr
              Hasilwood House
              60 Bishopsgate
              London EC2N 4AJ
              ATTENTION:  David Ayres
              Telephone:  011-44-1716386688
              Telecopier:  011-44-1716385888

or to such other person or address as Sellers shall furnish to Buyer in writing.

    If personally delivered, such communication shall be deemed delivered upon actual receipt; if electronically transmitted pursuant to this paragraph, such communication shall be deemed delivered the next business day after transmission (and sender shall bear the burden of proof of delivery); if sent by overnight courier pursuant to this paragraph, such communication shall be deemed delivered upon receipt. Any party to this Agreement may change its address for the purposes of this Agreement by giving notice thereof in accordance with this Section.

    16.8 ENTIRE AGREEMENT. This instrument embodies the entire agreement between the parties hereto with respect to the transactions contemplated herein, and there have been


                                         44.

and are no agreements, representations or warranties between the parties other than those set forth or provided for herein.

    16.9 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

    16.10 HEADINGS. The headings in this Agreement are inserted for convenience only and shall not constitute a part hereof.

    16.11 FURTHER DOCUMENTS. Buyer, Sellers and Shareholder each agree to execute all other documents and to take such other action or corporate proceedings as may be necessary or desirable to carry out the terms hereof.

    16.12 SURVIVAL. All provisions of this Agreement shall survive the Closing.


                                         45.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written and have executed this Agreement as a deed for English law purposes.

                                  "BUYER"

Executed as a deed                ZITEL LIMITED
for and behalf of:

                                  By:  /s/ Jack H. King
                                     ---------------------------------------
                                           Jack H. King, CEO
                                     ---------------------------------------
                                            [Print Name and Title]


                                  By:  /s/ David N. Kent, Director for and on
                                        behalf of Huntsman Nominees Ltd.
                                        as Secretary
                                     ---------------------------------------
                                        David N. Kent for Secretary
                                     ---------------------------------------
                                            [Print Name and Title]

                                  "PARENT"

Executed as a deed                ZITEL CORPORATION
for and behalf of:

                                  By:  /s/ Jack H. King
                                     ---------------------------------------
                                           Jack H. King, CEO
                                     ---------------------------------------
                                            [Print Name and Title]

                                  "SELLERS"

Executed as a deed                PALMER & WEBB SYSTEMS LIMITED
for and behalf of:

                                  By:  /s/ R. H. W. Webb
                                     ---------------------------------------
                                           R. H. W. Webb, Director
                                     ---------------------------------------
                                            [Print Name and Title]


                                  By:  /s/ Julian C. C. Palmer
                                     ---------------------------------------
                                           Julian C. C. Palmer, Director
                                     ---------------------------------------
                                            [Print Name and Title]


                                         46.

Executed as a deed                MOEBIUS BUSINESS TRAINING LIMITED
for and behalf of:

                                  By:  /s/ R. H. W. Webb
                                     ---------------------------------------
                                           R. H. W. Webb, Director
                                     ---------------------------------------
                                            [Print Name and Title]


                                  By:  /s/ Julian C. C. Palmer
                                     ---------------------------------------
                                           Julian C. C. Palmer, Director
                                     ---------------------------------------
                                            [Print Name and Title]

                                  "SHAREHOLDERS"

                                  Executed as a deed by:

In the presence of:

  illegible                          /s/ Reginald Webb
--------------------------------- ---------------------------------
                                         Reginald Webb

---------------------------------
  Solicitor
---------------------------------
    Name and Address

                                  Executed as a deed by:

In the presence of:

  illegible                          /s/ Julian Palmer
--------------------------------- ---------------------------------
                                         Julian Palmer

---------------------------------
  Solicitor
---------------------------------
    Name and Address


                                         47.

Executed as a deed                PALMER & WEBB SYSTEMS, LIMITED
for and behalf of:

                                  By:  /s/ R. H. W. Webb
                                     ---------------------------------------
                                           R. H. W. Webb, Director
                                     ---------------------------------------
                                            [Print Name and Title]


                                  By:  /s/ Julian C. C. Palmer
                                     ---------------------------------------
                                           Julian C. C. Palmer, Director
                                     ---------------------------------------
                                            [Print Name and Title]


                                         48.

                                      EXHIBIT A

                                     DEFINITIONS

    As used in the Agreement the following terms shall have the following respective meanings:

    "ACQUISITION PROPOSAL" shall have the meaning specified in Section 8.3.7 of the Agreement.

    "AFFILIATE" shall mean and include: (a) any current or former shareholder, director or officer of Sellers; (b) any sibling, uncle, aunt, niece or nephew of any person described in clause (a); (c) any ancestor or lineal descendant of any person described in clauses (a) or (b); (d) any current or former spouse of any person described in clauses (a), (b) or (c) or any person who is a member of the same household of the person described in clauses (a), (b) or (c) or who has resided with such person for more than ten (10) days in any calendar year; (v) any ancestor or lineal descendant of any person described in clauses (a), (b),
(c) or (d); and (e) any entity or person in which any of the foregoing have a direct or indirect interest (except through ownership of less than five percent (5%) of the outstanding shares of any entity whose securities are listed on a national securities exchange or traded in the national over-the-counter market).

    "AGREEMENT" shall have the meaning specified in the preamble to the Agreement.

    "ASSUMED CONTRACTS" shall have the meaning specified in Section 1.1.15 of the Agreement.

    "ASSUMED LIABILITIES" shall have the meaning specified in Section 2.1 of the Agreement.

    "BALANCE SHEETS" shall mean the balance sheets of Sellers dated as of April 30, 1997 in the form of EXHIBIT B attached hereto.

    "BALANCE SHEETS DATE" shall mean April 30, 1997.

    "BUSINESS" shall have the meaning specified in the recitals to the Agreement.

    "BUYER" shall have the meaning specified in the preamble to the Agreement.

    "BUYER'S AFFILIATES" shall have the meaning specified in Section 11.1 of the Agreement.

    "CAA" shall mean the Capital Allowances Act 1990.

    "CLAIM" shall have the meaning specified in Section 11.1 of the Agreement.


                                          1.

    "CLOSING" and "CLOSING DATE" shall have the meanings specified in
Section 12 of the Agreement.

    "COMPUTER SYSTEM" shall mean all other computer hardware (including peripheral devices, cables and other related products) used in the Business at the Closing.

    "CONFIDENTIAL INFORMATION" shall mean the financial or trade secrets of the Business, including but not limited to, Sellers' list of clients and customers.

    "CONTRACTS" shall have the meaning specified in Section 1.1.15 of the Agreement.

    "CUSTOMERS" shall mean the licencees of the Software or any other customers of the Business including those listed in SCHEDULE 1.1.14 to the Agreement.

    "DATAMETRICS" shall have the meaning specified in Section 9.5 of the Agreement.

    "DEDUCTIBLE AMOUNT" shall have the meaning specified in Section 11.5 of the Agreement.

    "DISCLOSURE LETTERS" shall mean the letter of today's date from each Seller to Buyer.

    "ENVIRONMENTAL LEGISLATION" shall have the meaning specified in
Section 4.18.7.7 of the Agreement.

    "EPA 1990" shall have the meaning specified in Section 4.18.7.4 of the Agreement.

    "ESCROW AGENT" shall mean Comerica Bank - California

    "ESCROW AGREEMENT" shall mean that certain agreement between the parties to the Agreement and the Escrow Agent in the form of EXHIBIT E to the Agreement.

    "EXCLUDED ASSETS" shall have the meaning specified in Section 1.2 of the Agreement.

    "FACILITIES" shall have the meaning specified in the recitals to the Agreement.

    "FIRST ANNIVERSARY DATE" shall have the meaning specified in Section 11.5 of the Agreement.

    "FIRST PERIOD" shall have the meaning specified in Section 11.5 of the Agreement.

    "FIRST PERIOD DEDUCTIBLE AMOUNT" shall have the meaning specified in
Section 11.5 of the Agreement.

    "GAAP" shall mean generally accepted accounting principles in the relevant jurisdiction.


                                          2.

    "GOODWILL" shall mean the goodwill of Sellers in connection with the Business together with the right for Buyer to represent itself as carrying on the Business in succession to Sellers and the benefit and burden of the Assumed Contracts.

    "HAZARDOUS MATERIALS" shall have the meaning specified in Section 4.18.4.4 of the Agreement.

    "ICTA" shall mean the Income and Corporation Taxes Act 1988 and use of a year followed by the word "ACT" shall mean the Finance Act of that year.

    "INDEMNIFIED PARTY" and "INDEMNIFYING PARTY" shall have the meanings specified in Section 11.3.1 of the Agreement.

    "INTELLECTUAL PROPERTY RIGHTS" shall have the meaning specified in
Section 1.1.1 of the Agreement.

    "KNOWLEDGE," "KNOWN," "AWARENESS" and "AWARE" in reference to Sellers or the Shareholders shall mean the combined actual knowledge of any Shareholder and any director or officer of either Seller and any Shareholder or any director or officer of any Seller shall be deemed to have such knowledge as he or she would have after having made all due, diligent and careful inquiries and after having received full disclosure in response to such inquiries.

    "KNOW-HOW" shall have the meaning specified in Section 1.1.1 of the Agreement.

    "LANDLORD" shall mean the respective landlords or other persons for the time being entitled to the reversion mediately or immediately expectant on the determination of the Real Property Leases.

    "OWNED REAL PROPERTY" shall have the meaning specified in Section 1.1.2 of the Agreement.

    "PERSON" means any individual, corporation, limited liability corporation, association, general partnership, limited partnership, limited liability partnership, venture, trust, association, firm, organization, company, business, entity, union, society, government (or political subdivision thereof) or governmental agency, authority or instrumentality.

    "PERSONAL PROPERTY LEASES" shall have the meaning specified in
Section 1.1.4 of the Agreement.

    "PLANNING ACTS" shall have the meaning specified in Section 4.18.3.1 of the Agreement.

    "PURCHASE PRICE" shall have the meaning specified in Section 3.1 of the Agreement.


                                          3.

    "PURCHASE PRICE AND INDEMNIFICATION ESCROW AGREEMENT" shall have the meaning specified in Section 3.2.2 of the Agreement.

    "PURCHASED ASSETS" shall have the meaning specified in Section 1.1 of the Agreement.

    "REAL PROPERTY LEASES" shall have the meaning specified in Section 1.1.3 of the Agreement.

    "REGULATIONS" shall mean the Transfer of Undertakings (Protection of Employment) Regulations 1981.

    "RELATED PARTY" shall mean in relation to an individual person his or her brother, sister, parent,spouse, child or grandchild or the trustees of any settlement of which he is the settlor or in which he is a beneficiary (and whether discretionary or otherwise), and in relation to a company any subsidiary or other company over which it has control within section 840 1988 ICTA or in which it holds twenty-five percent (25%) or more of the share capital carrying voting rights.

    "REVERSIONER'S LICENCE" shall mean the licence or licences of the Landlord and/or all superior landlords required for the assignment of the Real Property Leases from Seller to Buyer.

    "RMS" shall mean Resource Management Systems Ltd., a Bermuda corporation.

    "SECOND PERIOD" shall have the meaning specified in Section 11.5 of the Agreement.

    "SECOND PERIOD DEDUCTIBLE AMOUNT" shall have the meaning specified in
Section 11.5 of the Agreement.

    "SELLERS" shall have the meaning specified in the preamble to the Agreement.

    "SHAREHOLDER" shall have the meaning specified in the preamble to the Agreement.

    "SOFTWARE" shall mean the computer programs and other material listed in
SCHEDULE 1.1.14 to the Agreement.

    "SOURCE CODE" shall mean the source code versions of the Software, together with all manuals and materials necessary to maintain and update the Software (all in machine-readable form).

    "SUPPORTING MATERIAL" shall mean: (a) the User Manuals, any training manuals, upgrade information documents, marketing and product brochures; (b) all programmer's documentation, documents prepared for the design of any data models used both in memory and on disk and all other documents (in machine-readable or hard copy format) relating to the Software (including the specific items listed in SCHEDULE 1.1.14 to the Agreement); (c) all


                                          4.

other software. manuals, text, documents, designs, artwork, photographs, information and other material devised or used by the Business in relation to the Software (but not including the Third Party Software); and (d) all designs, drafts, documents and other works underlying any of the items listed at (a) to
(d) above.

    "TAXATION" shall mean all forms of taxation, charges, duties, imposts, levies and rates whenever imposed and whether of the United Kingdom or elsewhere, including without limitation income taxes, withholding taxes, corporation tax, advance corporation tax, capital gains tax, capital transfer tax, inheritance tax, rates, uniform business rates, water rates, value added tax, custom duties, capital duty, excise duties, betterment levy, community charges, development land tax, stamp duty, stamp duty reserve tax, national insurance, social security or other similar contributions and generally any tax, duty, import, levy or rate or other amount and any interest, penalty or fine in connection therewith.

    "TCGA" shall mean Taxation of Chargeable Gains Act 1992.

    "THIRD PARTY AGREEMENTS" shall mean the agreements for the use, maintenance or other dealing by the Business with Third Party Software or any third party Intellectual Property Rights as listed in SCHEDULE 1.1.14 to the Agreement.

    "THIRD PARTY SOFTWARE" shall mean all computer programs used by the Business in connection with the Software or the Equipment (and including any computer programs embedded or incorporated in any Software or with which any Software is bundled for sale or marketing by the Business).

    "TRADE MARKS" shall mean any business names, trade marks (whether in particular script or otherwise), devices, logos and signs owned or used by Seller in connection with the Business (including those listed in SCHEDULE 1.1.1) together with all Goodwill associated with or symbolised by any of the foregoing.

    "TUPE" shall mean the Transfer of Undertakings (Protection of Employment) Regulations 1981.

    "USER MANUALS" shall mean the user manuals relating to the Software as listed in SCHEDULE 1.1.14 to the Agreement.

    "VATA" shall mean the Value Added Tax Act 1994.

    "WARRANTY CREDIT" shall have the meaning specified in Section 3.3 of the Agreement.


                                          5.

                                    EXHIBIT B
                                 BALANCE SHEETS
                                 APRIL 30, 1997

(FIGURES ARE IN POUND STERLING)


                                        PWUK               MBT

FIXED ASSETS                           316,286             7,811

CURRENT ASSETS:
 Trade                                 897,999           131,806
 Stock                                 116,970            28,650
 Prepayments                                 0             8,830
 Other Debtors                               0             6,859
 Bad Debt Provision                          0            -2,653
 Cash in Bank                         -208,253           -64,795
                                      --------          --------
  Total Current Assets                 806,716           108,697

CURRENT LIABILITIES:
 Trade Creditors                       649,896           179,658
 Sales in Advance                            0            13,695
 Accruals                                    0             2,263
 Other Creditors                        62,500            12,762
 VAT Liability                               0             5,178
 Paye/NIC Creditor                           0             3,643
 Expense Accounts                            0                 0
                                      --------          --------
  TOTAL CURRENT LIABILITIES            712,396           217,199

  NET WORKING CAPITAL                   94,320          -108,502
                                      --------          --------

  NET ASSETS                           410,606          -100,691
                                      --------          --------
                                      --------          --------

CAPITAL & RESERVES:
 Ordinary Shares                       100,000                 2
 Share Premium Account                       0                98
 Reserves                               12,500           -74,611
 P & L Prior                           300,003           -43,052
 P & L Current                           6,103            16,872
 Dividends Paid Current                 -8,000                 0
                                      --------          --------
  TOTAL CAPITAL AND RESERVES           410,606          -100,691
                                      --------          --------
                                      --------          --------


                                       1.

                                  EXHIBIT C

                               PURCHASE PRICE AND
                        INDEMNIFICATION ESCROW AGREEMENT

    THIS PURCHASE PRICE AND INDEMNIFICATION ESCROW AGREEMENT (this "AGREEMENT") is dated as of June 30, 1997, by and among ZITEL LIMITED, a company incorporated in England and Wales ("ZITEL U.K."), and ZITEL WORLD TRADE, a California corporation ("ZITEL WORLD TRADE") (Zitel U.K. and Zitel World Trade are hereinafter collectively referred to as "BUYER"), PALMER & WEBB SYSTEMS LTD., a company incorporated in England and Wales ("PWUK"), REGINALD WEBB and JULIAN PALMER, as the sole shareholders of PWUK (individually, a "PWUK SHAREHOLDER" and collectively, the "PWUK SHAREHOLDERS"), MOEBIUS BUSINESS TRAINING LTD., a company incorporated in England and Wales ("MOEBIUS"), and PWUK, as the sole shareholder of Moebius (the "MOEBIUS SHAREHOLDER"), HELL SAILS B.V., a private limited liability company organized under the laws of the Kingdom of the Netherlands ("HELL SAILS"), and PALMER & WEBB SYSTEMS B.V., a private limited liability company organized under the laws of the Kingdom of the Netherlands ("PWBV"), and COMERICA BANK - CALIFORNIA (the "ESCROW AGENT"). (PWUK, Moebius and Hell Sails are sometimes hereinafter individually referred to as a "SELLER" and collectively as the "SELLERS") (The PWUK Shareholders and the Moebius Shareholder are sometimes hereinafter individually referred to as a "SHAREHOLDER" and collectively as the "SHAREHOLDERS").


                                    RECITALS

    A. Pursuant to that certain Asset Purchase Agreement dated the date hereof (the "ASSET PURCHASE AGREEMENT") between Zitel U.K., PWUK, Moebius, the PWUK Shareholders and the Moebius Shareholder, Zitel U.K. is purchasing substantially all of the assets, and assuming certain of the liabilities, of PWUK and Moebius.

    B. Pursuant to that certain Stock Purchase Agreement dated the date hereof (the "STOCK PURCHASE AGREEMENT") between Zitel World Trade, Hell Sails and PWBV, Zitel World Trade is purchasing all of the outstanding and issued stock of PWBV from Hell Sails. The Asset Purchase Agreement and the Stock Purchase Agreement are hereinafter collectively referred to as the "AGREEMENTS".

    C. A condition precedent to the consummation of the Agreements is the execution and delivery of this Agreement by the parties hereto. Certain capitalized terms used in this Agreement are defined in the Agreements.

    NOW THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, agreements and conditions hereinafter set forth, and intending to be legally bound hereby, the parties hereto agree as follows.


                                       1.

1.  ESTABLISHMENT OF ESCROW ACCOUNTS.

    1.1 PURCHASE PRICE ADJUSTMENT ESCROW. At the Closing (as defined in the Agreements), Buyer shall deliver the amount of One Hundred Fifty Thousand Dollars ($150,000) (the "PURCHASE PRICE ADJUSTMENT ESCROW AMOUNT") to Comerica Bank - California (the "ESCROW AGENT") to be held in a segregated interest-bearing account as provided for in this Section 1.1 (the "PURCHASE PRICE ADJUSTMENT ESCROW"). On or before the fifth (5th) day following the final determination of the Second Quarter Balance Sheets (as defined below) (such date being hereinafter referred to as the "SETTLEMENT DATE"): (a) if the total assets reflected in the Second Quarter Balance Sheets less the total assets reflected in the balance sheets of PWUK, Moebius and PWBV, each dated as of April 30, 1997 (collectively, the "APRIL 30 BALANCE SHEETS") is less than Fifty Thousand Dollars ($50,000), no adjustment shall be made to the Purchase Price in both Agreements and the entire Purchase Price Adjustment Escrow Amount shall be paid to PWUK on behalf of all Sellers promptly thereafter; and (b) if the total assets reflected in the Second Quarter Balance Sheets less the total assets reflected in the April 30 Balance Sheets is equal to or greater than Fifty Thousand Dollars ($50,000), the excess, together with actual interest earned thereon paid from the Closing Date (as defined in the Agreements) to the Settlement Date (the "PURCHASE PRICE ADJUSTMENT"), shall be deducted equally from the Purchase Price paid under both Agreements and paid to Buyer from the Purchase Price Adjustment Escrow and the remaining Purchase Price Adjustment Escrow Amount, together with actual interest earned thereon, shall be paid to PWUK on behalf of all Sellers promptly thereafter.

    1.2 INDEMNIFICATION ESCROW. At the Closing, Buyer shall deliver the amount of One Hundred Fifty Thousand Dollars ($150,000) (the "INDEMNIFICATION ESCROW AMOUNT") to the Escrow Agent to be held in a segregated interest-bearing account as provided for in this Section 1.2 (the "INDEMNIFICATION ESCROW"). The Escrow Agent shall hold the Indemnification Escrow Amount until 5:00 p.m. (Pacific Standard Time) on the first anniversary of the Closing Date (the "FIRST ANNIVERSARY DATE") for the purpose of paying for: (a) any claims for indemnity made by Buyer pursuant to Section 11 of the Asset Purchase Agreement or Section 8 of the Stock Purchase Agreement; and (b) any claim for a Warranty Credit made by Buyer pursuant to Section 3.3 of the Asset Purchase Agreement. In the event that no such claim(s) are made by Buyer by the First Anniversary Date, the Indemnification Escrow Amount, together with any interest earned thereon, shall be paid by the Escrow Agent to PWUK on behalf of all Sellers promptly thereafter. In the event that Buyer makes one or more such claim(s) by the First Anniversary Date: (a) the amount of such claim(s) shall continue to be held in the Indemnification Escrow and the Indemnification Escrow shall be extended after the First Anniversary Date until such time as such claim(s) is finally resolved; and (b) the difference between the Indemnification Escrow Amount and the amount of such claim(s), together with any interest earned thereon, shall be paid by the Escrow Agent to PWUK on behalf of all Sellers promptly thereafter.

    1.3 METHOD OF PAYMENT. All payments under this Article 1 shall be made by wire transfer of immediately available funds to an account designated by the recipient not less than forty-eight (48) hours prior to the time for payment specified herein.


                                       2.

2.  SECOND QUARTER BALANCE SHEETS.

    2.1 PREPARATION. Within sixty (60) days after the Closing Date, Buyer shall deliver to PWUK on behalf of all Sellers a balance sheet of each of PWUK, Moebius and PWBV as of July 31, 1997, prepared in accordance with generally accepted accounting principles from the books and records of each of PWUK, Moebius and PWBV, on a basis consistent with generally accepted accounting principles ("GAAP") theretofore followed by each of PWUK, Moebius and PWBV in the preparation of the April 30 Balance Sheets and in accordance with this
Section 2.1, and fairly presenting the financial position of each of PWUK, Moebius and PWBV as of July 31, 1997. Such balance sheets shall be accompanied by detailed schedules of the Purchased Assets and Assumed Liabilities together with a report prepared by Buyer stating that such balance sheets have been prepared in accordance with GAAP, on a basis consistent with the accounting principles theretofore followed by each of PWUK, Moebius and PWBV, except as otherwise provided in this Section 2.1 and setting forth the amount of any adjustment to the Purchase Price under the Agreements.

    2.2 RIGHT TO OBJECT. Within thirty (30) days following the delivery of such balance sheets, only PWUK, or the Sellers' independent accountants (MP Saunders & Company with respect to PWUK and Moebius and Van Doesburg & Partners with respect to PWBV ("SELLERS' ACCOUNTANTS")), on behalf of any or all Sellers, may object to any of the information contained in such balance sheets. Any such objection shall be made in writing. PWUK and the applicable Sellers' Accountant, on the one hand, and Buyer and Coopers & Lybrand L.L.P. ("BUYER'S ACCOUNTANT"), on the other hand, shall use their best efforts to reasonably resolve such dispute(s) in a timely fashion.

    2.3 APPOINTMENT OF THIRD AUDITOR. In the event of a dispute or disagreement relating to the balance sheets which Buyer and Seller(s) are unable to resolve, any party may elect to have all such disputes or disagreements resolved by an accounting firm of nationally recognized standing (the "THIRD ACCOUNTING FIRM") to be mutually selected by the applicable Seller and Buyer or, if no agreement is reached, by the applicable Sellers' Accountant and Buyer's Accountant. The Third Accounting Firm shall make a resolution of the balance sheet of the applicable Seller as of July 31, 1997, which shall be final and binding for purposes of this Article 2. The Third Accounting Firm shall be instructed to use every reasonable effort to perform its services within fifteen
(15) days of its hiring and, in any case, as soon as practicable after such date. The fees and expenses for the services of the Third Accounting Firm shall be shared by Buyer and the applicable Seller as follows:

    The applicable Seller shall pay a percentage of such fees and expenses equal to A/(A+B) and Buyer shall pay a percentage of such fees and expenses equal to B/(A+B), where A is equal to the absolute value of the difference (in dollars) between assets as finally determined by the Third Accounting Firm and assets as reflected in the objection prepared and delivered by the applicable Seller in accordance with Section 2.2 hereof, and B is equal to the absolute value of the difference (in dollars) between assets as finally determined by the Third Accounting Firm and assets as reflected in the report prepared and delivered by Buyer in accordance with Section 2.1 hereof. As used in this Agreement, the term "SECOND


                                       3.

QUARTER BALANCE SHEETS" shall mean the balance sheets of each of PWUK, Moebius and PWBV as of July 31, 1997 as finally determined for purposes of this
Article 2, whether by acquiescence of Sellers in the figures supplied by Buyer in accordance with Section 2.1 hereof, by negotiation and agreement of the parties or by the Third Accounting Firm in accordance with this Section 2.3.

    2.4 ACCESS. Buyer agrees to permit Sellers, the applicable Sellers' Accountant, and their respective representatives, during normal business hours, to have reasonable access to, and to examine and make copies of, all books and records of Seller, including but not limited to, the books, records, schedules, work papers and audit programs of Buyer and Buyer's Accountant and access to representatives of Buyer's Accountant, which documents and access are necessary to review the balance sheet delivered by Buyer in accordance with Section 2.1 hereof. Sellers similarly agree to permit Buyer's Accountant and their respective representatives, during normal business hours, to have reasonable access to any books and records of Sellers which do not constitute Purchased Assets, in order to enable them to prepare such balance sheet.

3.  REPRESENTATIONS AND WARRANTIES.

    Each of Zitel U.K., Zitel World Trade, PWUK, Moebius, Hell Sails, PWBV and Escrow Agent hereby makes the following representations and warranties to every other party hereto, each of which is true and correct on the date hereof, shall remain true and correct to and including the Closing Date, shall be unaffected by any investigation heretofore or hereafter made by any other party hereto, or any knowledge of any other party and shall survive the Closing.

    3.1 CORPORATE. It is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation. It has all requisite corporate power to enter into this Agreement and the other documents and instruments to be executed and delivered by it and to carry out the transactions contemplated hereby and thereby.

    3.2 AUTHORITY. The execution and delivery of this Agreement and the other documents and instruments to be executed and delivered by it pursuant hereto and the consummation of the transactions contemplated hereby and thereby have been duly authorized by its board of directors. No other corporate act or proceeding on the part of it or its shareholders is necessary to authorize this Agreement or the other documents and instruments to be executed and delivered by it pursuant hereto or the consummation of the transactions contemplated hereby and thereby. This Agreement constitutes, and when executed and delivered, the other documents and instruments to be executed and delivered by it pursuant hereto will constitute, valid and binding agreements of it, enforceable in accordance with their respective terms, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally, and by general equitable principles.


                                       4.

4. TERMINATION. This Agreement shall terminate upon the earlier of: (a) that date when the amount in both the Purchase Price Adjustment Escrow and the Indemnification Escrow is Zero Dollars ($0); or (b) the written agreement of all parties hereto.

5.  RESOLUTION OF DISPUTES.

    5.1 ARBITRATION. Any dispute, controversy or claim arising out of or relating to this Agreement or any contract or agreement entered into pursuant hereto or the performance by the parties of its or their terms, or any claim that the execution and delivery of such agreements constituted a violation of the securities laws of any state or the United States or any claim for damages or rescission of this Agreement for fraud, misrepresentation or violation of any such securities laws, shall be settled by binding arbitration held in San Francisco, California, accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect, except as specifically otherwise provided in this Article 5. The panel to be appointed shall consist of one neutral arbitrator.

    5.2 PROCEDURES; NO APPEAL. The arbitrator shall allow such discovery as he or she determines appropriate under the circumstances and shall resolve the dispute as expeditiously as practicable, and if reasonably practicable, within one hundred twenty (120) days after the selection of the arbitrator. The arbitrator shall give the parties written notice of the decision, with the reasons therefor set out, and shall have thirty (30) days thereafter to reconsider and modify such decision if any party so requests within ten (10) days after the decision. Thereafter, the decision of the arbitrator shall be final, binding, and nonappealable with respect to all persons, including (without limitation) persons who have failed or refused to participate in the arbitration process.

    5.3 AUTHORITY. The arbitrator shall have authority to award relief under legal or equitable principles, including interim or preliminary relief, and to allocate responsibility for the costs of the arbitration and to award recovery of attorneys fees and expenses in such manner as is determined to be appropriate by the arbitrator.

    5.4 ENTRY OF JUDGMENT. Judgment upon the award rendered by the arbitrator may be entered in any court having in personam and subject matter jurisdiction. Sellers, Buyer and Shareholders hereby submit to the in personam jurisdiction of the Federal and State courts in California, for the purpose of confirming any such award and entering judgment thereon.

    5.5 CONFIDENTIALITY. All proceedings under this Article 5, and all evidence given or discovered pursuant hereto, shall be maintained in confidence by all parties.

    5.6 CONTINUED PERFORMANCE. The fact that the dispute resolution procedures specified in this Article 5 shall have been or may be invoked shall not excuse any party from performing its obligations under this Agreement and during the pendency of any such procedure all parties shall continue to perform their respective obligations in good faith.


                                       5.

    5.7 TOLLING. All applicable statues of limitation shall be tolled while the procedures specified in this Article 5 are pending. The parties will take such action, if any, required to effectuate such tolling.

    5.8 EXPENSES. The parties agree that (subject to the discretion, in an arbitration proceeding, of the arbitrator as set forth in Section 5.3 hereof) the prevailing party in any action brought with respect to or to enforce any right or remedy under this Agreement shall be entitled to recover from the other party or parties all reasonable costs and expenses of any nature whatsoever incurred by the prevailing party in connection with such action, including without limitation attorneys' fees and prejudgment interest.

6.  MISCELLANEOUS.

    6.1 ASSIGNMENT; PARTIES IN INTEREST. Except as expressly provided herein, the rights and obligations of a party hereunder may not be assigned, transferred or encumbered without the prior written consent of the other parties. Notwithstanding the foregoing, Buyer may, without consent of any other party, cause one or more subsidiaries of Buyer to carry out all or part of the transactions contemplated hereby; provided, however, that Buyer shall, nevertheless, remain liable for all of its obligations, and those of any such subsidiary, to Sellers hereunder. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the respective successors and permitted assigns of the parties hereto. Nothing contained herein shall be deemed to confer upon any other person any right or remedy under or by reason of this Agreement.

    6.2 GOVERNING LAW. This Agreement shall be construed and interpreted according to the internal laws of the State of California, excluding any choice of law rules that may direct the application of the laws of another jurisdiction.

    6.3 AMENDMENT AND MODIFICATION. This Agreement may not be amended, modified or supplemented without the prior written consent of all parties hereto.

    6.4 NOTICE. All notices, requests, demands and other communications hereunder shall be given in writing and shall be: (a) personally delivered; (b) sent by telecopier, facsimile transmission or other electronic means of transmitting written documents; or (c) sent to the parties at their respective addresses indicated in the Agreements (or, with respect to the Escrow Agent, to the address indicated on the signature page hereto), by registered or certified international courier service. If personally delivered, such communication shall be deemed delivered upon actual receipt; if electronically transmitted pursuant to this Section, such communication shall be deemed delivered the next business day after transmission (and sender shall bear the burden of proof of delivery); if sent by overnight courier pursuant to this Section, such communication shall be deemed delivered upon receipt. Any party to this Agreement may change its address for the purposes of this Agreement by giving notice thereof to each other party hereto.


                                       6.

    6.5 ENTIRE AGREEMENT. This instrument embodies the entire agreement between the parties hereto with respect to the transactions contemplated herein, and there have been and are no agreements, representations or warranties between the parties other than those set forth or provided for herein.

    6.6 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

    6.7 HEADINGS. The headings in this Agreement are inserted for convenience only and shall not constitute a part hereof.

    6.8 FURTHER DOCUMENTS. The parties hereto each agree to execute all other documents and to take such other action or corporate proceedings as may be necessary or desirable to carry out the terms hereof.

    6.9  SURVIVAL.  All provisions of this Agreement shall survive the Closing.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.

                             "BUYERS"

                             ZITEL LIMITED


                             By:         /s/ Jack H. King
                                        ---------------------------------------
                                             Jack H. King, CEO
                                        ---------------------------------------
                                                  [Print Name and Title]


                             ZITEL WORLD TRADE


                             By:         /s/ Jack H. King
                                        ---------------------------------------
                                             Jack H. King, CEO
                                        ---------------------------------------
                                                  [Print Name and Title]




                                       7.

                             "SELLERS"

                             PALMER & WEBB SYSTEMS LTD.


                             By:         /s/ Julian C. C. Palmer
                                        ---------------------------------------
                                             Julian C. C. Palmer, Director
                                        ---------------------------------------
                                                  [Print Name and Title]


                             MOEBIUS BUSINESS TRAINING LTD.


                             By:         /s/ R. H. W. Webb
                                        ---------------------------------------
                                             R. H. W. Webb, Director
                                        ---------------------------------------
                                                  [Print Name and Title]


                             HELL SAILS B.V.


                             By:         /s/ J. H. Van Bergen
                                        ---------------------------------------
                                             J. H. Van Bergen
                                        ---------------------------------------
                                                  [Print Name and Title]


                             "SHAREHOLDERS"


                               /s/ Reginald Webb
                              -------------------------------------------------
                             REGINALD WEBB


                               /s/ Julian Palmer
                              -------------------------------------------------
                             JULIAN PALMER





                                       8.

                             PALMER & WEBB SYSTEMS, LTD.


                             By:         /s/ R. H. W. Webb
                                        ---------------------------------------
                                             R. H. W. Webb, Director
                                        ---------------------------------------
                                                  [Print Name and Title]

                             "PWBV"


                             PALMER & WEBB SYSTEMS B.V.


                             By:         /s/ T. Fortgens, Managing Director
                                        ---------------------------------------
                                         /s/ M. L. Schuurkes, Managing Director
                                        ---------------------------------------
                                                  [Print Name and Title]





                                       9.

                                      Exhibit D

                                   MacDONALD OATES
                                      Solicitors

    Square House     The Square     Petersfield     Hampshire     GU32 3HT
    Tel: 01730 268211     Fax: 01730 261232     DX 100400     Petersfield

Zitel Limited                                                       30 June 1997
Zitel Corporation

                                       OPINION

Dear Sirs,

RE: PALMER AND WEBB SYSTEMS LIMITED ("PWUK")

1. We have been asked to provide a written Opinion in respect of the incorporation, share issue, corporate authority and good standing of PWUK.

2. We understand that this letter is being delivered pursuant to an asset purchase agreement ("the agreement") made between PWUK, Zitel Corporation, Zitel Limited, Reginald Webb and Julian Palmer and Moebius Business Training Limited.

3. Unless otherwise defined, expressions defined in the agreement shall have the same meanings when used in this Opinion.

4.  For the purpose of this Opinion, we have examined:

(a) The Certificate of Incorporation of PWUK.

(b) The Memorandum and Articles of Association of the Company.

(c) The Statutory Books of the Company comprising Registers of:

     (i) applications and allotments

    (ii) share transfers

   (iii) members

    (iv) directors

     (v) secretaries

    (vi) directors' interests

    (vii)mortgages and Charges


                                          1.

5.  Assumptions.

For the purpose of this Opinion, we have assumed the following:

(a) The genuineness of all signatures.

(b) The authenticity and completeness of all documents submitted to us as originals.

(c) The conformity to originals of all documents submitted to us as copies of originals.

(d) The legal capacity, power and authority of all persons executing agreements, instruments or documents relied upon by us.

(e) The information disclosed to us by the UK Companies Registry.

This opinion is limited to English law as currently applied by the English Courts and is given on the basis that it will be governed and be construed and have the effect in accordance with English law. We have made no investigation of the laws of any country, state or jurisdiction, other than England and we have assumed that there is nothing in the law of any other country, state or jurisdiction which affects the Opinion expressed in this letter. In particular this Opinion does not extend to cover matters of the laws of the State of California.

We express no opinion as to matters of fact.

6.  Opinion.

To the best of our knowledge, based upon and subject to the foregoing and subject to the reservations referred to below, we are of the opinion that:

(a) PWUK is duly incorporated and existing as a private Limited Company registered in England under Company No. 01648965. PWUK changed its name from Rentonbeech Limited to Palmer and Webb Limited on lst September 1982 and to Palmer and Webb Systems Limited on 6th March 1995. PWUK is authorised pursuant to its Memorandum of Association to carry on its current business. PWUK is in good standing under English law.

(b) The authorised share capital of PWUK is 3,000,000 divided into ordinary shares of 5p each of which 2,000,000 shares have been validly issued and are fully paid up. Reginald Webb and Julian Palmer are each the registered holders of 1,000,000 of the 2,000,000 issued ordinary shares of 5p each in the capital of PWUK.

(c) PWUK has power under its Memorandum of Association to carry on its business and to enter into and perform its obligations under the Agreement.

(d) All corporate and other action required by statute or pursuant to PWUK's Memorandum and Articles of Association to authorize the execution of the Agreement by PWUK and the performance of its obligations thereunder has been duly taken.

(e) The choice of Californian law to govern the Agreement is a valid and effective choice of laws by PWUK.


                                          2.

7.  Reservations and Qualifications.

This Opinion is subject to the following qualifications:

(a) A certificate, documentation, notification, opinion or the like might be held by the English Courts not to be conclusive if it can be shown to have an unreasonable or arbitrary basis or in the event of a manifest error.

(b) The English Courts may have discretion as to the enforceability of certain terms of restrictive covenants.

This Opinion is addressed to and is for the benefit solely of Zitel Limited and Zitel Corporation in connection with the transactions contemplated by the agreement. This Opinion may not be relied on by any other person for any other purpose, nor may it be disclosed to any other person (other than as may be required by any regulatory authority for the time being having jurisdiction over Zitel Limited and Zitel Corporation) without our prior written consent.

Yours faithfully,

/s/ Macdonald Oates

MacDonald Oates


                                          3.

                                   MacDONALD OATES
                                      Solicitors

    Square House     The Square     Petersfield     Hampshire     GU32 3HT
    Tel: 01730 268211     Fax: 01730 261232     DX 100400     Petersfield

Zitel Limited                                                       30 June 1997
Zitel Corporation

                                       OPINION

Dear Sirs,

RE: MOEBIUS BUSINESS TRAINING LIMITED ("MOEBIUS")

1. We have been asked to provide a written Opinion in respect of the incorporation, share issue, corporate authority and good standing of Moebius.

2. We understand that this letter is being delivered pursuant to an asset purchase agreement ("the agreement") made between PWUK, Zitel Corporation, Zitel Limited, Reginald Webb and Julian Palmer and Moebius Business Training Limited.

3. Unless otherwise defined, expressions defined in the agreement shall have the same meanings when used in this Opinion.

4.  For the purpose of this Opinion, we have examined:

(a) The Certificate of Incorporation of Moebius.

(b) The Memorandum and Articles of Association of the Company.

(c) The Statutory Books of the Company comprising Registers of:

     (i) applications and allotments

    (ii) share transfers

   (iii) members

    (iv) directors

     (v) secretaries

    (vi) directors' interests

   (vii) mortgages and Charges


                                          1.

5.  Assumptions.

For the purpose of this Opinion, we have assumed the following:

(a) The genuineness of all signatures.

(b) The authenticity and completeness of all documents submitted to us as originals.

(c) The conformity to originals of all documents submitted to us as copies of originals.

(d) The legal capacity, power and authority of all persons executing agreements, instruments or documents relied upon by us.

(e) The information disclosed to us by the UK Companies Registry.

This Opinion is limited to English law as currently applied by the English Courts and is given on the basis that it will be governed and be construed and have the effect in accordance with English law. We have made no investigation of the laws of any country, state or jurisdiction, other than England and we have assumed that there is nothing in the law of any other country, state or jurisdiction which affects the Opinion expressed in this letter. In particular this Opinion does not extend to cover matters of the laws of the State of California.

We express no opinion as to matters of fact.

6.  Opinion.

To the best of our knowledge, based upon and subject to the foregoing and subject to the reservations referred to below, we are of the opinion that:

(a) Moebius is duly incorporated and existing as a private Limited Company registered in England under Company No. 2833019. Moebius was originally incorporated with the name Proofreport Trading Limited but changed its name to Moebius Business Trading Limited on 19th November 1993. Moebius is authorised pursuant to its Memorandum of Association to carry on its current business. Moebius is in good standing under English law.

(b) The authorised share capital of Moebius is 1,000 divided into ordinary shares of 1 (pound) each of which 2 shares have been validly issued and are fully paid up. Palmer and Webb Systems Limited are the registered holders of the 2 issued ordinary shares of 1 (pound) each.

(c) Moebius has power under its Memorandum of Association to carry on its business and to enter into and perform its obligations under the Agreement.

(d) All corporate and other action required by statute or pursuant to Moebius' Memorandum and Articles of Association to authorise the execution of the Agreement by Moebius and the performance of its obligations thereunder has been duly taken.

(e) The choice of Californian law to govern the Agreement is and effective choice of laws by Moebius.


                                          2.

7.  Reservations and Qualifications.

This opinion is subject to the following qualifications:

(a) A certificate, documentation, notification, opinion or the like might be held by the English Courts not to be conclusive if it can be shown to have an unreasonable or arbitrary basis or in the event of a manifest error.

(b) The English Courts may have discretion as to the enforceability of certain terms of restrictive covenants.

This Opinion is addressed to and is for the benefit solely of Zitel Limited and Zitel Corporation in connection with the transactions contemplated by the agreement. This Opinion may not be relied on by any other person for any other purpose, nor may it be disclosed to any other person (other than as may be required by any regulatory authority for the time being having jurisdiction over Zitel Limited and Zitel Corporation) without our prior written consent.

Yours faithfully,

/s/ MacDonald Oates

MacDonald Oates


                                          3.

                                      Exhibit E

                                   ESCROW AGREEMENT
                            INSTITUTIONAL TRUST DEPARTMENT


This Agreement made this 30th day of June 1997 between the parties listed on Exhibit Attached hereto, a corporation (herein called the "Depositor"), and parties listed on Exhibit A attached (herein called the "Other Party") and COMERICA BANK, a California banking corporation (herein called the "Agent") whose address is 250 Lytton Avenue, Palo Alto, CA 94301.

WITNESSETH

The Agent acknowledges receipt in Escrow from Depositor of the following:
$300,000.00 (herein called "Property").

1.  The Agent is hereby authorized and instructed to either:

    a. Deliver the Property to the Other Party in strict compliance with the following Condition(s), or,

    b. Failing strict compliance with the Condition(s), re-deliver the Property to Depositor; whereupon in either event, Agent's duties and liabilities in connection with this Escrow shall terminate.

    c. The Conditions are: See the Purchase Price and Indemnification Escrow Agreement attached as Exhibit B hereto.

2. The duties and obligations of Agent hereunder shall be determined solely by the express provision of this Agreement. Agent shall not be liable or responsible for any act done, or step taken or omitted by it, or any mistake of fact or law, or for anything which it may do or refrain from doing, except for its gross negligence, willful default or failure in the performance of any obligation imposed upon it hereunder.

    Agent is authorized to act in reliance upon the sufficiency, correctness, genuineness or validity of any instrument or document or other writing submitted to it hereunder, and shall have no liability with respect to said matters.

3. Any funds held by Agent hereunder shall be held and invested by Agent as specified in written instructions, Agent may deposit said funds in an interest bearing deposit account with other similar funds. All proxies will be voted by the Agent. Agent is not obligated to render any statements or notices of non-performance hereunder to any party hereto but may in its discretion inform any party hereto, or his authorized representative, of any matters pertaining to this Escrow.

    Rule 14b-1(c) of the Securities and Exchange Commission enables corporations to learn the identity of their security holders whose securities are held by the Bank and registered in "nominee" or "street" name unless the beneficial owner specifically indicates its objection to such disclosure. The Depositor hereby indicates its objection to disclosure by the Bank of Depositor's name, address and security position to all companies whose securities are held in this Account and are registered in "nominee" or "street" name.


                                          1.

4. Agent's fee in the amount of 50 basis points shall be automatically deducted from the Escrow. The Depositor and Other Party agree, jointly and severally, to indemnify and hold harmless the Agent from any costs, damages, expenses or claims, including attorney's fees, which Agent may incur or sustain as a result of or arising out of this Escrow Agreement or Agent's duties relating thereto, and will apply them on demand, and the Agent is hereby given a lien upon, and security interest in, the Property deposited in this escrow to secure Agent's right to payment or reimbursement.

    Agent shall be reimbursed $25 for all wire or check disbursements and actual cost for any termination expenses made or incurred hereunder, and if it shall be required to perform extraordinary services not contemplated herein, it shall receive reasonable additional compensation therefor.
    Agent shall not be required to institute or maintain litigation unless indemnified to its satisfaction for its counsel fees, costs, disbursements and all other costs, expenses and liabilities to which it may in its judgment be subjected in connection with such action.

5. In the event of any disagreement or the presentation of adverse claims or demands in connection with the Property, Agent shall, at its option, be entitled to refuse to comply with any claims or demands during the continuance of such disagreement and may refrain from delivering any item affected thereby, and in so doing, Agent shall not become liable to Depositor or Other Party, or any of them, or to any other person, due to its failure to comply with any such adverse claim or demand. Agent shall be entitled to continue, without liability, to refrain and refuse to act:

    a. Until all the rights of the adverse claimants have been finally adjudicated by a court having jurisdiction of the parties and the items affected thereby, after which time the Agent shall be entitled to act in conformity with such adjudication; or

    b. Until all differences shall have been adjusted by agreement and Agent shall have been notified thereof and shall have been directed in writing, signed jointly or in counterpart by Depositor and Other Party and by all persons making adverse claims or demands, at which time agent shall be protected in acting in compliance therewith.

    The parties agree that the Agent may seek adjudication of any adverse claim or demands in an appropriate County Court, or the United States Federal District Court, agree to the jurisdiction of either of said Courts over their persons as well as the Property, waive personal service of any process, and agree that service of process by certified or registered mail, return receipt requested, to the address set forth below each party's signature to this Agreement shall constitute adequate service.

6. The entire agreement of the parties is contained herein; any change in terms or conditions herein may only be made in writing signed by all parties hereto. Agent shall not be charged with knowledge of any fact, including but not limited to performance or non-performance of any Condition, unless it has actually received written notice hereof from one of the parties by certified or registered mail, return receipt requested, addressed to Agent's address shown at the top of this Agreement, such notice clearly referring to this Agreement.

7. This Escrow Agreement shall be deemed to have been made under and shall be governed by the laws of the State of California in all respects, including matters of construction, validity and performances.


                                          2.

8. Agent may consult with legal counsel to be selected and employed by it and shall be fully protected with respect to any action or inaction under this Agreement taken or suffered in good faith by Agent in accordance with the opinion of such counsel.

9. Agent may resign as such following the giving of thirty (30) days prior written notice to the other parties hereto. Similarly, Agent may be removed and replaced following the giving of thirty (30) days prior written notice to Agent by the other parties hereto. In either event, the duties of the Agent shall terminate thirty (30) days after the date of such notice (or at such earlier date as may be manually agreeable); and Agent shall then delivery the balance of the escrow deposit then in its possession to a successor escrow agent as shall be appointed by Other Party hereto, as evidenced by a written notice filed with Agent, or if no successor escrow agent has been so appointed, the then acting Agent shall deliver the balance of the escrow deposit then in its possession to (indicate disposition of escrow deposit) ____________________________________________.

10. It is the intention of the parties hereto that Agent shall never be required to use or advance its own funds or otherwise incur personal financial liability in the performance of any of its duties or the exercise of any of its rights and powers hereunder.

11. No waiver nor any past agreement or condition hereunder by any party hereto shall operate as a continuing waiver of any agreement or condition under this Agreement. Each party shall have the right to waive and/or nullify, in writing, any condition or term of this Agreement which is for its or his benefit.

12. If any provision or clause in this Agreement or application thereof to any person or circumstances is held invalid or unenforceable, such invalidity or unenforceability shall not affect other provisions or applications of this Agreement which can be given effect without the invalid or unenforceable provision or application, and to this end the provisions of this Agreement are declared to be severable.

    See the signature page attached as Exhibit C hereto.

DEPOSITOR:                        OTHER PARTY:
          ---------------------               -------------------------------

By:                               By:
   ----------------------------      ----------------------------------------
    (Name & Title)                     (Name & Title)

-------------------------------   -------------------------------------------
    (Signature)                        (Signature)

-------------------------------   -------------------------------------------
    (Date)                             (Date)

-------------------------------   -------------------------------------------
    (Address)                          (Address)


                                          3.

COMERICA BANK:



By: /s/ illegible
    ---------------------------------
    (Name & Title)

-------------------------------
    (Signature)

-------------------------------
    (Date)


                                          4.

                            EXHIBIT A TO ESCROW AGREEMENT


PARTIES TO ESCROW AGREEMENT:



the "Depositor":

ZITEL LIMITED, a company incorporated in England and Wales, and

ZITEL WORLD TRADE, a California corporation


the "Other Party":

PALMER & WEBB SYSTEMS LTD., a company incorporated in England and Wales,

MOEBIUS BUSINESS TRAINING LTD., a company incorporated in England and Wales,

HELL SAIS B.V., a private limited liability company organized under the laws of the Kingdom of the Netherlands,

PALMER & WEBB SYSTEMS B.V., a private limited liability company organized under the laws of the Kingdom of the Netherlands, and

REGINALD WEBB AND JULIAN PALMER, individually


                                          1.

                            EXHIBIT B TO ESCROW AGREEMENT

                 Purchase Price and Indemnification Escrow Agreement

                                      (attached)


                                          1.

2                           EXHIBIT C TO ESCROW AGREEMENT

SIGNATURE PAGE TO ESCROW AGREEMENT:


                             THE "DEPOSITOR"

                             ZITEL LIMITED


                             By:  /s/ Jack H. King
                                  --------------------------------------

                                  Jack H. King, CEO
                                  --------------------------------------
                                       [Print Name and Title]


                             ZITEL WORLD TRADE


                             By:  /s/ Jack H. King
                                  --------------------------------------

                                  Jack H. King, CEO
                                  --------------------------------------
                                       [Print Name and Title]


                             THE "OTHER PARTY"


                             PALMER & WEBB SYSTEMS LTD.


                             By:  /s/ Julian C. C. Palmer
                                  --------------------------------------

                                  Julian C. C. Palmer, Director
                                  --------------------------------------
                                       [Print Name and Title]


                             MOEBIUS BUSINESS TRAINING LTD.


                             By:  /s/ R. H. W. Webb
                                  --------------------------------------

                                  R. H. W. Webb, Director
                                  --------------------------------------
                                       [Print Name and Title]


                             HELL SAILS B.V.


                                          1.

                             By:  /s/ J. H. Van Bergen
                                  --------------------------------------

                                  J. H. Van Bergen
                                  --------------------------------------
                                       [Print Name and Title]


                             PALMER & WEBB SYSTEMS B.V.


                             By:  /s/ T. Fortgens, Managing Director
                                  --------------------------------------

                                  /s/ M. L.Schuurkes, Managing Director
                                  --------------------------------------
                                       [Print Name and Title]



                             /s/ Reginald Webb
                             -------------------------------------------
                             REGINALD WEBB


                             /s/ Julian Palmer
                             -------------------------------------------
                             JULIAN PALMER


                                          2.

                                    Exhibit F

 DATED                                                             June 30, 1997
--------------------------------------------------------------------------------



                                  ZITEL CORPORATION


                                       - and -


                                  ZITEL WORLD TRADE


                                       - and -


                                    ZITEL LIMITED


                                       - and -

                                 REGINALD HARRY WEBB




--------------------------------------------------------------------------------


                                  SERVICE AGREEMENT

--------------------------------------------------------------------------------




                                TAYLOR JOYNSON GARRETT
                                      Carmelite
                                50 Victoria Embankment
                                     Blackfriars
                                   London EC4Y 0DX

                                Tel No: 0171-353 1234
                                Fax No: 0171-936 2666

                                       Ref: AIR

INDEX

CLAUSE NO.                        HEADING

1.                                Definitions and Interpretations
2.                                Period of Employment
3.                                Duties
4.                                Place of Employment
5.                                Remuneration and Benefits
6.                                Pension
7.                                Holidays
8.                                Sickness or Injury
9.                                Confidential Information and Trade Secrets
10.                               Inventions
11.                               Dismissal
12.                               Suspension
13.                               Grievance and Disciplinary Procedure
14.                               Duties upon Termination
15.                               Restrictions
16.                               Restrictive Trade Practices Act 1976
17.                               Notices
18.                               Miscellaneous
19.                               Law and Jurisdiction

Schedule 1                        1990 Zitel Corporation Stock Option Plan
Schedule 2                        Holiday Rules

THIS AGREEMENT is made the 30th day of June, 1997


BETWEEN


(1) ZITEL CORPORATION, a California corporation of 47211 Bayside Parkway, Fremont, California 94538, USA ("Zitel"); and

(2) ZITEL WORLD TRADE, a California corporation of 47211 Bayside Parkway, Fremont, California 94538 USA ("ZWT"); and

(3) ZITEL LIMITED whose registered office is at Carmelite, 50 Victoria Embankment, Blackfriars, London EC4Y 0DX (the "Company"); and

(4) REGINALD HARRY WEBB of Horseshoe Hollow, Claremont Lane, Esher, Surrey KT10 9DP (the "Executive").

AGREED TERMS

1.  DEFINITIONS AND INTERPRETATIONS

1.1 In this agreement including the schedule the following expressions shall have the following meanings:

    "ASSOCIATED COMPANY" means any holding or intermediate holding company of the Company and any other company over which the Company (either alone or in conjunction with any connected person) has control for the time being within the meaning of section 840 of the ICTA;

    "BOARD" means the board of directors of the Company from time to time;

    "BUSINESS DAY" means any day other than a Saturday, Sunday or any other day which is a public holiday in the place from which the notice in question was sent;

    "EFFECTIVE DATE" means 30 June 1997;

    "EMPLOYMENT" means the employment of the Executive by the Company;

    "ICTA" means the Income and Corporation Taxes Act 1988;

    "TERMINATION DATE" means the date on which the Executive's employment under this agreement terminates.

1.2 In this agreement and the schedules:

    (a) reference to any statute or statutory provision includes a reference to that statute or statutory provision as amended, extended or re-enacted and to any regulation, order, instrument or subordinate legislation under the relevant statute or statutory provision;

    (b) reference to the singular includes a reference to the plural and vice versa;

    (c) reference to any clause, sub-clause or schedule is to a clause, sub-clause or schedule (as the case may be) of or to this agreement;

    (d)  reference to any gender includes a reference to all other genders; and

    (e) references to persons include bodies corporate, unincorporated associations and partnerships and any reference to any party who is an individual is also deemed to include their respective legal personal representative(s).

2.  PERIOD OF EMPLOYMENT

2.1 The Company shall employ the Executive as a Director of the Company and President of ZWT and of any other Associated Company as may be agreed.

2.2 The Employment shall begin on the Effective Date and shall continue until terminated in accordance with the terms of this agreement.

2.3 There is no employment with a previous employer other than employment with Palmer & Webb Systems Limited which counts as part of the Executive's continuous period of employment for the purposes of the Employment Rights Act 1996 which began on 1 February 1984.

2.4 In order to terminate the employment under this contract, the Employee is required to give to the Employer, and the Employer is required to give to the Employee, the following periods of written notice:

    (a)  up to 4 years
         continuous employment    -    1 month's notice

    (b)  from 5 years continuous  -    1 week's notice for every completed year
         employment and up to          of continuous employment
         11 years continuous
         employment

    (c)  more than 12 years
         continuous employment    -    3 months' notice

2.5 If written notice is given by the Executive or by the Company to terminate the Employment during the notice period, the Company may notwithstanding any other terms of this agreement but subject to sub-clause 2.6:

    (a) require the Executive to continue to perform such duties as the Board or the Chief Executive Officer of Zitel may direct; or

    (b)  require the Executive to perform no duties,

    and in each case the Company will continue to pay the Executive salary and provide all other benefits arising under this agreement during the period of notice.

2.6 If written notice is given by the Executive or by the Company to terminate the Employment the Company may require that the Executive shall accept a payment of salary in lieu of notice and the Employment shall terminate on the Termination Date but without prejudice to any other claim the Company or the Executive may have against the other.

2.7 If written notice is given by the Company to terminate the Employment otherwise than in accordance with clause 11 within 4 years of the Effective Date, the Executive shall be entitled to receive a severance payment equivalent to 18 months net basic salary less the basic salary arising during the period of notice. For the avoidance of doubt, such payment shall not include any bonus, profit sharing or other benefits arising under this agreement. All details of which shall be contained in a compromise agreement to be drafted at that time and restating the restrictions binding on the Executive. Zitel hereby guarantees to the Executive that if the Company, for any reason, shall fail to make the severance payment pursuant to this clause, then Zitel shall promptly make such severance payment to the Executive.

3.  DUTIES

    The Executive shall:

    (a) exercise the powers and functions and perform the duties resigned to him from time to time by or under the authority of the Board in such manner as shall be specified by or under the authority of the Board;

    (b) report to the Chief Executive Officer of Zitel as and when required or to such other person as the Board may direct;

    (c) have particular responsibility for ensuring that the Company achieves in each year the objectives as set out in the Company's annual budget;

    (d) devote the whole of his time attention and abilities to the performance of his duties during the Company's normal business hours of 9.00 a.m. to 5.00 p.m. Monday to Friday inclusive and at such other times as may reasonably be necessary in the interests of the Company and if requested any Associate Company (unless prevented by illness or other incapacity and except as may from time to time be permitted or required by the Board);

    (e) well and faithfully serve the Company and if requested any Associated Company if directed to do so by the Board or the Chief Executive Officer of Zitel and use his best endeavours to promote and protect the interests of the Company and any Associated Company; and undertakes not to harm the reputation of the Company or any Associated Company; and

    (f) when requested to do so, fully and promptly give the Board such explanations, information and assistance as it may require relating to the transactions and affairs of the Company and any Associated Company.

4.  PLACE OF EMPLOYMENT

    The Executive's place of employment shall be at the offices of the Company at Fountain House, Cleave Road, Leatherhead, Surrey KT22 7LX or at such other place within the United Kingdom as the Company may reasonably require. If the Company requires the Executive to change his residence the Company will reimburse such removal and other incidental expenses as the Company considers fair and reasonable in the circumstances. In addition, the Executive shall travel to such parts of the world as the Board may direct or authorise. If the Company requires the Executive to work outside the United Kingdom for a period of more than one month it will provide him with written details of any terms and conditions which may apply to that work and his return to the United Kingdom.

5.  REMUNERATION AND BENEFIT

5.1   (a)   The Executive shall be paid a base salary at the rate of 125,000
            (pounds) per annum, or at such other rate as may be agreed in writing for the proper performance of his duties. This salary shall accrue from day to day and shall be payable by equal monthly installments in arrears on the last Wednesday of each month and shall include any sums receivable as director's fees in respect of the Company and any Associated Company.

      (b) The salary shall be reviewed by the Chief Executive Officer of Zitel on each anniversary of the date hereof.

5.2 Provided that the Executive remains at each date upon which the options are to be granted an employee of the Company, the Executive shall be granted the following options:

      (a) At the Effective Date nonstatutory options to purchase 50,000 shares of the common stock ("Zitel Common Stock") of Zitel issued under, and to be governed by the terms of, the Zitel Corporation 1990 Stock Option Plan set out in schedule 1. The exercise price of such options shall be the closing price of Zitel Common Stock on the Effective Date, as reported in the Wall Street Journal (the "Journal"). Such options shall have a term of not more than ten years measured from the grant date and twenty-five percent (25%) of the option shares shall vest on each anniversary of the grant date. If the Executive is terminated for any reason other than pursuant to clause 11 herein all options to be offered pursuant to this sub-clause 5.2(a) shall accelerate and shall vest immediately upon such termination.

      (b) 45 days after 30 September 1998, 30 September 1999, 30 September 2000 and 30 September 2001, in the event that the actual performance ("Actual Performance") of ZWT reaches benchmark performance goals to be set during ZWT's annual budget process (the "Target") as of the preceding fiscal year-end date, additional non-statutory stock options (the "Performance NSOs") to purchase 10,000 shares of Zitel Common Stock to be issued under and governed by the terms of the Zitel Corporation 1990 Stock Option Plan. The shares subject to the Performance NSOs shall be increased by 300 shares of Zitel Common Stock (up to a maximum of an additional 10,000 shares of Zitel Common Stock) for each one percent (1%) by which Actual Performance exceeds the Target. The Performance NSOs shall be decreased by 300 shares of Zitel Common Stock (down to a minimum of zero shares of Zitel Common Stock) for each one percent (1%) by which Actual Performance is less than the Target. The price of the Performance NSOs shall be the closing price of Zitel Common Stock on the grant date of such Performance NSOs, as reported in the Journal.

      (c) In the event of an Exit Event (as defined below), the right to purchase shares of common stock of ZWT ("ZWT Common Stock") immediately prior to such Exit Event equal to x% of the value of ZWT on the date of the Exit Event (the "ZWT Common Stock Right"), where x = 2% of the ZWT Common Stock held by Parent immediately prior to such Exit Event times 100% of the fair market value, as reflected in the Exit Event, of ZWT on the date of the Exit Event minus $12,500,000. Twenty-five percent (25%) of the ZWT Common Stock Right shall vest on each anniversary of the date hereof. However, if an Exit Event, as defined in sub-clause (ii) or
            (iii), takes place prior to the fourth anniversary of the date hereof, all the ZWT Common Stock Right shall accelerate and become immediately vested. The exercise price of the ZWT Common Stock Right shall be the par value of such ZWT Common Stock, which shall be $0.01 per share. "Exit Event" shall mean: (i) the closing of the sale of ZWT Common Stock in a firm commitment, underwritten public offering registered under the United States Securities Act of 1933, as amended ("the Act"), (ii) the sale of substantially all of the share capital of ZWT, or (iii) the sale of substantially all of the assets of ZWT. Prior to the closing of an underwritten public offering of ZWT Common Stock, ZWT and the Executive shall enter into a Registration Rights Agreement with respect to the ZWT Common Stock, which shall provide for "piggy-back" registration rights and at least one demand registration right.

    Zitel represents that all of the Zitel Common Stock which are subject to options under Section 5.2(a) and (b) above are currently, and will be at the time of grant, registered on Form S-8 with the Securities and Exchange Commission under the Act.

5.3 The Executive shall also receive the following benefits:

      (a) the Executive shall be entitled to be a member of the Company's WPA Health Insurance medical expenses scheme or such other medical expenses scheme as the Company may make available from time to time provided the Executive meets the normal underwriting requirements of that scheme and is accepted at normal rates of premium;

      (b) the Executive shall be entitled to the benefit of life insurance cover of a sum insured equal to three times the Executive's salary provided the Executive meets the normal underwriting requirements of the scheme and is accepted at normal rates of premium.

    Details of these benefits may be obtained from the Company secretary.

6.  PENSION

6.1 A contracting-out certificate is not in force in respect of the Executive's employment.

6.2 Subject to any applicable Inland Revenue requirements and overriding legislation, the Company shall contribute to such pension arrangement as the Executive nominates and the Company approves (such approval not to be unreasonably withheld) at the rate of 7.2% of the basic salary from time to time payable to the Executive under sub-clause 5.1(a).

7.  HOLIDAYS

7.1 The Executive shall in addition to normal statutory and bank holidays be entitled to 5 weeks' (25 working days') paid holiday during each year commencing on 1 January and pro rata for any shorter period. The Company shall endeavour to meet the Executive's reasonable requests as to time and duration of holidays but it reserves the right to arrange holidays in its interest. The Executive's entitlement to holidays and to holiday pay shall be subject to the rules of the Company from time to time in force relating to holiday entitlement and holiday pay.

7.2 The Company's current holiday rules are set out in schedule 2.

8.  SICKNESS OR INJURY

    PAYMENT

8.1 If, in the opinion of the Board, the Executive is unable to perform his duties properly for a period, or periods, not exceeding six months (whether or not any days not worked are normal working days) in the aggregate in any period of twelve months (the "Aggregate Period") by reason of illness (including mental illness), accident or any other cause beyond the control of the Executive, then he shall be entitled during that time to receive his full remuneration. Thereafter any payment shall be subject to, and in accordance with, the terms of the Company's permanent health insurance scheme.

    PROCEDURES

8.2 If the Executive is prevented by any of the factors mentioned in sub-clause 8.1 from performing his duties properly he shall report this fact promptly to the Company's personnel department by telephone on the first morning of absence or as soon as reasonably practical thereafter. If the Executive is absent for more than three consecutive working days he must complete a self-certification sickness form on his return and deliver it to the personnel department. If the absence continues for five or more working days he shall provide an appropriate medical certificate from his doctor in the manner required by the rules of the Company. Thereafter the Executive should submit a further appropriate medical certificate at weekly intervals during the whole period of absence.

8.3 Payment of any remuneration to the Executive under sub-clause 8.1 is conditional upon the prompt compliance by the Executive of his obligations under sub-clauses 8.2 and 8.5 as well as with any other rules of the Company from time to time in force relating to sickness or injury.

    SSP

8.4 Statutory sick pay ("SSP") will be paid by the Company in accordance with the legislation in force at the time of absence. Any payment of remuneration under sub-clause 8.1 for a day of absence will discharge its obligation to pay SSP for that day.

    MEDICAL EXAMINATION

8.5 The Company may at any time require the Executive to be medically examined at its expense by a medical practitioner nominated by it and for a report of that examination to be provided to the Board.

    TERMINATION

8.6 If, in the opinion of the Board, the Executive is or has been unable to perform his duties properly for a period or periods exceeding the Aggregate Period or if the Board at any time has reason to believe that because of any such cause the Executive may be unable properly to perform his duties for a continuous period of six months or more, the Company shall be entitled at any time to give to the Executive not fewer than six months' notice of termination of the Employment less the aggregate of any periods during which he has been paid salary under sub-clause 8.1 during the twelve months prior to the giving of such notice provided always that notwithstanding that the Executive is entitled to benefit under the terms of the Company's permanent health insurance scheme, the Company may terminate the Employment by giving of not fewer than six months' notice of termination of the Employment less the aggregate of any periods during which he has been paid salary under sub-clause 8.1 during the twelve months prior to the giving of such notice.

9.  CONFIDENTIAL INFORMATION AND TRADE SECRETS

9.1 The Executive acknowledges that in the ordinary course of the Employment he will be exposed to information about the Company's business and that of any Associated Company and that of its or their suppliers and customers which amounts to a trade secret, is confidential or is commercially sensitive and which may not be readily available to others engaged in a similar business to that of the Company or any Associated Company or to the general public and which if disclosed may cause harm to the Company's business or that of any Associated Company.

9.2 The Executive shall keep secret and shall not at any time either during the Employment, or after its termination, for whatever reason, use communicate or reveal to any person for the Executive's own or another's benefit, any secret or confidential information concerning the business, finances or organization of the Company or any Associated Company, its or their systems, techniques or know-how or its or their suppliers or customers which shall have come to his knowledge during the course of the Employment. The Executive shall also use his best endeavors to prevent the publication, disclosure or use of any such information.

9.3 For the purposes of this clause and by way of illustration and not limitation information will prima facie be secret and confidential if it is not in the public domain and relates to:

    (a)  raw materials;

    (b)  research and developments;

    (c)  formulae, formulations;

    (d) methods of treatment, processing, manufacture or production, process and production controls including quality controls;

    (e)  suppliers and their production and delivery capabilities;

    (f)  customers and details of their particular requirements;

    (g) costings, profit margins, discounts, rebates and other financial information;

    (h)  marketing strategies and tactics;

    (i) current activities and current and future plans relating to all or any of development, production or sales including the timing of all or any such matters;

    (j)  the development of new products;

    (k)  production or design secrets; or

    (l) technical design or specifications of the Company's or any Associated Company's products;

    (m) pricing, credit policies, credit procedures, payment policies, payment procedures and systems for the same whether of the Company or, any Associated Company or of any client customer supplier of the Company or any Associated Company.

9.4 The restriction contained in this clause shall not apply to:

    (a) any disclosure or use authorised by the Board or required in the ordinary and proper course of the Employment or as required by a court of competent jurisdiction or tribunal or as required by an appropriate regulatory authority; or

    (b) any information which the Executive can demonstrate was known to the Executive prior to the commencement of his employment by the Company or is in the public domain otherwise than as a result of a breach of this clause or breach of an equivalent provision by any other employee of the Company.

9.5 The Executive hereby covenants with the Company, which for the purposes of this clause shall act as trustee for each Associated Company in relation to each Associated Company, in terms of clauses 9.1, 9.2, 9.3 and 9.4 as if every reference therein to the Company was a reference to an Associated Company.

9.6 If a court of competent jurisdiction should declare any provision contained in clauses 9.1, 9.2, 9.3, 9.4 and 9.5 unenforceable or void as unreasonable with respect to time or geographical area as for any other reason the provisions of clauses 9.1, 9.2, 9.3, 9.4 and 9.5 shall remain in effect for whatever reduced time period and whatever reduced geographical area or whatever other change as may be necessary to make such provisions valid and effective.

10. INVENTIONS

10.1 If the Executive shall alone or jointly make or conceive an invention, discovery, design, improvement, trade mark or copyright work (together called "the invention") relating to or suitable for or capable of being used in the business of the Company or any Associated Company during his employment he shall promptly disclose to the Company full details of the invention to enable the Company to assess the invention and to determine whether under the applicable law the invention is the property of the Company.

10.2 If the invention is the property of the Company then either (i) the Company shall hold it on trust for Zitel and shall assign the same to Zitel, on request, or (ii) where vested in the Executive the Executive shall hold it on trust for the Company and the Company shall hold it on trust for Zitel and the Executive shall at the request and expense of the Company assign the same to Zitel and do all things necessary to enable Zitel to obtain the worldwide benefit of the invention and to secure patent or other appropriate forms of protection for the invention.

10.3 If the invention is not the property of the Company, Zitel shall have the right to acquire the Executive's rights therein within 3 months after disclosure pursuant to sub-clause 10.1 on fair and reasonable terms to be agreed or settled by a single arbitrator and the Employee shall hold the invention in trust for Zitel on such terms.

10.4 The Executive shall not except as provided in this clause or as may be necessary in the course of his employment disclose or make use of any invention which is the property of or is held on trust for the Company or Zitel or (unless and until Zitel's right under sub-clause 10.3 shall have expired) any other invention subject to this clause.

10.5 The Executive hereby irrevocably appoints the Company and Zitel as his attorney with full power in his name to execute or sign any document and do any other thing which the Company or Zitel may consider desirable for the purpose of giving effect to the provisions of this clause 10 and agrees to notify and confirm whatever the Company may lawfully do as his attorney.

10.6 The Employee undertakes that neither he nor his successors in title will at any time object to the exploitation of any invention (with or without modification) by the Company or Zitel in any part of the world or any omission by the Company or Zitel to indicate in any part of the world the author of the invention.

11. DISMISSAL

    Notwithstanding the provisions of clause 2, the Company shall be entitled to terminate the Employment summarily by oral or written notice and without any payment in lieu of notice (but without prejudice to the rights and remedies of the Company for any breach of this agreement and to the Executive's continuing obligations under this agreement) in any of the following events:

      (a) if the Executive shall commit any serious or wilful or persistent breach or breaches of any express or implied term of his employment;

      (b) if the Board shall have reason to believe that the Executive has committed any criminal offence (other than minor motoring offenses) or been guilty of any dishonesty or serious misconduct in each case whether during the performance of his duties or otherwise which in the opinion of the Board renders the Executive unfit to continue as an executive of the Company or which would be likely adversely to prejudice the reputation or interests of the Company;

      (c) if the Executive shall petition for a bankruptcy order or have a bankrupt order made against him or take the benefit of any legislation for the relief of insolvent debtors or make amy composition with his creditors or shall become prohibited by law from being a director or taking part in the management of the Company whether under the Company Directors Disqualification Act 1986 or otherwise;

      (d) if, and without prejudice to the generality of the terms of this clause 11, the Executive shall wilfully abuse or misuse the Company's computer system, or any password relating to that computer system or shall gain access to any file or load any information or program contrary to the Company's interests or procedures.

12. SUSPENSION

    If the Board has reason to suspect that any one or more of the events set out in sub-clauses 11(a) to 11(d) (inclusive) has or have occurred (or if the circumstances in sub-clause 8.6 appear to exist) the Board may suspend the Executive on such terms as to payment of salary and other benefits or otherwise as the Board may think fit pending further investigations PROVIDED THAT in the even of any such suspension being made the Executive shall have the right to terminate his employment forthwith by notice in writing to the Company but without any claim for compensation.

13. GRIEVANCE AND DISCIPLINARY PROCEDURE

13.1 If the Executive has any grievance relating to the Employment he should raise the matter with the Chief Executive Officer of Zitel orally or in writing and the matter will be discussed with the Executive. If the matter is not then settled the Executive may submit his grievance to the Board which shall as soon as possible consider such grievance at a meeting of the Board and will give the Executive a written response as soon as practicable thereafter.

13.2 The Company accepts that it is in the interests of good relations with its staff to ensure that there is a fair and proper disciplinary procedure.

    Any Executive who departs from normally expected standards or who violates the Company's rules will be liable to disciplinary action.

      (a) In the following circumstances, which are intended by way of example only and not by way of a complete list, the Executive will be dismissed summarily by written notice to operate from the date of such notice and the Executive will not be entitled to any further payment under his terms of employment except such sum as has accrued and is due at the date of termination:

         (i) refusing to carry out any proper direction given in the course of the employment

         (ii) improperly divulging to any third party any information regarding the Company, its employees or any person with whom the Company deals

         (iii) committing any act or divulging any information which is contrary to or damages the interests or objectives of the Company

         (iv) commit may criminal offence which in the opinion of the Company makes the Executive unsuitable for the type of work that the Executive is employed to do or may reasonably be expected to do or which makes him/her unacceptable to other employees

         (v)   dishonest conduct

         (vi) violent, obscene or abusive behavior towards other employees or officers of the Company

         (vii) serious or wilful breach of the Executive's duties.

      (b) With the exception of acts of the nature referred to in (a) above, the following disciplinary procedure will be adopted. The stages will normally be implemented in order but action may start at any stage in the event of serious misconduct or an aspect of poor performance that creates a risk to other employees.

         (i) On the first occasion that an Executive fails to reach the standards required, the Executive will receive a formal verbal warning.

         (ii) If the required improvement is not made, or if the first offence is considered too serious for a formal verbal warning, the Executive will receive a formal written warning.

         (iii) Continued failure to achieve the required improvement, or further transgressions, will result in a formal written warning being issued.

         (iv) Failure to comply with the conditions of a final written warning will result in dismissal after the requisite period of notice or payment of salary in lieu thereof.

         The following, which are intended by way of example only and not by way of a complete list, are examples of conduct warranting disciplinary action;

         (i)   poor timekeeping

         (ii)  poor attendance

         (iii) inadequate or incompetent performance of the Executive's job

         (iv) failure to comply with the Company's established procedures, as notified from time to time

         (v) attending the Company's premises or engaging in the Company's business whilst under the influence of alcohol or unlawful drugs

         (vi) rudeness or discourtesy to people with whom the Company deals or to other employees.

      (c) The Company reserves the right to suspend the Executive on full pay pending investigation where the Company has reasonable grounds to believe that the Executive's continued employment might be prejudicial to the Company's business or other employees.

      (d) The Company reserves the right to exclude the Executive from the premises during his period of notice and shall be under no obligation to provide any work for the Executive or to assign him any duties.

      (e) If the Executive has outside interests which in the opinion of the Company conflict with its interests, the Executive may be asked to leave the service of the Company.

      (f) The Company reserves the right to suspend the Executive without pay as a disciplinary measure.

      (g) The Executive may appeal in accordance with the provisions of the grievance procedure set out in clause 13 above against any disciplinary action taken.

13.3 Subject to the provisions of sub-clause 8.6 and clause 11 the policy of the Company is that an employee is not normally dismissed for a breach of his contract of employment which is capable of being remedied until after he has been warned that he will be dismissed in the event that such breach is not remedied or is repeated. However the Executive accepts that in the case of a senior executive of the Company it may not always be appropriate to give any warning.

14. DUTIES UPON TERMINATION

    Upon termination of the Employment for whatever reason the Executive shall immediately:

      (a) hand over to the Company all source codes, documents, books, materials, records, correspondence, papers and information (on whatever media and wherever located) relating to the business of the Company or any Associated Company, any magnetic discs on which information relating to the business is stored and any keys, credit cards and other property of the Company or any Associated Company (including in particular any car provided to the Executive) which may be in his possession, custody, care or control and shall provide a signed statement that he has complied fully with the terms of this clause;

      (b) irretrievably delete any information relating to the business of the Company or any Associated Company stored on any magnetic or optical disc or memory and all matter derived therefrom which is in his possession, custody, care or control outside the premises of the Company and shall produce such evidence of compliance with this sub-clause as the Company may require;

      (c) resign any office or appointment held by him in the Company or in any Associated Company without any claim for compensation or damages for loss of such office or appointment and the Executive hereby irrevocably appoints the Company as his agent to execute letters of resignation of such offices or appointments on his behalf.

15. RESTRICTIONS

    DEFINITIONS

15.1 For the purposes of this clause the following words have the following meanings:

    "CUSTOMER" means any customer or client of the Company in connection with the Restricted Business or any other person, firm or company to whom the Company has presented to or approached or with whom the Company has negotiated with a view to that person becoming a customer or client of the Company in connection with the Restricted Business and who became a customer within six months following the Termination Date and in each case provided that during the twelve month period immediately prior to the Termination Date the Executive has dealt or sought to deal on behalf of the Company with that customer, client or person or the Executive has been responsible during such period for that customer, client or person;

    "DESIGNATED AREA" means the United Kingdom;

    "RESTRICTED BUSINESS" means the business of the Company or any Associate Company in the business of which the Executive was materially involved at the date of Termination or in the six months prior thereto but limited to goods, products or services of a kind with which the Executive was concerned or involved in the course of this employment during the twelve month period immediately prior to the Executive ceasing to be employed or for which the Executive has been responsible during such period;

    "RESTRICTED PERSON" means any person who has at any time in the period of twelve months prior to the Termination Date been employed by the Company or who is a consultant to the Company and in either case works in an executive or a technical or advisory or sales capacity (excluding clerical and administrative staff) in the Restricted Business and who was known to or worked with the Executive during that period;

    EXECUTIVE'S DUTIES AND OBLIGATIONS

15.2     The Executive acknowledges that:

    (a) his primary duty under this agreement is to ensure that the Company achieves in each year the objectives as set out in the Company's annual budget;

    (b) the information gained by him in the performance of his duties is not or may not be known by the general public or by the majority of those engaged in the Restricted Business;

    (c) by virtue of his previous employment by Palmer & Webb Systems Limited and Palmer & Webb Systems B.V. and of his employment under this agreement he has obtained and will obtain confidential information as to the business, operations and organization of the Company including names of customers and their operations which belong exclusively to, and is of substantial value to the Company; and

    (d) the services to be provided by him under this agreement are expected to be of a special and unusual character;

    and that accordingly he agrees to be bound by this clause 15 in order to protect the legitimate interests of the Company.

    NON-SOLICITATION OF CUSTOMERS

15.3 The Executive shall not for a period of twelve months after the Termination Date either personally or by an agent and either on his own account or for or in association with any other person directly or indirectly canvass, solicit, approach or seek out or cause to be canvassed, solicited, approached or sought out any Customer for orders or instructions in respect of any goods or services provided or supplied by the Company in connection with the Restricted Business.

    NON-DEALING WITH CUSTOMERS

15.4 The Executive shall not for a period of twelve months after the Termination Date either personally or by an agent and either on his own account or by or in association with any other person or otherwise directly or indirectly engage in the Restricted Business with any Customer.

    NON-SOLICITATION OF EMPLOYEES

15.5 The Executive shall not during his employment or for a period of twelve months after the Termination Date either personally or by an agent and either on his own account or for or in association with any other person directly or indirectly solicit, endeavor to entice away, induce to break their contract of employment or offer employment to any Restricted Person.

    NON-INTERFERENCE WITH SUPPLIES

15.6 The Executive shall not for a period of twelve months after the Termination Date either personally or by an agent and either on his own account or for or in association with any other person directly or indirectly interfere or seek to interfere or take such steps as may be likely to interfere with the continuance of supplies to the Company in respect of the Restricted Business (or the terms relating to such supplies) from any supplier or seek to damage the relationship between any supplier and the Company who has supplied goods or services to the Company in the twelve month period immediately prior to the Executive ceasing to be employed by the Company.

    NON-COMPETITION WITH A DESIGNATED AREA

15.7 The Executive shall not for the period of twelve months after the Termination Date whether directly or indirectly:

    (a) take up or hold any office in or with any business which is engaged or is intended to be engaged in the Restricted Business within the Designated Area;

    (b) take up or hold any post or position which enables or permits the Executive to exercise whether personally or by an agent and whether on his own account or in association with or for the benefit of any other person either a controlling influence over any business which is engaged or is intended to be engaged in the Restricted Business within the Designated Area; or

    (c) take up or hold any employment or consultancy with any person which is engaged or is intended to be engaged in the Restricted Business within the Designated Area,

         which would have the necessary or probable result of the Executive being engaged within Designated Area in business activities which are the same or similar to the Restricted Business.

    APPLICATION OF COVENANTS TO ASSOCIATED COMPANIES

15.8     (a)  The provisions of sub-clauses 15.2 to 15.7 inclusive shall apply equally where, during the period of twelve (12) months prior to the Termination Date, the Executive was engaged in or responsible for the business of any Associated Company (each of which Associated Company is hereinafter called "Relevant Company").

         (b) The Executive hereby covenants with the Company (which for the purposes of this paragraph shall act as Trustee for each Relevant Company) in relation to each of the sub-clauses 15.2 to 15.7 inclusive as if every reference therein to the Company was a reference to the Relevant Company and the definitions of "Customer", "Designated Area", "Restricted Business", "Restricted Person" and "Specified Business" in sub-clause 15.1 apply with the substitution of "the Relevant Company" for the Company.

15.9 The Executive undertakes with the Company that he will observe any substitute restrictions (in place of those set out in clause 9 and sub-clauses 15.2 to 15.8 above) as the Company may from time to time specify in writing which are in all respects less restrictive in extent than those specified in clause 9 and sub-clauses 15.3 to 15.8 above.

15.10    If any breach or violation of any of the terms of sub-clauses 15.3 to
         15.8 occurs, the Executive and the Company agree that damage alone may not compensate for such breach or violation and that injunctive relief is reasonable and essential to safeguard the interests of the Company or any Associated Company and that an injunction in addition to any other remedy may accordingly be obtained by the Company or any Associated Company. No waiver of any such breach or violation shall be implied from the forbearance or failure by the Company to take action in respect of such breach or violation.

15.11 The Executive hereby agrees that he will at the request and cost of the Company enter into a direct agreement or undertaking with any Associated Company whereby he will accept restrictions and provisions corresponding to the restrictions and provisions above (or such of them as may be appropriate in the circumstances) in relation to such activities and such areas and/or such periods not including those set out above as any such Associated Company may require for the protection of its legitimate interest.

15.12 The Executive fully understands the meaning and effect of the covenants given by him in this agreement and confirms that on taking separate and independent legal advice on the terms of this agreement he acknowledges and accepts that the clauses in his clause 18 are fair and reasonable in all the circumstances at the time this agreement was made.

16. RESTRICTIVE TRADE PRACTICES ACT 1976

    No restriction contained in this agreement by virtue of which this agreement or any arrangement of which it forms part is registrable under the Restrictive Trade Practices Act 1976 shall come into effect or be enforced until the day after particulars of this agreement and any arrangement of which it forms part shall have been delivered to the Director General of Fair Trading in accordance with the Act provided that such suspension shall not extend or increase the periods during which the provisions of clause 15 are in force.

17. NOTICES

17.1 Any notice or other written communication given under or in connection with this agreement may be delivered personally or sent by first class post (airmail if overseas) or by telex or facsimile.

17.2 The address for service of the Company shall be its registered office marked for the attention of the managing director and in the case of the Executive shall be his address stated in this agreement or if any other permanent address has previously been notified to the Company to the address so notified.

17.3 Any notice or other written communication shall be deemed to have been served:

    (a)  if delivered personally, at the time of delivery;

    (b) if posted, at the expiry of two Business Days or in the case of airmail four Business Days after it was posted;

    (c) if sent by telex or facsimile message, at the time of transmission (if sent during normal business hours, that is 9.30 to 17.30 local time) in the place from which it was sent or (if not sent during such normal business hours) at the beginning of the next Business Day in the place from which it was sent.

17.4 In proving service it shall be sufficient to prove that personal delivery was made, or that such notice or other written communication was properly addressed stamped and posted or in the case of a telex that the intended recipient's answerback code is shown on the copy retained by the sender at the beginning and end of the message or in the case of a facsimile message that an activity or other report from the sender's facsimile machine can be produced in respect of the notice or other written communication showing recipient's facsimile number and the number of pages transmitted.

18. MISCELLANEOUS

18.1 The Executive consents to the deduction from any sum otherwise payable to the Executive by reason of the Employment (or its termination) the value of any claim of whatever nature and in whatever capacity that the Company may bona fide have against the Executive, including but not limited to:

    (a)  overpayment of wages;

    (b) overpayment in respect of expenses incurred by the Executive in carrying out his duties;

    (c) loans which the Company or any Associated Company may from time to time make to the Executive;

    (d) advances on wages which the Company or any Associated Company may from time to time make to the Executive.

18.2 Save as expressly provided in this agreement no term or provision of this agreement shall be varied or modified by any prior or subsequent statement, conduct or act of any party. The Company and the Executive may amend this agreement only by letter or written instrument signed by both the Company and the Executive.

18.3 The headings to the clauses and any underlining in this agreement and in the schedules are for ease of reference only and shall not form any part of this agreement for the purposes of construction.

18.4 This agreement sets out the entire agreement and understanding between the parties in connection with the Employment save only for any terms implied by law. There are no collective agreements which directly affect the terms and conditions of the Employment. This agreement supersedes all previous agreements and arrangements relating to the Employment (except for those relating to stock options).

18.5 If at any time any term or provision in this agreement shall be held to be illegal, invalid or unenforceable, in whole or in part, under any rule of law or enactment, such term or provision or part shall to that extent be deemed not to form part of this agreement, but the enforceability of the remainder of this agreement shall not be affected.

18.6 The Executive shall not at any time make any untrue statement in relation to the Company or any Associated Company, and in particular shall not after the termination of his employment under this agreement wrongly represent himself as being employed by or connected in any respect with the Company or any Associated Company.

19. LAW AND JURISDICTION

19.1 This agreement shall be governed by and construed in accordance with English law and each party to this agreement submits to the non-exclusive jurisdiction of the English courts.

19.2 The Executive irrevocably agrees that the courts and tribunals of England shall have jurisdiction to settle any dispute which may arise out of or in connection with this agreement and that accordingly any suit, action or proceedings arising out of this agreement (together in this clause referred to as "Proceedings") may be brought in such courts and tribunals.

19.3 The Executive irrevocably waives any objection which he may have now or hereafter to the laying of the venue of any Proceedings in any such court and tribunals as are referred to in sub-clause 19.2 and any claim that any such Proceedings have been brought in an inconvenient forum and further irrevocably agree that a judgment in any Proceedings brought in the English courts shall be conclusive and binding upon the Executive and may be enforced in the courts of any other jurisdiction. The Executive hereby expressly waives all rights of jurisdiction in any Proceedings which he may have now or hereafter by reason of his present domicile or by reason of any subsequent or other domicile.

19.4 Nothing contained in this clause shall limit the right of the parties to take Proceedings against any of the parties in any other court of competent jurisdiction, nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction, whether concurrently or not.

19.5 The Executive hereby consents generally in respect of any Proceedings arising out of or in connection with this agreement to the giving of any relief or the issue of any process in connection with such execution against any property or assets whatsoever or any order or judgment which may be made or given in such proceedings.

19.6 The Executive irrevocably agrees that any writ, judgment or other notice of process shall be sufficiently and effectively served on him if delivered, in connection with Proceedings in England, to the address referred to in paragraph 17.2 above.

                                     Exhibit G

                         [TAYLOR JOHNSON GARRETT LETTERHEAD]


DNK/AIR


Palmer & Webb Systems Limited
Fountain House
Cleave Road
Leatherhead
Surrey KT22 7LX


30 June 1997


Dear Sirs


ZITEL LIMITED ("THE COMPANY")


1. We have been asked to provide a written opinion in respect of the incorporation, share issue, corporate authority and good standing of the Company, a subsidiary, of Zitel World Trade ("ZWT").

2. We understand that this letter is being delivered pursuant to an asset purchase agreement the purchase price and indemnification escrow agreement and the escrow agreement and other agreements involved in the transactions (collectively the "Agreement") made between the Company, Palmer & Webb Systems Limited, Reginald Webb and Julian Palmer and Moebius Business Training Limited.

3. Unless otherwise defined, expressions defined in the Agreement shall have the same meanings when used in this opinion.

4.  For the purpose of this opinion, we have examined:

    (a)  the certificate of incorporation of the Company;

    (b)  the Memorandum and Articles of Association of the Company;

    (c)  the statutory books of tim Company comprising registers of:

         (i)   applications and allotments;

         (ii)  share transfers;

         (iii) members;

         (iv)  directors;

         (v)   secretaries;

         (vi)  directors' interests;

         (vii) mortgages and charges;

    (d) the entries shown on a microfiche (obtained by us from the UK Companies Registry) on 27 June 1997 of the files of Zitel Limited (the "Microfiche");

    (e) a Certificate of Good Standing (a copy of which is attached to this opinion) given by the Registrar of Companies on 27 June 1997 in relation to Zitel Limited.

    and we have made:

    (f) oral enquiries of the Central Registry of Winding-up Petitions on 27 June 1997 which confirmed that as at that date no petition has been lodged for tho winding up of Zitel Limited.

5.  ASSUMPTIONS.

    For the purpose of this opinion, we have assumed the following:

    (a)  the genuineness of all signatures and copy signatures;

    (b) the authenticity and completeness of all documents submitted to us as originals;

    (c) the conformity to originals of all documents submitted to us as copies of originals;

    (d) the legal capacity, power and authority of all persons executing agreements, instruments or documents relied upon by us;

    (e) that the information disclosed by the Microfiche as at 27 June 1997 and by our telephone enquiry of 27 June 1997 of the Central Registry of Winding-up Petitions was then accurate and has not been altered since then; and that the Microfiche was complete as regards all matters requiring to be registered at the UK Companies Registry and that our said telephone enquiry did not fail to disclose any information relevant for the purpose of this opinion.

This opinion is limited to English law as currently applied by the English courts and is given on the basis that it will be governed and be construed and have the effect in accordance with English law. We have made no investigation of the laws of any country, state or jurisdiction, other than England and we have assumed that there is nothing in the law of any other country, state or jurisdiction which affects the opinion expressed in this letter. In particular this opinion does not extend to cover matters of the laws of the State of California.

We express no opinion as to matters of fact.

6.  OPINION.

    To the best of our knowledge, based upon and subject to the foregoing and subject to the reservations referred to below, we are of the opinion that:

    (a) the Company is duly incorporated and existing as a private limited company registered in England under company number 3382824. The Company changed its name from Westchurch Services Limited to Zitel Limited on 24 June 1997. The Company is authorised pursuant to its Memorandum of Association to carry on its current business. The Company is in good standing under English law.

    (b) the authorised share capital of the Company is 1,000 (pounds) divided into 1,000 shares of 1 (pound) each all of which have been validly issued and are paid up in full. ZWT is the registered holder of all 1,000 issued ordinary shares of 1 (pound) each in the capital of the Company free and clear of all liens, encumbrances, equities or claims.

    (c) the Company has power under its Memorandum of Association to carry on its business and to enter into and perform its obligations under the Agreement.

    (d) all corporate and other action required by statute or pursuant to the Company's Memorandum and Articles of Association to authorise the execution of the Agreement by the Company and the performance of its obligations thereunder has been duly taken.

    (e) the choice of Californian law to govern the Agreement is a valid and effective choice of law by the Company.

7.  RESERVATIONS AND QUALIFICATIONS.

    This opinion is subject to the following qualifications:

    (a) a certificate, documentation, notification, opinion or the like might be held by the English courts not to be conclusive if it can be shown to have an unreasonable or arbitrary basis or in the event of a manifest error.

    (b) the English Courts may have discretion as to the enforceability of certain terms of restrictive covenants.

This opinion is addressed to and is for the benefit solely of Palmer & Webb Systems Limited in connection with the transactions contemplated by the Agreement. This opinion may not be relied on by any other person for any other purpose, nor may it be disclosed to any other person, (other than as may be required by any regulatory authority for the time being having jurisdiction overPalmer & Webb Systems Limited) without our prior written consent.



Yours faithfully,

/s/ David N. Kent /s/ illegible

TAYLOR JOHNSON GARRETT
----------------------

                                THE COMPANIES ACT 1985

                                 Company No. 3382824

The Registrar of Companies for England and Wales hereby certifies that


ZITEL LIMITED (ORIGINALLY CALLED WESTCHURCH SERVICES LIMITED WHICH NAME WAS CHANGED BY SPECIAL RESOLUTION ON 24TH JUNE 1997 TO ZITEL LIMITED) WAS INCORPORATED UNDER THE COMPANIES ACT 1985 AS A LIMITED COMPANY ON 6TH JUNE 1997.

ACCORDING TO THE DOCUMENTS ON THE FILE OF THE COMPANY IN THE CUSTODY OF THE REGISTRAR OF COMPANIES, THE COMPANY HAS BEEN IN CONTINUOUS AND UNBROKEN EXISTENCE SINCE THE DATE OF ITS INCORPORATION.

NO ACTION IS CURRENTLY BEING TAKEN BY THE REGISTRAR OF COMPANIES FOR STRIKING THE COMPANY OFF THE REGISTER AND DISSOLVING IT AS DEFUNCT, AND AS FAR AS THE REGISTRAR IS AWARE:-

A)  THE COMPANY IS NOT M LIQUIDATION OR SUBJECT TO AN ADMINISTRATION ORDER, AND

B)  NO RECEIVER OR MANAGER OF THE COMPANY'S PROPERTY HAS BEEN
    APPOINTED.*****************************************


Given at Companies House, Cardiff, the 27th June 1997

                                  /s/ J. M. Mayor

                                  MRS. J.M. MAYOR
                                  for the Registrar of Companies

21337157

                                Exhibit H

                     [COOLEY GODWARD LLP LETTERHEAD]

June 30, 1997

Palmer & Webb Systems Ltd.
Moebius Business Training Ltd.                              JOHN L. CARDOZA
Fountain House, Cleave Road                                 415 693-2045
Surrey KT22 7LX                                             cardozajl@cooley.com
United Kingdom

Ladies and Gentlemen:

We have acted as counsel for Zitel Corporation, a California corporation (the "Company"), in connection with that certain Asset Purchase Agreement (the "Purchase Agreement") dated June 30, 1997, by and among the Company, Zitel Limited, a company incorporated in England and Wales ("Buyer"), Palmer & Webb Systems Ltd., a company incorporated in England and Wales ("PWUK"), Reginald Webb and Julian Palmer, as the sole shareholders of PWUK, Moebius Business Training Ltd., a company incorporated in England and Wales ("Moebius"), and PWUK, as a shareholder of Moebius, and the Escrow Agreement (the "Escrow Agreement") and the Purchase Price and Indemnification Agreement (the "Purchase Price and Indemnification Agreement") (the Purchase Agreement, the Escrow Agreement and the Purchase Price and Indemnification Agreement are hereinafter collectively referred to as, the "Agreements"). We are rendering this opinion pursuant to Section 12.2.6 of the Purchase Agreement. Except as otherwise defined herein, capitalized terms used but not defined herein have the respective meanings given to them in the Purchase Agreement.

In connection with this opinion, we have examined and relied upon the representations and warranties as to factual matters contained in and made pursuant to the Agreements by the various parties and originals or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

In rendering this opinion, we have assumed: the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents (except the due authorization, execution and delivery by the Company of the Agreements), where authorization, execution and delivery are prerequisites to the effectiveness of such documents. We have also assumed: that all individuals executing and delivering documents had the legal capacity to so execute and deliver; that you have received all documents you were to receive under the Agreements; that the Agreements are obligations binding upon you; that you have filed any required California franchise or income tax returns and have paid any required California franchise or income taxes; and that there are no extrinsic agreements or understandings among the parties to the Agreements that would modify or

Palmer & Webb Systems Ltd.
June 30, 1997
Page 2


interpret the terms of the Agreements or the respective rights or obligations of the parties thereunder.

Our opinion is expressed only with respect to the federal laws of the United States of America and the laws of the State of California. We express no opinion as to whether the laws of any particular jurisdiction apply, and no opinion to the extent that the laws of any jurisdiction other than those identified above are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.

On the basis of the foregoing, in reliance thereon and with the foregoing qualifications, we are of the opinion that:

     1. The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of California.

     2. The Company has the requisite corporate power and authority to enter into and perform the Agreements in accordance with the terms thereof. The Agreements have been duly and validly authorized, executed and delivered by the Company and constitute valid and binding agreements of the Company enforceable against the Company in accordance with their respective terms, except as rights to indemnity under Section 11 of the Purchase Agreement may be limited by applicable laws and except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors' rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

This opinion is intended solely for your benefit and is not to be made available to, or be relied upon by any other person, firm, or entity without our prior written consent.

Very truly yours,

Cooley Godward LLP


By:  /s/ John L. Cardoza
    ------------------------------
         John L. Cardoza